Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 5, 2025 (this “Amendment No. 3”), is entered into by and among iRobot Corporation, a Delaware corporation (the “Borrower”), TCG Senior Funding L.L.C. (“TCG”), as administrative agent and collateral agent (in such capacities, the “Agent”) and the Lenders party hereto constituting all the Lenders under the Existing Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, TCG, as administrative agent and as collateral agent (together with its successors in such capacities, the “Administrative Agent”) and each lender from time to time party thereto (the “Lenders”) have entered into the Credit Agreement, dated as of July 24, 2023 (as amended by the Amendment No. 1, dated as of March 11, 2025 and the Amendment No. 2, dated as of April 30, 2025, the “Existing Credit Agreement”, and as further amended by this Amendment No. 3, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lenders consent to certain amendments to the Credit Agreement, on the terms and subject to the conditions set forth in this Amendment No. 3;

WHEREAS, Section 10.01 of the Credit Agreement permits the Administrative Agent (with the consent of each Lender) to enter into waivers, amendments, supplements or modifications to the Credit Agreement and the other Loan Documents with the relevant Loan Parties; and

WHEREAS, subject to the terms set forth herein, the Lenders party hereto are willing to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement or the Existing Credit Agreement.

SECTION 2. Amendment to the Existing Credit Agreement. In accordance with Section 10.01 of the Credit Agreement, the Borrower, the Administrative Agent and the Lenders consisting of all the existing Lenders under the Credit Agreement hereby agree that on the Amendment No. 3 Effective Date, the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment No. 3 is subject to the satisfaction or waiver of the following conditions precedent (the date of such satisfaction or waiver, the “Amendment No. 3 Effective Date):

(a) the Administrative Agent shall have received a counterpart signature page to this Amendment No. 3, duly executed by the Borrower, the other Loan Parties and the Lenders party to the Existing Credit Agreement;

(b) on the Amendment No. 3 Effective Date (immediately after giving effect to this Amendment No. 3), (A) no Default or Event of Default shall be existing or be continuing immediately prior and at the time of the execution, delivery and performance of this Amendment No. 3 and (B) the representations and warranties of the Loan Parties set forth in this Amendment No. 3 shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) as of such earlier date;

(c) substantially concurrently with the Amendment No. 3 Effective Date, the Borrower shall have made the Amendment No. 3 Prepayment, and shall have provided to the Administrative Agent evidence of such prepayment in a form reasonably satisfactory to the Administrative Agent; provided that, for avoidance of doubt, federal reference numbers or analogous intrabank confirmation statements shall constitute evidence reasonably satisfactory to the Administrative Agent;

(d) the Borrower shall have delivered to each of the Lenders a warrant to purchase stock, dated as of the Amendment No. 3 Effective Date, duly executed by the Borrower substantially in the form attached hereto as Exhibit B (the “Warrants”); and

(e) all fees and reasonable and documented out-of-pocket expenses required to be paid on or before the Amendment No. 3 Effective Date in accordance with the Credit Agreement as in effect immediately prior to the Amendment No. 3 Effective Date, to the extent invoiced at least one Business Day prior to the Amendment No. 3 Effective Date (or such later date as the Borrower may reasonably agree), shall have been paid, and the Borrower shall have provided to the Administrative Agent evidence of such payment in a form reasonably satisfactory to the Administrative Agent; provided that, for avoidance of doubt, federal reference numbers or analogous intrabank confirmation statements shall constitute evidence reasonably satisfactory to the Administrative Agent.

SECTION 4. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to each Lender party hereto that, as of the Amendment No. 3 Effective Date:

(a) the execution, delivery and performance by each Loan Party of this Amendment No. 3, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with, or result in any breach or contravention of any material contract that such Person is a party to except to the extent that any such conflict under this clause (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any Collateral of such Person or (iv) violate any Law or any writ, judgment, order, decree or arbitral award of any Governmental Authority except to the extent that any such violation under this clause (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, performance by, or enforcement against, any Loan Party of this Amendment No. 3, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (or will on the Amendment No. 3 Effective Date be) duly obtained, taken, given or made and are in full force and effect; and

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(c) as of the Amendment No. 3 Effective Date (immediately after giving effect to this Amendment No. 3), each of the representations and warranties of the Borrower and each of the other Loan Parties, set forth in Article V of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of the Amendment No. 3 Effective Date as if made on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) as of such earlier date.

SECTION 5. No modification.

(a) Except as expressly amended hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the other Loan Documents as amended by this Amendment No. 3, as though such terms and conditions were set forth herein. On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment No. 3) to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment No. 3 shall constitute a Loan Document.

(b) Except as otherwise expressly set forth herein, the execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, (i) operate as a waiver or amendment of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, (ii) constitute a waiver of any provision of any of the Loan Documents, or (iii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document.

SECTION 6. Reaffirmation of Obligations. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Secured Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Secured Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment No. 3 and acknowledges that, except as expressly amended hereby, each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.

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SECTION 7. General Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment No. 3, each of the Borrower and the other Loan Parties hereby releases and forever discharges each Agent, the Lenders and each of each Agent’s and the Lenders’ successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and Affiliates (hereinafter all of the above collectively referred to as the “Releasees”), from any and all claims, counterclaims, damages, suits, liabilities, actions and causes of action of any nature whatsoever, in each case solely to the extent based in whole or in part on facts, whether or not now known, existing before the Amendment No. 3 Effective Date, that relate to, arise out of or otherwise are in connection with the Loan Documents or any of the negotiations, events or circumstances arising out of or related to the Loan Documents through (but not including) the Amendment No. 3 Effective Date, whether now existing or hereafter arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Releasees, except, in each case, of the foregoing, any claims, counterclaims, damages, suits, liabilities, actions and causes of action of any nature whatsoever arising out of the gross negligence, bad faith or willful misconduct of the Releasees, in any case, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

SECTION 8. Execution in Counterparts. This Amendment No. 3 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment No. 3. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 3 or any document to be signed in connection with this Amendment No. 3 and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 9. Successors and Assigns. The provisions of this Amendment No. 3 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (a) none of the Loan Parties may assign or transfer any of their rights or obligations under this Amendment No. 3 without the prior written consent of each Lender and the Administrative Agent and (b) none of the Secured Parties may assign or transfer any of their rights or obligations under this Amendment No. 3 except in accordance with Section 10.07 of the Credit Agreement.

SECTION 10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AMENDMENT NO. 3 AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 3, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) The provisions of Sections 10.04, 10.05, 10.15(b), 10.15(c), 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference into this Amendment No. 3 mutatis mutandis and shall apply hereto.

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SECTION 11. Severability. To the extent permitted by applicable Requirements of Law, any provision of this Amendment No. 3 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment No. 3 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 3.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 3 as of the date set forth above.

BORROWER:
IROBOT CORPORATION

By:	/s/ Gary Cohen
Name: Gary Cohen
Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

GUARANTORS:

IROBOT US HOLDINGS, LLC
By: IROBOT CORPORATION, its manager

By:	/s/ Gary Cohen
Name: Gary Cohen
Title: Chief Executive Officer

IROBOT UK LTD

By:	/s/ Karian Wong
Name: Karian Wong
Title: Director

IROBOT France

By:	/s/ Karian Wong
Name: Karian Wong
Title: Director

IROBOT IBERIA SLU

By:	/s/ Karian Wong
Name: Karian Wong
Title: Director

IROBOT JAPAN G.K.
By: IROBOT CORPORATION, its sole managing member

By:	/s/ Gary Cohen
Name: Gary Cohen
Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

ADMINISTRATIVE AGENT:
TCG SENIOR FUNDING L.L.C., as Administrative Agent

By:	/s/ Joshua Lefkowitz
Name: Joshua Lefkowitz
Title: Chief Legal Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature page to the Amendment No. 3 to Credit Agreement, dated as of the date first written above, among, inter alios, the Borrower, the Administrative Agent and the Lenders party thereto

CCOF III Master, L.P., as a Lender
By: CCOF III General Partner, L.P., its general partner
By: CCOF III L.L.C., its general partner

By:	/s/ David Lobe
Name: David Lobe
Title: Authorized Person

Carlyle Bravo Opportunistic Credit Partnership, L.P., as a Lender
By: Carlyle Global Credit Investment Management L.L.C., its attorney-in-fact

By:	/s/ Joshua Lefkowitz
Name: Joshua Lefkowitz
Title: Chief Legal Officer

Carlyle Credit Opportunities Fund II-N Main, L.P., as a Lender
By: CCOF II General Partner, L.P., its general partner
By: CCOF II L.L.C., its general partner

By:	/s/ David Lobe
Name: David Lobe
Title: Authorized Person

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature page to the Amendment No. 3 to Credit Agreement, dated as of the date first written above, among, inter alios, the Borrower, the Administrative Agent and the Lenders party thereto

OCPC Credit Facility SPV LLC, as a Lender

By:	/s/ Brian Marcus
Name: Brian Marcus
Title: Managing Director

Carlyle Ontario Credit Partnership, L.P., as a Lender
By: Carlyle Global Credit Investment Management L.L.C., its attorney-in-fact

By:	/s/ Joshua Lefkowitz
Name: Joshua Lefkowitz
Title: Chief Legal Officer

Carlyle Skyline Credit Fund, L.P., as a Lender
By: Carlyle Skyline Credit Fund GP, L.P., its general partner
By: Carlyle Skyline Credit Fund GP, L.P., its general partner

By:	/s/ David Lobe
Name: David Lobe
Title: Vice President

Carlyle Secured Lending, Inc., as a Lender

By:	/s/ Tom Hennigan
Name: Tom Hennigan
Title: Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature page to the Amendment No. 3 to Credit Agreement, dated as of the date first written above, among, inter alios, the Borrower, the Administrative Agent and the Lenders party thereto

Carlyle Credit Solutions, Inc., as a Lender

By:	/s/ Tom Hennigan
Name: Tom Hennigan
Title: Managing Director

Carlyle Secured Lending III, as a Lender

By:	/s/ Tom Hennigan
Name: Tom Hennigan
Title: Managing Director

CDL Offshore (Levered) SPV LLC

By:	/s/ Thomas Hennigan
Name: Thomas Hennigan
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

Signature page to the Amendment No. 3 to Credit Agreement, dated as of the date first written above, among, inter alios, the Borrower, the Administrative Agent and the Lenders party thereto

CCOF II Master Finance SPV, L.P., as a Lender
By: CCOF II Master SPV GP, L.L.C., its general partner
By:

By:	/s/ David Lobe
Name: David Lobe
Title: Vice President

Carlyle Direct Lending Fund (Levered) SPV, L.L.C, as a Lender

By:	/s/ David Lobe
Name: David Lobe
Title: Vice President

Carlyle Credit Opportunities Fund III (UL Parallel), SCSp, as a Lender
By: CCOF III Lux General Partner, S.à r.l., its general partner

By:	/s/ David Lobe
Name: David Lobe
Title: Manager

By:	/s/ Gael Castex
Name: Gael Castex
Title: Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

EXHIBIT A

Amended Credit Agreement

(attached hereto)

Exhibit A

CREDIT AGREEMENT,

dated as of July 24, 2023,

as amended by

that certain Amendment No. 1 to Credit Agreement, dated as of March 11, 2025, ~~and~~

that certain Amendment No. 2 to Credit Agreement, dated as of April 30, 2025, and that certain Amendment No. 3 to Credit Agreement, dated as of June 5, 2025 among

IROBOT CORPORATION,

as Borrower,

TCG SENIOR FUNDING L.L.C.,

as Administrative Agent and Collateral Agent,

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

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(continued)

(continued)

		Page
Section 6.04	Payment of Taxes	122
Section 6.05	Preservation of Existence, Etc.	~~122~~123
Section 6.06	Maintenance of Properties	123
Section 6.07	Maintenance of Insurance	123
Section 6.08	Compliance with Laws and Amazon Acquisition Agreement.	~~123~~124
Section 6.09	Maintenance of Books and Records	124
Section 6.10	Inspection Rights	124
Section 6.11	Use of Proceeds	125
Section 6.12	Covenant to Guarantee Obligations and Give Security	125
Section 6.13	Compliance with Environmental Laws	~~128~~129
Section 6.14	Further Assurances	129
Section 6.15	Post-Closing Undertakings	~~129~~130
Section 6.16	Centre of Main Interest	~~129~~130
Section 6.17	People with Significant Control Regime	130

ARTICLE VII NEGATIVE COVENANTS		130

Section 7.01	Indebtedness	130
Section 7.02	Limitations on Liens	135
Section 7.03	Fundamental Changes	~~135~~136
Section 7.04	Asset Sales	~~137~~138
Section 7.05	Restricted Payments	138
Section 7.06	Burdensome Agreements	~~140~~141
Section 7.07	Minimum Core Assets Test	143
Section 7.08	Amendments to Organization Documents and Amazon Acquisition Agreement	145
Section 7.09	Transactions with Affiliates	~~145~~146
Section 7.10	Sanctions	~~148~~149
Section 7.11	Anti-Corruption Laws	~~148~~149
Section 7.12	No Change in Line of Business; Changes in Fiscal Periods	149

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		149

Section 8.01	Events of Default	149
Section 8.02	Remedies Upon Event of Default	~~152~~153
Section 8.03	[Reserved]	153
Section 8.04	Application of Funds	153

ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS		~~154~~155

Section 9.01	Appointment and Authorization of Agents	~~154~~155
Section 9.02	Delegation of Duties	156
Section 9.03	Liability of Agents	156
Section 9.04	Reliance by Agents	158
Section 9.05	Notice of Default	~~158~~159

(continued)

		Page
Section 9.06	Credit Decision; Disclosure of Information by Agents	159
Section 9.07	Indemnification of Agents	160
Section 9.08	Agents in Their Individual Capacities	~~160~~161
Section 9.09	Successor Agents	~~160~~161
Section 9.10	Administrative Agent May File Proofs of Claim	162
Section 9.11	Collateral and Guaranty Matters	163
Section 9.12	Other Agents; Managers	164
Section 9.13	Secured Cash Management Agreements and Secured Hedge Agreements	165
Section 9.14	[Reserved]	165
Section 9.15	[Reserved]	165
Section 9.16	Withholding Tax	165
Section 9.17	Credit Bidding	165
Section 9.18	Certain ERISA Matters	~~166~~167
Section 9.19	Erroneous Payments	~~167~~168

ARTICLE X MISCELLANEOUS		171

Section 10.01	Amendments, Etc.	171
Section 10.02	Notices; Electronic Communications	172
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~174~~175
Section 10.04	Expenses	175
Section 10.05	Indemnification by the Borrower	177
Section 10.06	Payments Set Aside	~~178~~179
Section 10.07	Successors and Assigns	179
Section 10.08	Confidentiality	187
Section 10.09	Setoff	188
Section 10.10	Interest Rate Limitation	~~188~~189
Section 10.11	Counterparts	189
Section 10.12	Integration; Effectiveness	189
Section 10.13	Survival	~~189~~190
Section 10.14	Severability	~~189~~190
Section 10.15	Governing Law; Jurisdiction; Etc.	190
Section 10.16	Service of Process	191
Section 10.17	Waiver of Right to Trial by Jury	191
Section 10.18	Binding Effect	~~191~~192
Section 10.19	No Advisory or Fiduciary Responsibility	~~191~~192
Section 10.20	Affiliate Activities	192
Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~192~~193
Section 10.22	USA PATRIOT Act	193
Section 10.23	Judgment Currency	193
Section 10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~193~~194
Section 10.25	Acknowledgement Regarding Any Supported QFCs	194
Section 10.26	Parallel Debt	195

SCHEDULES

Schedule 1	Subsidiary Guarantors
Schedule 2.01	Commitments and Pro Rata Shares
Schedule 5.12	Subsidiaries
Schedule 5.15	Compliance with Amazon Acquisition Agreement
Schedule 5.16	Intellectual Property
Schedule 6.15	Post-Closing Undertakings
Schedule 7.01	Indebtedness
Schedule 7.02	Liens
Schedule 7.04	Scheduled Asset Sales
Schedule 7.05	Investments
Schedule 7.07	Minimum Core Assets Test Applicable Step-Down Amounts
Schedule 7.09	Transactions with Affiliates
Schedule 8.01	Events of Default – Supplemental Terms
Schedule 10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

Exhibit A	Committed Loan Notice
Exhibit B	Term Note
Exhibit C	Compliance Certificate
Exhibit D-1	Assignment and Assumption
Exhibit D-2	Administrative Questionnaire
Exhibit H	Intercompany Subordination Agreement
Exhibit I-1	U.S. Tax Compliance Certificate
Exhibit I-2	U.S. Tax Compliance Certificate
Exhibit I-3	U.S. Tax Compliance Certificate
Exhibit I-4	U.S. Tax Compliance Certificate
Exhibit J	Optional Prepayment Notice
Exhibit K	Solvency Certificate
Exhibit L	Secured Party Designation Notice
Exhibit M	Withdrawal Notice and Certificate
Exhibit N	Global Intercompany Note

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of July 24, 2023, among iRobot Corporation, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each, a “Lender”) and TCG Senior Funding L.L.C. (“TCG”), as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that, upon the satisfaction or waiver of the conditions precedent set forth in the applicable provisions of Article IV below, the applicable Lenders make available to the Borrower a $200,000,000 senior secured term loan credit facility on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement (including, for the avoidance of doubt, the Exhibits and Schedules hereto), the following terms shall have the meanings set forth below:

“ABR Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Acquisition” means any transaction or series of transactions consummated on or after the Closing Date, by which any Borrower Party, whether through a single transaction or a series of related transactions, (a) acquires any going business, division, line of business or business unit or all or substantially all of the assets of any Person, whether through purchase of assets, merger, consolidation or otherwise or (b) directly or indirectly acquires Capital Stock of a Person, whether by purchase of such Equity Interest or upon the exercise of an option or warrant for, or conversion of securities into, such Equity Interest, including by way of merger or consolidation.

“Actually Received Alternative Account Amount” has the meaning specified in Section 2.05(v)(D).

“Adjusted Term SOFR Rate” means, with respect to any SOFR Borrowing, an interest rate per annum equal to the higher of (a) (i) Term SOFR for the relevant Interest Period plus (ii) the Term SOFR Adjustment, and (b) the Floor.

“Administrative Agent” means TCG acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 7.09(a).

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or the Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or the Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this credit agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternative Account” means a deposit account, an investment account, a money market account or another type account, in the name of the Borrower, subject to a Control Agreement and designated by the Borrower to the Administrative Agent as the “Alternative Account”.

“Alternative Account Amount” has the meaning specified in Section 2.05(b)(v).

“Alternative Account Holding Without Use Fee” has the meaning specified in Section 2.05(b)(v)(D).

“Alternative Account Institution” means that certain depository institution, securities intermediary or other intermediary or institution where the Alternative Account is maintained.

“Alternative Account Payment” has the meaning specified in Section 2.05(b)(v)(D).

“Alternative Initial Break Fee Payment Amount” has the meaning specified in Section 2.05(v)(D).

“Alternative Outcome” has the meaning specified in Section 2.05(v).

“Alternative Premium” has the meaning specified in Section 2.05(b)(v)(B).

“Amazon” means Amazon.com, Inc.

“Amazon Acquisition” means the direct or indirect acquisition of the Borrower by Amazon as contemplated by the terms of the Amazon Acquisition Agreement.

“Amazon Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of August 4, 2022 as in effect on the date hereof, as amended by the Amazon First Amendment (and as further amended, restated, supplemented or otherwise modified in a manner that is not prohibited by Section 7.08(b)), by and among Amazon, Martin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Amazon, and the Borrower.

“Amazon Acquisition Consent” has the meaning specified in Section 4.01(j).

“Amazon Break Fee” means (a) the Parent Termination Fee (as defined in the Amazon Acquisition Agreement) to be paid under Section 8.2(c) of the Amazon Acquisition Agreement, and (b) without duplication, any other amount that is paid to the Borrower (i) in lieu (but not in addition) of such Parent Termination Fee, (ii) in consideration for the termination of the Amazon Acquisition Agreement or (iii) in connection with the settlement of any actual or potential dispute, claim, action, litigation or other proceeding related to the termination of the Amazon Acquisition Agreement (in each case, that are not owed to the Borrower’s financial advisor, which any such amount owed to the Borrower’s financial advisor shall not exceed 20% of the gross amount of any such fee or amount).

“Amazon First Amendment” means that certain Amendment to Agreement and Plan of Merger, dated as of July 24, 2023, by and among Amazon, Martin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Amazon, and the Borrower.

“Amendment No. 1” means Amendment No. 1, dated as of March 11, 2025, among the Borrower, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 1 Effective Date” means March 11, 2025.

“Amendment No. 1 Fee” has the meaning specified in Section 2.09(d).

“Amendment No. 2” means Amendment No. 2, dated as of April 30, 2025, among the Borrower, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 3” means Amendment No. 3, dated as of June 5, 2025, among the Borrower, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. ~~1~~3 Period” means the period commencing from the Amendment No. 1, Effective Date and ending on ~~June 6~~August 14, 2025.

“Amendment No. 3 Prepayment” has the meaning specified in the last paragraph of clause (B) of Section 2.05(b)(iv).

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Anti-Terrorism Laws” means Laws relating to the prohibition of terrorism or money laundering or economic sanctions, including, without limitation, Executive Order No. 13224, the PATRIOT Act, and the Laws comprising or implementing the Bank Secrecy Act, 31 U.S.C §5311, et. Seq., the International Emergency Economic Powers Act, 50 U.S.C. §1701, et. Seq., the Trading with the Enemy Act, 50 U.S.C. App 1, et. Seq., 18 U.S.C. §2332d and 18 U.S.C. §2339b, the UK Terrorism Act 2000 and the UK Proceeds of Crime Act 2002.

“Applicable Jurisdiction” means (a) the United States, Japan and the United Kingdom, and (b) solely if the Amazon Acquisition is not consummated and the Amazon Acquisition Agreement is terminated (in accordance with its terms after giving effect to all extensions thereof; the date on which such termination occurs shall be deemed the date of “acquisition” of a Subsidiary solely for purposes of Section 6.12 hereof but such deemed acquisition shall be permitted and shall not constitute a Default or Event of Default and shall not use (or need to use) any basket or carve-out in this Agreement or any other Loan Document), the jurisdictions listed in clause (a) hereof, as well as France, Germany and Spain (for the avoidance of doubt, none of the jurisdictions listed in this clause (b) shall be “Applicable Jurisdictions” until the conditions in this clause (b) for such jurisdictions to be “Applicable Jurisdictions” has been fully satisfied, if ever).

“Applicable Rate” means a percentage per annum equal to (a) 9.00% per annum for SOFR Loans and (b) 8.00% per annum for Base Rate Loans.

“Applicable Remaining Amazon Break Fee Portion” has the meaning specified in Section 2.05(b)(iv)(B).

“Applicable Stepped-Up Minimum Core Assets Test Amount” has the meaning specified in Section 7.07.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means any entity that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender, in each case of the foregoing, that is not a Disqualified Lender pursuant to clause (b) (or clause (c) as it relates to clause (b)) of the definition thereof.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” means:

(i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of any Borrower Party (including any disposition of property to a Divided LLC or Divided LP pursuant to an LLC Division or LP Division, respectively, or any allocation of assets to any Series LLC or Series LP), or

(ii) the issuance or sale of Equity Interests (other than Preferred Stock and Disqualified Stock of Subsidiaries issued in compliance with Section 7.01) of any Subsidiary of the Borrower (other than to the Borrower or another Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”; the term “Dispose” as a verb has a corresponding meaning).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other Disposition of cash, Cash Equivalents or Investment Grade Securities of the Borrower Parties for Fair Market Value or otherwise in the ordinary course of business, or of obsolete, damaged, unnecessary, surplus, immaterial, unsuitable or worn out equipment or other assets in the ordinary course of business, or sales, conveyances, transfers or Dispositions of property not material to or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights that are immaterial or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties to lapse or become abandoned, or otherwise selling, licensing, transferring or Disposing of any such intellectual property rights that are immaterial or no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties);

(b) any Disposition in compliance with Section 7.03 other than any provision of Section 7.03 that permits dispositions permitted under this Agreement (including under Section 7.04);

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;

(d) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, any Disposition of assets or issuance or sale of Equity Interests of any Subsidiary with an aggregate Fair Market Value of less than or equal to $1,500,000 in the aggregate;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Subsidiary to the Borrower or by any Borrower Party to another Subsidiary in the ordinary course of business or for a bona fide business purpose; provided that no Loan Party shall transfer any Material Intellectual Property owned by a Loan Party to a Non-Loan Party Subsidiary, and no Loan Party may transfer cash to a Non-Loan Party Subsidiary (other than through intercompany loan arrangements permitted hereunder).

(f) the creation of any Lien permitted under this Agreement;

(g) [reserved];

(h) the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof, in each case, in the ordinary course of business and, for the avoidance of doubt, not in connection with any factoring arrangement;

(i) the lease, assignment, or sublease of any real or personal property (other than intellectual property) in the ordinary course of business;

(j) [reserved];

(k) [reserved];

(l) [reserved];

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights in the ordinary course of business, (ii) Intercompany License Agreements, (iii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights (A) among Loan Parties, (B) from Borrower Parties to Loan Parties and (C) from Loan Parties to Non-Loan Party Subsidiaries (provided that, with respect to this clause (C), other than Material Intellectual Property), and (iv) the assignment of intellectual property or other intellectual property rights (other than Material Intellectual Property) in the ordinary course of business;

(n) [reserved];

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events;

(q) Dispositions of Investments (including Equity Interests) in joint ventures, to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) [reserved];

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased (or a commitment to purchase has been entered into) within ninety (90) days of such Disposition or (ii) the proceeds of such Disposition are applied within ninety (90) days of such Disposition to the purchase price of such replacement property (which replacement property is purchased (or a commitment to purchase has been entered into) within ninety (90) days of such disposition);

(u) [reserved];

(v) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, other sales or Dispositions so long as the aggregate Fair Market Value of all such sales and Dispositions made in reliance on this clause (v) does not exceed $1,000,000;

(w) [reserved];

(x) any Disposition to effect the formation of any Subsidiary that is a Divided LLC or a Divided LP and would otherwise not be prohibited hereunder; provided that if such new Subsidiary to which such Disposition is being made is not a Loan Party, such Disposition must be permitted as an Investment or a Disposition to a Non-Loan Party Subsidiary hereunder; and

(y) any Disposition (x) existing on the Closing Date and listed on Schedule 7.04 or (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.04.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another, or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is used or may be used for determining the frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement; provided that Available Tenor shall not include, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 3.02(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule from time to time, (b) with respect to the United Kingdom, the UK Bail-In Legislation and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank of America Cash Management Exposure” has the meaning specified in the definition of “Secured Cash Management Cap Amount”.

“Base Alternative Account” has the meaning specified in Section 2.05(v).

“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate in effect as of such date plus 1/2 of 1%, (b) the Prime Lending Rate in effect on such day, (c) the sum of Term SOFR for such day (or, if such day is not a Business Day, the next preceding Business Day) plus 0.8% plus one percent (1.00%); and (d) 4.00%. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate, Term SOFR or any other component of the Base Rate shall be effective at the opening of business on the day such change occurs. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.02(a); provided, in each case, that no Benchmark shall be less than the Floor.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date, will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; or (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws.

“Board Observer Agreement” means that certain board observer rights agreement, dated as of the Closing Date, that provides, amongst other matters and subject to certain limitations and restrictions, the right for Carlyle to appoint one (1) non-voting observer to the board of directors of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that the board observer rights agreement entered into on the Closing Date is in form and substance satisfactory to the Administrative Agent).

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement. In the event the Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.03, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Borrower” for all purposes of this Agreement and the other Loan Documents.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrower and its Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a Term Loan Borrowing.

“Break Fee Account” means a deposit account, an investment account, a money market account or another type account, in the name of the Borrower, subject to a Control Agreement and designated by the Borrower to the Administrative Agent as the “Break Fee Account”.

“Break Fee Account Holding Without Use Fee” has the meaning specified in Section 2.05(b)(iv)(C).

“Break Fee Account Institution” means that certain depository institution, securities intermediary or other intermediary or institution where the Break Fee Account is maintained.

“Break Fee Premium” has the meaning specified in Section 2.05(b)(iv)(B)(3).

“Break Fee Sweep” has the meaning specified in Section 2.05(b)(iv).

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in New York City, New York; provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any Loans determined by reference to Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Dollars” means freely transferable lawful money of Canada (expressed in Canadian dollars).

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

(a) in the case of a corporation or company, corporate stock or share capital;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Carlyle” means Carlyle Global Credit Investment Management, L.L.C. or any of its Controlled Investment Affiliates that are not Disqualified Lenders pursuant to clause (b) (or clause (c) as it relates to clause (b)) of the definition thereof.

“Cash Equivalents” means:

(1) Dollars, Pounds Sterling, Canadian Dollars, Japanese Yen, Swiss Franc, Hong Kong Dollar, Chinese Renminbi, the Malaysian Ringgit, Singapore Dollars, the national currency of any Participating Member State of the European Union (as it is constituted on the Closing Date), and, with respect to any Non-U.S. Subsidiaries (or any foreign branch of the Borrower or any of its Subsidiaries), other currencies (including, without limitation, digital currencies) held by such Non-U.S. Subsidiary (or such foreign branch) in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States, Canada, the United Kingdom, Japan, Switzerland or any Participating Member State of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with (i) maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the equivalent Dollar Amount) in the case of foreign banks or (ii) financial institution that is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least P-2, A-2 or F2, short-term, or A2, A or A, long-term, by Moody’s, S&P or Fitch;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2”, “P-2” or “F2” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “A” or higher from Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2”, “P-2” or “F-2” from S&P, Moody’s or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or AAA (or the equivalent thereof) or better by Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made.

“Cash Interest Rate” means the applicable Interest Rate minus the PIK Interest Rate.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any Borrower Party.

“Cash Management Bank” means any Person that (a) (i) is at the time it enters into a Cash Management Agreement, a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (iii) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, or (b) (i) is Bank of America, N.A. or any of its Affiliates, or (ii) has a long-term senior unsecured debt rating of A/A2 by S&P or Moody’s (or their equivalent) or higher and has provided written notice to the Administrative Agent, and, in each case of clause (b)(i) and clause (b)(ii), has been approved by the Borrower and the Administrative Agent in writing (each of Bank of America, N.A., Citibank N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Barclays Bank PLC, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., PNC Bank, National Association, Citizens Bank, N.A, Deutsche Bank, A.G., TD Bank, N.A., Capital One Financial Corporation, HSBC Holdings PLC, RBC Royal Bank, the Bank of New York Mellon, Santander Bank, N.A. and The Huntington National Bank and each of their respective Affiliates are hereby deemed approved by the Administrative Agent in writing) as a “Cash Management Bank” for purposes of this Agreement and the other Loan Documents, and in the case of clause (b)(ii), any such Person shall provide the Administrative Agent with notice of (A) the existence of the Cash Management Agreement (and a description of the Cash Management Services provided thereunder) and (B) the maximum amount of, and the methodology to be used by such parties in determining, the obligations under such Cash Management Agreement from time to time, which notice shall be substantially in the form of Exhibit L or otherwise reasonably satisfactory to the Borrower and the Administrative Agent; provided that any Secured Obligations of the Loan Parties that are Secured Cash Management Services shall not exceed the Secured Cash Management Cap Amount.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than a daylight overdraft facility or an overnight draft facility and other than any letter of credit): letters of credit, automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing, credit card or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, supply chain financial services, foreign exchange facilities (including spot foreign exchange facilities), and merchant services.

“Casualty Event” means any event that gives rise to the receipt by any Borrower Party of any (i) casualty insurance proceeds or (ii) condemnation awards or that gives rise to a taking by a Governmental Authority or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case of clauses (i) and (ii) hereof, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Closing Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses.

A “Change of Control” will be deemed to occur

(a) if at any time any person or “group” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), acquires “beneficial ownership” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 35% of the Voting Stock (measured by reference to ordinary voting power) of the Borrower (determined on a fully diluted basis). Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own securities or other Equity Interests subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, and (ii) Amazon shall not be deemed to beneficially own securities or other Equity Interests in the Borrower that are subject to the Amazon Acquisition Agreement or any related document until the consummation of the Amazon Acquisition in accordance with the terms of the Amazon Acquisition Agreement,

(b) if the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Borrower shall cease to be occupied by Continuing Directors, or

(c) upon the sale, lease, transfer, conveyance or other disposition, in one or a series of related or concurrent transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Rule 13(d)-3 of the Exchange Act).

“Chinese Renminbi” means freely transferable lawful money of The People’s Republic of China (expressed in Chinese renminbi).

“Closing Date” means July 24, 2023.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means TCG, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), the Control Agreements, the UK Collateral Documents, the Japanese Collateral Documents, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations.

“Commitment” means a Term Commitment.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to another or (c) a continuation of SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form reasonably approved by the Administrative Agent and the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et. seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any Person that competes with the business of the Borrower and its respective direct and indirect Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Administrative Agent.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower reasonably decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Borrower reasonably decide that the adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Borrower reasonably determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent and the Borrower reasonably decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Core Assets” means, with respect to the Borrower Parties on a consolidated basis and on a global and worldwide basis, cash and Cash Equivalents, accounts receivable and inventory calculated in accordance with GAAP (as reflected on the most recent monthly Compliance Certificate of the Borrower delivered to the Administrative Agent and Lenders in accordance with Section 6.02(a) or, with respect to the period before the delivery of the first monthly Compliance Certificate is required to be delivered in accordance with Section 6.02(a), as reflected in the most recent balance sheet that has been made available to the Administrative Agent or, for purposes of Section 2.05(b)(iv)(B)(2), Section 2.05(b)(iv)(B)(3), and 2.05(b)(v)(B) and 2.05(b)(v)(C), the Withdrawal Notice and Certificate delivered in connection therewith) and determined on a Pro Forma Basis.

“Consolidated Total Assets” means the total consolidated assets of the Borrower Parties, as shown on the most recent consolidated balance sheet of the Borrower Parties, determined on a Pro Forma Basis.

“Consolidated Total Revenue” means the total consolidated revenue of the Borrower Parties, as shown on the most recent consolidated income statement of the Borrower Parties, determined on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” shall mean (a) the directors of the Borrower on the Closing Date and (b) each other director of the Borrower if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended or approved by at least a majority of the votes of the then Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Investment Affiliate” means, with respect to any Person, any fund, investment vehicle or Affiliate that is Controlled, organized or managed by such Person for the purpose of making debt investments.

“Controlled Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (or is a Subsidiary of) a “controlled foreign corporation” within the meaning of Section 957 of the Code and that is not organized in an Applicable Jurisdiction.

“Control Agreements” means, with respect to the Break Fee Account and the Alternative Account, a blocked account control agreement, and with respect to any other deposit account or securities account (including any investment account, a money market account or another type account that can be subject to a control account agreement in favor of the Collateral Agent, but excluding the Excluded Accounts) in the United States, a springing account control agreement, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“CPDI Schedule” has the meaning specified in Section 2.14.

“Corresponding Tenor” means, with respect to any Available Tenor for an applicable Benchmark Replacement, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” has the meaning specified in Section 10.25.

“Covered Party” has the meaning specified in Section 10.25(a).

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the UK Insolvency Act and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, scheme of arrangement, restructuring plan, insolvency, judicial management, reorganization, or similar debtor relief Laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning set forth in Section 2.05(c).

“Default” means any event or condition set forth in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, in each case, as specified in such Section, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within two Business Days of the date required to be funded by it hereunder (unless the Lender has provided written notice or public statement that such failure is based on such Lender’s good faith and reasonable determination (and such determination is actually in good faith and reasonable) that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in detail in such writing or public statement) cannot be satisfied), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit (unless such written notice or public statement relates to such Lender’s obligation to fund hereunder and states that such position is based on such Lender’s good faith and reasonable determination (and such determination is actually in good faith and reasonable) that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in detail in such writing or public statement) cannot be satisfied), or (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to clauses (a), (b) and (c) upon receipt of such notice or confirmation by the Administrative Agent).

“Default Rate” means an interest rate equal to (after as well as before judgment) the Interest Rate plus 2.00% per annum, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.25(b).

“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”.

“Disqualified Lender” means

(a) each Person identified as a “Disqualified Lender” on a list delivered to TCG or its counsel by the Borrower or its counsel on or prior to the Closing Date (as such list may be updated from time to time after the Closing Date with the Administrative Agent’s consent),

(b) any Company Competitor identified on a list delivered to the Administrative Agent or its counsel by the Borrower or its counsel from time to time,

(c) as to any Person referenced in each of clauses (a) and (b) above (the “Primary Disqualified Lender”),

(x) any fund advised, administered or managed by, or Controlled by, any Primary Disqualified Lender, or

(y) any of such Primary Disqualified Lender’s Affiliates, in each case of this clause (c) either identified in writing to the Administrative Agent or its counsel from time to time or otherwise readily identifiable as such on the basis of such fund’s name or Affiliate’s name, as applicable, but excluding, in the case of clause (b) (and except to the extent specifically identified in writing as being a Disqualified Lender pursuant to clause (a)), any Affiliate thereof that is a bona fide debt investment fund or entity primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and only to the extent that no personnel involved with the investment in the relevant Company Competitor

(A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such bona fide debt investment funds or entities or

(B) has access to any information (except for information that is publicly available other than by reason of disclosure in violation of (1) Section 10.08 or any other confidentiality agreement by any Agent, any other Secured Party or any of their respective Affiliates or any of their respective Related Parties or (2) any agreement that any Person has with the Borrower, any of its Affiliates or any of its agents, representatives or other Related Parties that any Agent, any other Secured Party or any of their respective Affiliates or any of their respective Related Parties has knowledge of relating to the Borrower or any of its Subsidiaries and/or any Person that forms part of any of the Borrower’s or any of its Subsidiaries’ business as a result of such bona fide debt investment funds or entities (in each case, other than bona fide investment funds and entities which are primarily engaged in the foregoing activities but whose investment strategies or historical practices include primarily distressed debt and/or “loan-to-own” investments, which for the avoidance of doubt shall not be excluded from the definition of Disqualified Lenders by virtue of their status as a bona fide debt investment fund or entity)).

provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment to any Lender or Participant, but shall disqualify any such Persons with respect to any subsequent assignments or participations. Notwithstanding the foregoing, any list of Disqualified Lenders shall only be required to be available to any Lender or Participant on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Lender from being a Lender or Participant.

For the purpose of clauses (a) and (b) in the previous sentence, such list shall be made available to the Administrative Agent pursuant to Section 10.02 and any additions, deletions or other modifications to the list of Disqualified Lenders shall become effective within two (2) Business Days after delivery to the Administrative Agent; provided that such additions or other modifications shall be deemed to be effective immediately solely in the instance a Lender or Participant receives notice or obtains knowledge of such addition or modification and thereafter consummates (or engages to consummate) with such new or changed Disqualified Lender an assignment or participation. Notwithstanding anything herein to the contrary, so long as TCG remains the Administrative Agent or a Lender, in no event shall TCG or investment funds or investment Affiliates managed and controlled by TCG (in each case, other than any portfolio companies owned, controlled or managed in whole or part by TCG or any of its Affiliates or its or their managed, controlled or related funds) constitute Disqualified Lenders.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than (a) solely for Qualified Stock and (b) as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case other than solely for Qualified Stock; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Divided LLC” means a limited liability company which has been formed upon the consummation of an LLC Division.

“Divided LP” means a limited partnership which has been formed upon the consummation of an LP Division.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country or the United Kingdom which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country or the United Kingdom which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Laws relating to pollution, the protection of the Environment, and human health and safety (to the extent relating to exposure to Hazardous Materials), including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials into the Environment, including, in each case, any such liability which any Loan Party has retained contractually.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock (but only until such time such contingent event occurs (if ever)) or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“Equity Offering” means any public or private sale on or after the Closing Date of Capital Stock or Preferred Stock of the Borrower (other than Disqualified Stock), other than (a) public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8 or successor form thereto, (b) issuances to any Subsidiary of the Borrower, and (c) any such public or private sale that constitutes Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of, or the receipt of any notice by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator indicating an intent by the PBGC to institute, proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 9.19(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.19(c).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.19(c).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.19(c).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.19(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“EU Treaty” means the Treaty on the European Union.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means, the following deposit, securities and other accounts to the extent used solely for such purposes: (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax withholding accounts and other fiduciary tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) disbursement accounts, (6) [reserved], (7) deposit accounts utilized solely to hold amounts on deposit of any party other than the Borrower, a Guarantor or any Subsidiary thereof, (8) deposit, securities and other accounts located in any jurisdiction that is not an Applicable Jurisdiction, (9) deposit, securities and other accounts that hold or maintain cash or Cash Equivalent collateral to secure (x) letter of credit obligations and guaranty obligations relating to letters of credit or other similar support, (y) Cash Management Services (or obligations related thereto) or (z) any obligations under any Swap Contract or related to any services or obligations related to hedging that are not prohibited by this Agreement, including, in each case of this clause (9), for the avoidance of doubt, any cash collateral account in connection with letter of credit obligations, guaranty obligations relating to letters of credit or other similar credit support obligations and card obligations to the extent permitted hereunder, (10) any deposit, securities and other accounts of any Loan Party that do not exceed $1,000,000 in the aggregate, and (11) the funds or other property held in or maintained for such purposes in any such account described in clauses (1) through (10).

“Excluded Property” means, with respect to any Loan Party or any direct or indirect Subsidiary of such Loan Party,

(a) (i) any fee-owned real property not constituting Material Real Property and any real property leasehold or subleasehold interests and the last day of any term of any lease of real property, and (ii) any portion of Material Real Property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”,

(b) (i) motor vehicles, airplanes and other assets or goods subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, (ii) Letter-of-Credit Rights (as defined in the UCC) (other than those constituting supporting obligations of other Collateral) to the extent a Lien thereon cannot be perfected by filing a UCC financing statement and (iii) to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, Commercial Tort Claims (as defined in the UCC) with a claim value of less than $1,000,000, individually,

(c) any assets owned by or Equity Interests of any existing and subsequently acquired or organized direct or indirect wholly-owned Subsidiary of the Borrower that is a Controlled Non-U.S. Subsidiary or FSHCO, if the granting of a pledge or security interest therein or perfection thereof would, in each case, result in material adverse tax, accounting or regulatory consequences (including, without limitation, under Section 956 of the Code or as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code) to the Borrower or any of their Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent,

(d) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets, in each case, of or in which pledges or security interests in favor of the Collateral Agent are prohibited by applicable Law, rule or regulation (including, without limitation, any (x) requirement to obtain the consent of any Governmental Authority or third person, unless such consent has been obtained (provided that, solely in the case of any Material Intellectual Property (as applicable), the Loan Parties shall use commercially reasonable efforts to obtain such consent of such third person (or, to the extent also permitted by Law, such Governmental Authority), as applicable, but, in each case, without any requirement to incur any undue burden or expense) and (y) restrictions in respect of margin stock, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contract binding on such assets at the time of its acquisition and not entered into in contemplation thereof, requires government or third party consents that have not been obtained (provided that, solely in the case of any Material Intellectual Property (as applicable), the Loan Parties shall use commercially reasonable efforts to obtain such consent of such third person (or, to the extent also permitted by Law, such Governmental Authority), as applicable, but, in each case, without any requirement to incur any undue burden or expense)) or creates a right of termination in favor of any governmental or other third party or could result in material adverse accounting or regulatory consequences, in each case, as determined by the Borrower in good faith; provided, that any such limitation described in this clause (d) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition,

(e) any governmental or regulatory licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral,

(f) Equity Interests in any Excluded Subsidiary (other than any Excluded Subsidiary which owns Material Intellectual Property),

(g) any lease, license or other agreement or any goods or other property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Borrower Party),

(h) (i) “intent-to-use” trademark or service mark applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, solely to the extent, if any, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such “intent-to-use” application under applicable federal law and (ii) Margin Stock,

(i) [reserved],

(j) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles or other assets of (including Equity Interests held by) an Excluded Subsidiary,

(k) any lease, license, permit, franchise, charter, authorization, consent or agreement (and the assets subject thereto) to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit, franchise, charter, authorization, consent or agreement or result in the creation of a security interest thereunder or create a right of termination or cancellation in favor of any other party thereto (other than the Borrower or a Guarantor) or otherwise require consent thereunder (provided that, solely in the case of any Material Intellectual Property, the Loan Parties shall use commercially reasonable efforts to obtain such consent, but without any requirement to incur any undue burden or expense); provided that any such limitation described in this clause (k) shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition,

(l) cash and Cash Equivalents to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement,

(m) Excluded Accounts, and

(n) Voting Stock in excess of 65.0% of the Voting Stock of any first tier Controlled Non-U.S. Subsidiary or of any FSHCO,

Notwithstanding anything contained herein to the contrary, other goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrower mutually agree that the cost or burden (including, without limitation, regulatory or accounting consequences) of obtaining or perfecting a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets is excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

Notwithstanding anything contained herein or in any other Loan Document to the contrary, in no event shall foreign-law governed security documents, filings, consents or corporate or organizational action be required, including with respect to any share pledges and any intellectual property (other than intellectual property registered or applied for in, or otherwise arising under the laws of, an Applicable Jurisdiction or as expressly stated otherwise in this Agreement, and for the avoidance of doubt, any WIPO filings that are required to evidence or perfect the grant of a security interest in intellectual property in any Applicable Jurisdiction).

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (a) [reserved], (b) a joint venture to the extent the organizational documents of such joint venture prohibits it from being a Guarantor hereunder, but not entered into in contemplation of this exclusion and for so long as any such restriction exists, (c) an Immaterial Subsidiary, (d) [reserved], (e) [reserved], (f) a Non-U.S. Subsidiary (other than Subsidiaries formed in an Applicable Jurisdiction), (g) a Subsidiary that (i) is prohibited or restricted by applicable Law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar Laws or regulations) from guaranteeing the Facilities or granting a Lien on the Collateral, or (ii) the providing of a guarantee of the Facilities or a grant of a Lien on the Collateral would require governmental (including regulatory) or consent, third party approval, license or authorization to provide a guarantee unless, such consent, third party approval, license or authorization has been received (provided that, solely with respect to a Subsidiary which owns Material Intellectual Property, the Borrower shall use commercially reasonable efforts to obtain such consent of such third party (or, to the extent also permitted by Law, such Governmental Authority), as applicable, but, in each case, without any requirement to incur any undue burden or expense), (h) any Subsidiary that is prohibited or restricted from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date for so long as any such Contractual Obligation exists (or, in the case of any newly acquired Subsidiary, in existence) at the time of acquisition thereof but not entered into in contemplation of this exclusion and for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would reasonably be expected to result in material adverse accounting or regulatory consequences to the Borrower or any of its Subsidiaries and Affiliates as reasonably determined in good faith by the Borrower, in consultation with the Administrative Agent, (j) [reserved], (k) not-for-profit Subsidiaries, (l) [reserved], (m) Subsidiaries that are special purpose entities, (n) captive insurance Subsidiaries, (o) [reserved], (p) any broker-dealer Subsidiaries, (q) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost or other consequences of guaranteeing the Facilities (including any material adverse tax, accounting or regulatory consequences) outweigh the benefits to be obtained by the Lenders therefrom, and (r) any other Subsidiary as mutually agreed between the Borrower and the Administrative Agent; provided that if the Borrower so elects in its sole discretion and a Subsidiary executes the Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty, as a “Subsidiary Guarantor” in a manner not prohibited by the terms hereof and thereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder

(determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than any Lender acquiring an interest in a Loan or Commitment pursuant to a request by any Loan Party under Section 3.08) or changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Credit Agreement” means, collectively, (x) that certain Amended and Restated Credit Agreement, dated as of December 20, 2013 (as the same was amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent for such lenders, and (y) that certain Amended and Restated Reimbursement Agreement, dated as of December 20, 2013 (as the same was amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and between the Borrower and Bank of America, N.A. as lender.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement among Governmental Authorities implementing the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the NYFRB based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the Federal funds effective rate and (b) 0%

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“fixed baskets” has the meaning specified in Section 1.02(k).

“Floor” means 3.00%.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(viii)(A).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(viii)(A).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any direct or indirect Subsidiary of the Borrower, substantially all of the assets of which consist of Equity Interests or Equity Interests and indebtedness (and/or cash and Cash Equivalents and other assets being held on a temporary basis incidental to the holding of such Equity Interests and/or indebtedness) in one or more Controlled Non-U.S. Subsidiaries and/or one or more other FSHCOs.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” means July 25, 2023, subject to Section 1.02(i).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations, including those in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or any Excluded Swap Obligation. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation at such time, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Borrower and, as of the Closing Date, the Subsidiaries of the Borrower listed on Schedule 1 and each other Subsidiary of the Borrower that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.15, unless any such Subsidiary of the Borrower has ceased to be a Guarantor pursuant to the terms hereof.

“Guaranty” means collectively, the Guaranty made by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent on behalf of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.15.

“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants and hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, or any chemical, material, substance or waste that is prohibited, limited or regulated, or with respect to which standards of liability are imposed, by or pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a)(i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, irrespective of whether such party ceases to be a Lender or an Agent or an Affiliate of any of the foregoing after having entered into such Swap Contract, (ii) within 45 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, irrespective of whether such party ceases to be a Lender or an Agent or an Affiliate of any of the foregoing after having entered into such Swap Contract, (iii) in the case of any Person party to a Swap Contract in effect as of the Closing Date, either is a Lender or an Agent or an Affiliate of a Lender or an Agent as of the Closing Date or becomes a Lender or an Agent or an Affiliate of a Lender or an Agent within 45 days after the Closing Date or (b) (i) long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher and (ii) has provided written notice to the Administrative Agent, which, in each case of clause (b)(i) and clause (b)(ii), has been approved by the Borrower in writing as a “Hedge Bank” for purposes of this Agreement and the other Loan Documents and acknowledged by the Borrower in writing, of (A) the existence of the Swap Contract and (B) the maximum amount of, and the methodology to be used by such parties in determining, the obligations under such Swap Contract from time to time, which notice shall be substantially in the form of Exhibit N or otherwise reasonably satisfactory to the Borrower and the Administrative Agent.

“Hong Kong Dollars” means freely transferable lawful money of the Hong Kong Special Administrative Region of The People’s Republic of China (expressed in Hong Kong dollars).

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the last day of the fiscal quarter of the Borrower then most recently ended, does not have assets or revenue, when combined with the assets or revenue of all other Immaterial Subsidiaries (after eliminating goodwill and intercompany obligations) in excess of 2.5% of Consolidated Total Assets or 2.5% of Consolidated Total Revenue; provided that, the Subsidiaries formed, incorporated or otherwise organized under the laws of an Applicable Jurisdiction shall not be Immaterial Subsidiaries (other than Aeris Health, Inc. and iRobot Holdings LLC to the extent their assets or revenue are below the threshold set forth in this definition).

“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise). The term “Incurrence” has a corresponding meaning.

“incurrence-based baskets” has the meaning specified in Section 1.02(k).

“Indebtedness” means, with respect to any Person, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) (i) all indebtedness of such Person, whether or not contingent, in respect of borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures, loan agreements or similar instruments or letters of credit (including standby and commercial) or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) all obligations of such Person representing the deferred purchase price of any property or services, and accruals for payroll and other liabilities accrued in the ordinary course of business, but including seller notes or earn-out obligations appearing on such Person’s balance sheet in accordance with GAAP, and, in each case, that are overdue by more than five (5) Business Days, (iv) all Capitalized Lease Obligations, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), and (vi) the net termination payments that would be owed by such Person in respect of Swap Contracts if such Swap Contract were terminated on the date of such determination;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned or being purchased by such Person (whether or not such Indebtedness is assumed by such Person or is limited recourse); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (ii) the amount of such Indebtedness of such other Person; and

(d) all obligations of such Person in respect of Disqualified Stock valued, in the case of a redeemable preferred interest that is Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid distributions or dividends.

The term “Indebtedness” shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, sublicense, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business and not past due for more than 180 days after the date on which such trade payable, expense or obligation is due;

(iii) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower Parties;

(iv) prepaid or deferred revenue arising in the ordinary course of business;

(v) Cash Management Services;

(vi) [reserved];

(vii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(viii) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(ix) [reserved]; or

(x) obligations to dissenting shareholders in connection with a Permitted Acquisition or Permitted Investment.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Break Fee Payment” has the meaning specified in Section 2.05(b)(iv)(A).

“Initial Principal Subject Amount” has the meaning specified in Section 2.09(a).

“Initial Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), in each case, on the Funding Date.

“Intellectual Property Security Agreement” means, individually and collectively, each intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, together with each other Intellectual Property Security Agreement Supplement, in each case, executed and delivered by a Loan Party and the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.15.

“Intellectual Property Security Agreement Supplement” means, collectively, each intellectual property security agreement supplement entered into by a Loan Party and the Collateral Agent in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement (other than exclusive licenses and exclusive sub-licenses of Material Intellectual Property from a Loan Party to a Non-Loan Party Subsidiary), services agreement, or any related agreements, in each case where all the parties to such agreement are one or more of the Loan Parties and/or any of their Subsidiaries.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date; and (b) as to any SOFR Loan, the last day of each Interest Period therefor, and the Maturity Date.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such Loan is disbursed and ending on numerically corresponding day in the calendar month that is three months thereafter; provided that:

(a) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date; and

(d) no tenor that has been removed from this definition pursuant to Section 3.02(d) shall be available for specification in any Committed Loan Notice.

For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such.

“Interest Rate” has the meaning specified in Section 2.08(a).

“Investment” means, with respect to any Person, (a) all direct or indirect acquisitions or investments by such Person in other Persons (including Affiliates) in the form of (i) loans (including guarantees of Indebtedness), (ii) advances or capital contributions to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, (iii) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (iv) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person and (b) investments that are required by GAAP to be classified on the balance sheet of the Borrower Parties in the same manner as the other investments included in clause (b) of this definition to the extent such transactions involve the transfer of cash or other property. If any Borrower Party sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary retained. In no event shall a guarantee of an operating lease of any Borrower Party be deemed an Investment.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of any Borrower Party, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by any Borrower Party in respect of such Investment and shall be net of any Investment by such Person in any Borrower Party.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a) securities issued or directly guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(b) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(c) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (a) and (b) above and clause (d) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IRS” means the United States Internal Revenue Service.

“Japanese Collateral Documents” has the meaning specified in Schedule 6.15 and any supplement or security accession thereunder.

“Japanese Yen” means freely transferable lawful money of Japan (expressed in Japanese yen).

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” has the meaning specified in clause (3) of the first paragraph of Section 7.05.

“Laws” means, collectively, all applicable international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence or due to usury; and

(i) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement.

“Lending Office” means, as to any Lender, the office or offices or branch of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office or offices or as a Lender or any of its Affiliates may from time to time notify the Borrower and the Administrative Agent. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“LLC Conversion” means the conversion of any Subsidiary of the Borrower that is a U.S. Subsidiary from a corporation into a limited liability company.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Law.

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Guaranty, (iii) the Collateral Documents, (iv) the Intercompany Subordination Agreement, (v) the Board Observer Agreement (unless such agreement has terminated in accordance with its terms), (vi) Amendment No. 1, ~~and~~ (vii) Amendment No. 2, (viii) Amendment No. 3 and (ix) any other agreement between a Loan Party and a Secured Party designated as a “Loan Document” in such agreement.

“Loan Parties” means, collectively, the Borrower and each other Guarantor.

“LP Division” means the statutory division of any limited partnership into two or more limited partnerships pursuant to Section 17-220 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“Majority Lenders” means those Non-Defaulting Lenders which would constitute the Required Lenders under.

“Malaysian Ringgit” means freely transferable lawful money of Malaysia (expressed in Malaysian ringgit).

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) or any direct or indirect parent of the Borrower on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower Parties, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents (taken as a whole) (other than due to the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it, or the failure of the Administrative Agent to file UCC financing statements, continuation statements or amendments (or any equivalent thereof) to the extent that the Loan Parties have not breached their representations and warranties or covenants, as applicable, under Sections 6(a) and 8(a) of the Security Agreement, or the failure of the Administrative Agent to file copyright security agreements with the United States Copyright Office to the extent that such copyright security agreements have been executed and delivered by a Loan Party when and as required by the terms of the Loan Documents).

“Material Intellectual Property” means any intellectual property owned by the Loan Parties that is material to (a) the business of the Borrower Parties, taken as a whole, or (b) any material business line of any of the Borrower Parties; provided that all intellectual property owned by the Loan Parties which claims or covers material products in the robotic vacuuming business line of any Loan Party will be deemed Material Intellectual Property.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value (determined at the time of the acquisition thereof) of less than $1,000,000 and other than a parcel constituting Excluded Property) owned in fee by a Loan Party; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Material Subsidiary” means any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Maturity Date” means the third anniversary of the Closing Date.

“maximum fixed repurchase price” means, with respect to any Disqualified Stock or Preferred Stock, (i) the fixed repurchase price for such Disqualified Stock or Preferred Stock as set forth in the certificate of designation or other governing constituent documentation for such Disqualified Stock or Preferred Stock or (ii) if such Disqualified Stock or Preferred Stock does not have a fixed repurchase price, the repurchase price calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Core Assets Test” has the meaning specified in Section 7.07.

“MOIC” has the meaning specified in Section 2.09(b).

“MOIC Amount” has the meaning specified in Section 2.09(a).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgaged Properties” means any Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions or has or would reasonably be expected to have any liability or obligation to contribute, whether fixed or contingent (including by reason of being or having been an ERISA Affiliate with any other Person).

“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

“Net Cash Proceeds” means with respect to any Asset Sale by the Borrower Parties, or any Casualty Event received by or paid to or for the account of the Borrower Parties, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received in cash or Cash Equivalents) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents or Indebtedness that is secured by a Lien that is subordinated to the Liens securing the Obligations), (B) the out-of-pocket fees and expenses incurred (or reasonably expected to be incurred) by the Borrower Parties in connection with such transaction, (C) taxes reasonably estimated to be actually payable, including any taxes payable as a result of any gain recognized in connection therewith and any taxes imposed on the distribution or repatriation of any such Net Cash Proceeds (provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall be a reduction of the Taxes previously taken into account under subclause (C) for purposes of redetermining Net Cash Proceeds, but shall not cause a Default or Event of Default to occur, continue or exist), (D) in the case of any Asset Sale by (or Casualty Event related to) a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to other equity holder interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including, without limitation, any working capital adjustments, escrows, earn-outs, and similar items in connection with such transaction and any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations.

“No Going Concern Requirement” has the meaning specified in Section 6.01(a).

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Internally Generated Cash” means any cash and/or Cash Equivalents proceeds (after deducting any out-of-pocket expenses incurred by the Borrower Parties solely from such transaction) of the Borrower or any of its Subsidiaries generated or sourced directly or indirectly from or through an issuance or offering of Equity Interests (that is not Disqualified Stock) of the Borrower, any Equity Issuance (that is not Disqualified Stock) by the Borrower, any Equity Offering by or of the Borrower or a capital contribution that is not from Disqualified Stock of the Borrower) to the Borrower.

“Non-Loan Party Subsidiary” means any Subsidiary of the Borrower that is not a Borrower or a Guarantor.

“Non-U.S. Lender” means a lender that is not a U.S. Person.

“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a U.S. Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement (relative solely to Obligations under Secured Cash Management Agreements, solely up to the Secured Cash Management Cap Amount) or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management

Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to guarantee or reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OFAC” shall have the meaning specified in the definition of Sanctions Laws and Regulations.

“Optional Prepayment Notice” means an Optional Prepayment Notice in substantially the form of Exhibit J or any other form reasonably approved by the Administrative Agent and the Borrower.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or memorandum or articles of formation or incorporation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).

“Outstanding Amount” means: with respect to the Term Loans on any date, the aggregate outstanding principal Dollar Amount thereof after giving effect to any Borrowings and prepayments or repayments of the Term Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state as described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Block” has the meaning specified in Section 2.05(b)(viii)(A).

“Payment Recipient” has the meaning assigned to it in Section 9.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of the Borrower Parties, in each case of this clause (i) that are located or maintained outside the United States or are Excluded Accounts, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) Letter-of-Credit Rights (as defined in the UCC), (2) Commercial Tort Claims (as defined in the UCC) with a claim value of less than $1,000,000, individually, (3) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage pursuant to Section 6.12 (provided, however, no fixture filing shall be required if the applicable Mortgage can serve as a fixture filing in the applicable jurisdiction), and (4) [reserved], (iii) send notices to account debtors or other contractual third parties unless an Event of Default exists and is continuing, and either acceleration is automatic or the Administrative Agent has exercised its acceleration rights pursuant to Section 8.02 of this Agreement, (iv) [reserved], (v) deliver landlord waivers, bailee agreements, custom broker agreements, estoppels or collateral access letters, in each case, unless (x) a Specified Event of Default exists and is continuing, and (y) with prior written notice by the Administrative Agent to the Borrower, (vi) grant a Mortgage in respect of fee-owned property other than applicable Material Real Property located in the United States required by Section 6.12, (vii) enter into any source code escrow arrangement or register any intellectual property or perfect any Lien with respect to intellectual property governed by or arising under the law of any jurisdiction other than an Applicable Jurisdiction, (viii) take any action to comply with the Federal Assignment of Claims Act or any similar statute or (ix) take any action in (or enter into any documents governed by the law of) any jurisdiction other than an Applicable Jurisdiction.

“Permitted Acquisition” has the meaning specified in clause (39) of the definition of “Permitted Investments”.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) any Investment in any Borrower Party in the ordinary course of business or for a bona fide business purpose; provided that, unless otherwise reasonably agreed by the Administrative Agent, any Investment in the form of Indebtedness for borrowed money with a principal amount in excess of $1,000,000 made by a Loan Party in or to a Borrower Party which is a Non-Loan Party Subsidiary (except with respect to Borrower Parties organized in The People’s Republic of China (or any other jurisdiction in which the providing of a note by such Borrower Party is not reasonable practicable or requires a lengthy registration or approval process (in each case, as reasonably mutually determined by the Administrative Agent and the Borrower) or not permitted by applicable Law)) shall be evidenced by a form of note issued by such Non-Loan Party Subsidiary to such Loan Party (which, at the sole option of the Borrower, any or all such note or notes may be in the form of (i) the global intercompany note in the form attached as Exhibit N (or, at the sole option of the Borrower, such other form of global intercompany note in a form reasonably agreed to by the Administrative Agent and the Borrower), (ii) an intercompany note substantially in the form of any intercompany note existing on the Closing Date or (iii) another note in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that any note that was previously reasonably satisfactory to the Administrative Agent shall be deemed to be reasonably satisfactory for future use));

(3) [reserved];

(4) [reserved];

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(6) any Investment (w) existing (which, for the avoidance of doubt, shall not be required to be documented) on the Closing Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount (other than with respect to any interest, fees, costs, expenses and other non-principal amounts, which may be in excess of such amount) that does not exceed the amount (other than with respect to any interest, fees, costs, expenses and other non-principal amounts) replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in the ordinary course of business in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $1,000,000;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by any Borrower Party (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by the Borrower or any such Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by any Borrower Party with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes; provided that such Investment shall be deemed made under the basket under which it was originally incurred;

(10) Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;

(11) [reserved];

(12) so long as no Event of Default has occurred and is continuing at such time or would immediately result therefrom, additional Investments by any Borrower Party in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at any time outstanding, not to exceed $3,000,000;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.09(b) (except transactions described in clause (1), (2), (4), (5), (7), (13), (21), (23), (26) and (27) of such Section 7.09(b));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable;

(15) Investments consisting of (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property and intellectual property rights in the ordinary course of business, or (ii) Intercompany License Agreement;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions or in-bound licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) [reserved];

(18) Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01 (but excluding intercompany liabilities permitted under clause (iii) of the third paragraph in the definition of “Indebtedness”), (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03 (other than Section 7.03(d)), (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05 (in each case, other than by reference to the definition of or conditioned upon such transactions being Permitted Investments);

(19) [reserved];

(20) (y) guarantees of (i) Indebtedness permitted to be Incurred under Section 7.01 and (ii) obligations relating to such Indebtedness and (z) guarantees (other than guarantees of Indebtedness) and other Contingent Obligations in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by any Borrower Party;

(22) [reserved];

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to non-Loan Parties or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(25) Investments in (i) permitted joint ventures of any Borrower Party or (ii) in any Subsidiary to enable such Subsidiary to make substantially concurrent Investments in such joint ventures of any Borrower Party;

provided that at the time any such Investment is made (or, at the option of the Borrower, committed to be made), the aggregate outstanding amount of all such Investments made pursuant to this clause (25) that are at the time outstanding shall not exceed $2,000,000 ;

(26) to the extent constituting an Investment, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by any Borrower Party with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by any Borrower Party to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Borrower Party in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33) [reserved];

(34) [reserved];

(35) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(36) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(37) [reserved];

(38) [reserved];

(39) any acquisition of all or substantially all of the assets of any Person or any line of business or division thereof, or a majority of the Equity Interests in any Person (including any Investments in a Subsidiary which increases a Borrower’s or a Subsidiary’s ownership therein to, or in excess of, a majority), by any Subsidiary solely to the extent either such Person is required to be a Guarantor hereunder (or which is otherwise joined as a Guarantor within 90 days of the consummation of such acquisition) or under the other Loan Documents or such assets or property are required to be Collateral under the Loan Documents (or which will otherwise constitute Collateral within 90 days of the consummation of such acquisition) and if (a) at the time of and immediately after giving pro forma effect to the consummation of such acquisition, no Event of Default has occurred and is continuing or would immediately result therefrom, (b) such investment is in a Similar Business (as determined by the Borrower in its reasonable discretion), (c) such acquisition is not hostile, (d) on a Pro Forma Basis after giving effect to such acquisition, the Minimum Core Assets Test is satisfied and (e) all actions required to be taken with respect to such acquired or newly formed Subsidiary or such acquired assets under Section 6.12 will be taken in accordance therewith; provided that the aggregate consideration for all such acquisitions pursuant to this clause (39) shall not exceed an amount equal to $3,000,000 in the aggregate, calculated at the time of such acquisition on a Pro Forma Basis) (each such transaction hereunder, a “Permitted Acquisition”); and

(40) Investments in the form of deposits made in the ordinary course of business to secure the performance of operating leases and subleases and the payment of utility contracts.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, airports’, navigation authority’s or other like Liens, in each case for sums not yet overdue by more than forty-five (45) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;

(3) Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for 30 days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings, for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property and with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) as to real property of such Person, in addition to any Permitted Liens set forth herein, survey exceptions and matters disclosed in any title insurance policies obtained by such Person subsequent to the Closing Date or in connection with the delivery of a Mortgage pursuant to the terms of this Agreement, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person (including, without limitation, any workers’, mechanics’ or other similar Liens on such property provided that such Lien is bonded or discharged within ninety (90) days after such Person first receives notice of such Lien);

(6) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(d) and obligations secured ratably thereunder; provided that, in the case of Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(7) Liens on assets of any Borrower Party existing on the Closing Date (which, for the avoidance of doubt, shall include the underlying obligations existing on the Closing Date without the need for such obligations and the Liens evidencing such obligations being required to be documented on or prior to the Closing Date) and, solely to the extent securing Indebtedness or obligations in excess of $250,000 listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(8) [reserved];

(9) [reserved];

(10) Liens securing Indebtedness or other obligations of any Borrower Party owing to the Borrower or another Subsidiary Guarantor permitted to be Incurred in accordance with Section 7.01;

(11) [Reserved];

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property (other than intellectual property) in the ordinary course of business;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by any Borrower Party in the ordinary course of business;

(15) Liens in favor of the Borrower or any Subsidiary Guarantor;

(16) [reserved];

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) [reserved];

(19) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or intellectual property rights; (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property or intellectual property rights (other than Material Intellectual Property) in the ordinary course of business; and (iii) exclusive licenses, sublicenses or cross-licenses of intellectual property or intellectual property rights from (x) Loan Parties to other Loan Parties, (y) Non-Loan Party Subsidiaries to Loan Parties and (z) Non-Loan Party Subsidiaries to other Non-Loan Party Subsidiaries;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure letter of credit obligations, guaranty obligations relating to letters of credit or other similar credit support obligations, Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w)) and obligations under Swap Contracts and hedging arrangements that are not prohibited by this Agreement (but, for the avoidance of doubt, to be based on the net termination value thereof at the applicable time of determination for purposes of the $50,000,000 cap below), including, without limitation, Liens on cash and Cash Equivalents and deposit accounts, securities accounts and other accounts holding such cash and Cash Equivalents, in each case, in an aggregate amount not to exceed, together with, without duplication, any Secured Obligations under any Secured Management Agreements and Secured Obligations under Secured Hedge Agreements, $50,000,000 (inclusive, but without duplication, of any secured obligations under Swap Contracts, Cash Management Services and letters of credit existing on the Closing Date);

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (6), (7), (11) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (11) or (25) of this definition at the time the original Lien became a Permitted Lien, (B) an amount necessary to pay any Refinancing Expenses related to such refinancing, refunding, extension, renewal or replacement and (C) additional Indebtedness that could be incurred pursuant to Section 7.01 (and any amounts so incurred shall be deemed a utilization under the applicable clause and shall reduce the amount available under such clause), and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);

(24) [reserved];

(25) other Liens securing Indebtedness and other obligations the principal amount at any one time outstanding of which does not exceed $1,000,000; provided that, (A) no Event of Default has occurred and is continuing or would immediately result therefrom and (B) in the event that the Liens incurred pursuant to this clause (25) are secured by Liens on the Collateral, then such Liens shall rank junior in priority to the Liens on the Collateral securing the Obligations and, in any case, the beneficiaries thereof (or an agent on their behalf) shall have entered into a subordination agreement with the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent;

(26) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);

(27) Liens on equipment of any Borrower Party granted in the ordinary course of business to any Borrower Party’s client at which such equipment is located;

(28) [reserved];

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under 4-208 of the New York Uniform Commercial Code or 4-210 of the Uniform Commercial Code as in effect in any other jurisdiction, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of any Borrower Party to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of any Borrower Party; or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower Party in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of any Borrower Party granted in the ordinary course of business;

(36) Liens on assets of Non-Loan Party Subsidiaries securing Indebtedness Incurred by Non-Loan Party Subsidiaries in accordance with Section 7.01(t); provided that such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of any Loan Party;

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date for any Mortgaged Property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39) (a) Liens solely on any cash earnest money deposits made by any Borrower Party in connection with any letter of intent or other agreement in respect of any Permitted Investment or other Investment permitted by Section 7.05, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Borrower Party or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with in all material respects;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(47) Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 7.01;

(48) [reserved];

(49) [reserved];

(50) [reserved]; and

(51) Liens on cash and Cash Equivalents to secure reimbursement obligations in favor of credit card issuers in the ordinary course of business.

For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Person” means any individual, corporation, company, partnership (including a limited partnership or limited liability partnership), limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“PIK Interest Rate” means 2.50% per annum.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA and which is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA that is maintained or is contributed to by a Loan Party or under which any Loan Party has or would reasonably be expected to have any liability or obligation to contribute, whether fixed or contingent (including by reason of being an ERISA Affiliate).

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement.

“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement.

“Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Primary Disqualified Lender” has the meaning specified in the definition of “Disqualified Lender”.

“primary obligations” has the meaning specified in the definition of “Contingent Obligations”.

“primary obligor” has the meaning specified in the definition of “Contingent Obligations”.

“Prime Lending Rate” means, for any day, the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate for such day or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent in consultation with the Borrower) or any similar release by the FRB (as reasonably determined by the Administrative Agent in consultation with the Borrower), in each case, for such day. Each change in the Prime Lending Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Minimum Core Assets Test and the calculation of Consolidated Core Assets, Consolidated Total Assets and Consolidated Total Revenue of any Person and its Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Capital Stock, Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or implementation of any initiative (including the entry into any material contract or arrangement), in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Subsidiary of the subject Person after the commencement of the Reference Period).

The Borrower may estimate GAAP results in good faith if the financial statements with respect to an acquisition or Investment in a Person to the extent such Person’s financial statements are not maintained in accordance with GAAP, and the Borrower may make such further adjustments as reasonably necessary in connection with consolidation of such financial statements with those of the Loan Parties.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Public Side Information” has the meaning specified in Section 6.02.

“Purpose End Date of the Break Fee Account” has the meaning specified in Section 2.05(b)(iv)(c).

“QFC” has the meaning specified in Section 10.25(b).

“QFC Credit Support” has the meaning specified in Section 10.25.

“Qualified Professional Asset Manager” has the meaning specified in Section 9.18(a)(iii).

“Qualified Stock” of any Person means any Equity Interest of such Person that is not Disqualified Stock or Preferred Stock.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P or (2) any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Fitch, Moody’s or S&P, as the case may be, in each case under this clause (2) reasonably acceptable to the Administrative Agent.

“Recipient” means the Administrative Agent or any Lender.

“Reference Period” has the meaning given to such term in the definition of “Pro Forma Basis”.

“Refunding Capital Stock” has the meaning specified in Section 7.05(2)(a).

“Register” has the meaning specified in Section 10.07(c).

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in the preceding clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Materials into or through the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans, the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Subsidiary.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments, if any; provided that the unused Term Commitments of, and the portion of the Total Outstandings held by any Defaulting Lender shall be excluded for purpose of making a determination of Required Lenders.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means (a) for any Loan Party, the chief executive officer, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, or other similar officer of a Loan Party, and (b) for any Loan Party which is not the Borrower, any representative, authorized signatory or attorney-in-fact (to the extent empowered by the board of directors, managers or member (or other governing body) of such Loan Party). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.

“Sanctioned Country” means, at any time, a country, region, or territory that itself is the subject of a comprehensive trade-related embargo under any Sanctions Laws and Regulations, which as of the date of this Agreement consist of the Crimea region of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Syria.

“Sanctioned Person” means, at any time, any Person that is the subject or target of applicable Sanctions Laws and Regulations, including (a) any Person listed in any applicable Sanctions Laws and Regulations-related lists of designated Persons maintained by the U.S. government (including OFAC’s Specially Designated Nationals and Blocked Persons List), the United Nations Security Council, His Majesty’s Treasury of the United Kingdom or any European Union member state, (b) any Person located, operating, organized, or resident in a Sanctioned Country, and (c) any Person owned or controlled by any Person or Persons described in (a) or (b) above.

“Sanctions Laws and Regulations” means (i) any economic or financial sanctions, trade embargoes or other similar requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, and any similar law, regulation, or executive order that may be enacted, from time to time, by the United States government and (ii) any applicable economic or financial sanctions or other requirements imposed under similar laws or regulations enacted by the European Union or any member state thereof or the United Kingdom, or administered, enacted or enforced by the respective governmental institutions or agencies of any of the foregoing, including, without limitation, His Majesty’s Treasury of the United Kingdom, that apply to the Loan Parties or any of their respective Subsidiaries, the Administrative Agent, the Lenders, or any of their Affiliates (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Second Break Fee Payment” has the meaning specified in Section 2.05(b)(iv)(C).

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent and the relevant Cash Management Bank as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement. For the avoidance of doubt, each of those certain agreements between Borrower and/or its Subsidiaries and Bank of America, N.A. and its Affiliates to provide (x) up to $10,000,000 in Treasury Management Services to support Borrower’s ACH transactions, and (y) up to $10,000,000 in daylight overdraft protection to support Borrower’s foreign Subsidiaries, each constitutes a “Secured Cash Management Agreement” hereunder, in each case, until the earlier of (i) the termination of any such agreement by the Borrower or any of its Subsidiaries or Bank of America, N.A. in accordance with the terms of such agreement or (ii) Bank of America, N.A. agrees otherwise in its sole discretion, and this provision shall constitute a written notice given on the Closing Date to the Administrative Agent by Bank of America pursuant to Section 8.04.

“Secured Cash Management Cap Amount” means an aggregate amount equal to $20,000,000 at any time outstanding, provided that (x) the aggregate amount of the Obligations owing to Bank of America, N.A. and its Affiliates under any and all Secured Cash Management Agreements or for which Bank of America, N.A. and its Affiliates have exposure thereunder (collectively, the “Bank of America Cash Management Exposure”) shall be secured on a dollar for dollar basis for an aggregate amount equal to $20,000,000 (or, if less, the aggregate amount of the Bank of America Cash Management Exposure at the applicable time of reference), and (y) any amounts owing to Cash Management Banks other than Bank of America, N.A. and its Affiliates shall be secured, collectively, for an amount equal to $20,000,000 minus the Bank of America Cash Management Exposure at the applicable time of reference.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank, except for any such Swap Contract designated by the Borrower and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements, each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX, and the beneficiaries of each indemnification Obligation undertaken by any Loan Party under any Loan Document.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, collectively, the Security Agreement, dated as of the date hereof, executed by the Loan Parties party thereto, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.15.

“Security Agreement Supplement” means the Security Agreement Supplements, as defined in the Security Agreement.

“Series LLC” means any series of a limited liability company (including any protected or registered series) established in accordance with Section 18-215(b) or 18-218 of the Delaware Limited Liability Compact Act or a comparable provision of any other Law.

“Series LP” means any series of a limited partnership (including any protected or registered series) established in accordance with Section 17-218(b) or 17-221 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“Similar Business” means any business engaged or proposed to be engaged in by the Borrower and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged following the Closing Date.

“Singapore Dollars” means freely transferable lawful money of Singapore (expressed in Singapore dollars).

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate (which shall not include, for the avoidance of doubt, Loans bearing interest pursuant to clause (c) of the definition of “Base Rate”).

“Solvent” means, with respect to any the Borrower and its Subsidiaries on any date of determination, that on such date (a) the aggregate fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries, (b) the aggregate present fair salable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities of the Borrower and its Subsidiaries, taken as a whole, as they become absolute and matured in the ordinary course and is sufficient to enable payment of all such obligations of the Borrower and its Subsidiaries, taken as a whole, due and accruing due, (c) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to their business as contemplated on such date of determination, (d) the Borrower and its Subsidiaries, taken as a whole, have not and do not intend to, and do not believe that they will, incur debts or other obligations, including current obligations, beyond their coordinated ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) or for any reason become unable to pay their debts or meet their obligations as they generally become due and (e) the Borrower and its Subsidiaries, taken as a whole, are “solvent” within the meaning given to that term and similar terms under Laws applicable to such Persons relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Event of Default” means any Event of Default under Section 8.01(a), (f) or (g).

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes under any revolving credit facility or line of credit), any issuance or redemption of Disqualified Stock or Preferred Stock or Investment (including any proposed Investment or Acquisition) that results in a Person becoming a Subsidiary, any Acquisition or any Disposition that results in a Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of any Borrower Party, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

“Stated Maturity” means with respect to any security or Indebtedness, Disqualified Stock or Preferred Stock, the date specified in such security or the documentation governing such Indebtedness, Disqualified Stock or Preferred Stock as the fixed date on which the final payment of principal of such security or Indebtedness or the maximum fixed repurchase price of such Disqualified Stock or Preferred Stock is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness, Disqualified Stock or Preferred Stock at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subject Amount” has the meaning specified in Section 2.09(a).

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than fifty percent (50%) of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) for purposes of Section 6.01, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP. Unless otherwise specified or the context otherwise requires, a reference to a “Subsidiary” shall be deemed to refer to a direct or indirect Subsidiary of the Borrower.

“Subsidiary Guarantor” means, collectively, all Guarantors other than the Borrower.

“Supplemental Alternative Account Payment Amount” has the meaning specified in Section 2.05(v)(D).

“Supported QFC” has the meaning specified in Section 10.25.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swiss Franc” means freely transferable lawful money of Switzerland (expressed in Swiss francs).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCG” has the meaning specified in the introductory paragraph to this Agreement.

“Term Borrowing” means a borrowing of Term Loan from all the Lenders having Term Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of Term SOFR Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment”. The aggregate amount of the Term Commitments is $200,000,000.

“Termination Date” means the date on which (i) the Commitments of all Lenders hereunder have been terminated or expired and (ii) all of the Obligations (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted by the Person entitled thereto and obligations and all liabilities under any Secured Cash Management Agreement and any Secured Hedge Agreement for which alternative arrangements acceptable to the relevant Hedge Bank have been made with the Loan Party or the Subsidiary party thereto) have been paid or performed in full.

“Term Lender” means (a) at any time on or prior to the Funding Date, any Lender that has a Term Commitment at such time, and (b) at any time after the Funding Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender with respect to its Term Commitments.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans held by such Term Lender.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, and

(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.13% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate reasonably selected by the Administrative Agent in consultation with the Borrower).

“Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trade Date” has the meaning specified in Section 10.07(b)(i).

“Transaction Commitment Date” has the meaning specified in Section 1.02(i).

“Transaction Costs” has the meaning given to such term in the definition of “Transactions”.

“Transactions” means (a) the Borrower obtaining the Facilities hereunder (including, the borrowing of the Loans hereunder on the Funding Date) and (b) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests (this clause (b), the “Transaction Costs”).

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or Base Rate.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bribery Act” means the United Kingdom Bribery Act of 2010.

“UK Collateral Documents” means an English law governed deed of charge over the shares of the UK Guarantor entered into by the Borrower in favour of the Collateral Agent and an English law governed all assets debenture executed by the UK Guarantor creating a security interest over all of its assets, in favour of the Collateral Agent and any supplement or security accession deed thereunder.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Guarantor” means a Guarantor incorporated under the laws of England and Wales.

“UK Insolvency Act” means the Insolvency Act 1986 enacted in the United Kingdom, as such act may be amended, varied, supplemented or replaced from time to time.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” and “UK” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.25.

“U.S. Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(h)(ii)(B)(3).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Warrants” has the meaning specified in each of Amendment No. 1 and Amendment No. 3.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Withdrawal Notice and Certificate” means a certificate substantially in the form of Exhibit M (or such other form as may be agreed between the Borrower and the Administrative Agent).

“Write-Down and Conversion Powers” means, (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, solely for purposes of determining the accuracy or completeness of any representation and warranty set forth in Article V or in any other Loan Document or compliance with any covenant applicable to any of the Borrower Parties set forth in Articles VI and VII or any other Loan Document or compliance with any provision in Article VIII, the Funding Date and the initial borrowing of Term Loans shall be deemed to have occurred on the Closing Date.

(j) For the purposes of Sections 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Subsidiary that is a limited liability company, or an allocation of assets to a series of a Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Subsidiary to another Subsidiary.

(k) If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in any Section of Article VII or any definition used therein, the Borrower may divide, classify and/or designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets within such Section of Article VII or any definition used therein as the Borrower may determine in its sole discretion from time to time.

(l) [Reserved].

(m) All references to “in the ordinary course of business” of any Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of such Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which any Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of such Borrower or such Subsidiary, as applicable, or any similarly situated businesses of the United States or any other jurisdiction in which any Borrower or any Subsidiary does business, as applicable.

(n) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, nothing in this Agreement or any other Loan Document shall restrict or prohibit (i) any actions, inactions, omissions or changes required by (A) the Amazon Acquisition Agreement (as in effect as of the Closing Date after giving effect to the Amazon First Amendment) or (B) any Law, legal requirement, Governmental Authority, regulatory authority or commission (including, without limitation, any antitrust authority or commission), court, arbitrator, settlement, order or proceeding in any jurisdiction in order to consummate (or prepare for the consummation of) the Amazon Acquisition or the direct or indirect acquisition of the Borrower by Amazon (including, without limitation, any changes to the Amazon Acquisition under the Amazon Acquisition Agreement, any divestitures, Dispositions or other fundamental changes required in connection therewith), or (ii) the Amazon Acquisition or any direct or indirect acquisition of the Borrower by Amazon or any other transaction in connection therewith or otherwise contemplated by the Amazon Acquisition Agreement (including, without limitation, any changes required under clause (i) above); provided, with respect to actions, inactions, omissions or changes required by clause (i)(B) above, (x) any such actions, inactions, omissions or changes shall be conditioned on the consummation of the Amazon Acquisition or (y) such actions, inactions, omissions or changes shall be reversible in the event that that consummation of the Amazon Acquisition (and repayment of the Obligations in full) does not occur substantially concurrently with such actions and in such case the Borrower Parties shall reverse such actions, inactions, omissions or changes as soon as reasonably practical thereafter. No actions, inactions, omissions or changes required under clause (i) above shall amend or waive, or be deemed to amend or waive, the Minimum Core Assets Test or its calculation hereunder, without the prior written consent of the Administrative Agent, and any Event of Default resulting from the failure to perform or observe Section 7.07 as a result of any actions, inactions, omissions or changes described under clause (i) above shall nonetheless constitute an Event of Default.

(o) All references to “knowledge” of any Loan Party or a Subsidiary means the actual knowledge of a Responsible Officer of such Loan Party or Subsidiary.

(p) Notwithstanding anything to the contrary in this Agreement, any other Loan Document or otherwise, with respect to any conflict between this Agreement (including, without limitation, any references to other Loan Documents for any particular item) and any other Loan Document, this Agreement (including, without limitation, any references to other Loan Documents for any particular item) shall govern and control.

(q) Any reference to a “currency” or “currencies” herein shall include any digital currency replacing (or otherwise evidencing in a different or digital form) such currency.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time and except as otherwise expressly provided herein. Notwithstanding anything to the contrary above or elsewhere in this Agreement, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board of Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 [Reserved].

Section 1.09 [Reserved].

Section 1.10 Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Minimum Core Assets Test, Consolidated Core Assets, Consolidated Total Assets and Consolidated Total Revenue of the Borrower and its Subsidiaries shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period.

Section 1.11 Calculation of Baskets. If the financial covenant or any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated Core Assets or Consolidated Total Assets, as applicable, for the most recently completed month, fiscal quarter or other period after the last time such financial covenant or baskets were tested or calculated for any purpose under this Agreement, such financial covenant or baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.12 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.13 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Adjusted Term SOFR Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR, any other Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Adjusted Term SOFR Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Adjusted Term SOFR Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR, any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto that are unrelated to the Obligations (but may have an effect with respect thereto), in each case, that is not in violation or contravention of this Agreement or any other Loan Document in a manner adverse to any Borrower Party or any of its Affiliates. The Administrative Agent and the Borrower, may select information sources or services in their reasonable discretion to ascertain the Adjusted Term SOFR Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other

Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case, in accordance with and pursuant to the terms of this Agreement, and shall have no liability to any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, in each case, except to the extent such error or miscalculation resulted from the material breach of the Loan Documents by, or bad faith, gross negligence or willful misconduct of, the Administrative Agent, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans.

(a) The Initial Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender, severally and not jointly, agrees to make a single loan denominated in Dollars to the Borrower on the Funding Date, in an amount not to exceed such Term Lender’s Term Commitment. The Initial Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or SOFR Loans as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each conversion, and each continuation of SOFR Loans, shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, SOFR Loans (other than a Borrowing on the Funding Date, which may be made one Business Day prior to the requested date of such Borrowing), and 11:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or the last day of the preceding Interest Period with respect to the conversion of any Loans to Base Rate. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

Each Borrowing of, conversion to or continuation of SOFR Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $1,000,000 (or the equivalent Dollar Amount) in excess thereof. Each Borrowing of, or conversion to, Base Rate Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (ii) a whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof.

Each Committed Loan Notice shall specify (i) the identity of the Borrower requesting a Credit Extension, (ii) whether such Borrower is requesting a Borrowing, a conversion of SOFR Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), and (iv) the principal amount of Loans to be borrowed, converted or continued. If, with respect to any SOFR Loans, the Borrower fails to give a timely notice requesting a conversion or continuation, then the Loans shall be made as, or converted to or continued as, SOFR Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the SOFR Loans.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the Loans, and if no timely notice of a conversion or continuation of SOFR Loans is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to or continuation of SOFR Loans as described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders upon notification to the Borrower, no Loans may be requested as, converted to or continued as SOFR Loans.

(d) Upon request, the Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans. The determination of the foregoing interest rates by the Administrative Agent shall be conclusive in the absence of demonstrable error.

(e) [Reserved].

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a) Optional.

(i) Voluntary Prepayments. The Borrower may, upon providing an Optional Prepayment Notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty (except as set forth in Section 2.09(a)); provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:00 p.m. (New York City time) three Business Days prior to any date of prepayment of SOFR Loans and (B) 11:00 a.m. (New York City time) on the date of prepayment of Base Rate Loans (or, in each case, such shorter period as the Administrative Agent shall agree); (2) any prepayment of SOFR Loans shall be (x) in a principal amount of $3,000,000, or (y) a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (y) a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such Optional Prepayment Notice shall specify the date and amount of such prepayment, the Loans to be prepaid and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such Optional Prepayment Notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share). If such Optional Prepayment Notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such Optional Prepayment Notice shall be due and payable on the date specified therein.

(ii) Revocation of Notice. Notwithstanding anything to the contrary contained in this Agreement, any Optional Prepayment Notice provided under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such Optional Prepayment Notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory.

(i) Reserved.

(ii) Asset Sales or Casualty Events. If any Asset Sale or Casualty Event results in the receipt by any Borrower Party of aggregate Net Cash Proceeds in respect of such Asset Sale or Casualty Event (such Asset Sale or Casualty Event, a “Relevant Transaction”), in each case (and in the case of any series of related Relevant Transactions taken together) in an amount which exceeds $1,500,000, then the Borrower shall prepay, subject to Section 2.05(b)(viii), the outstanding principal amount of the Term Loans in an amount equal to 100.0% of the Net Cash Proceeds received from such Relevant Transaction within fifteen (15) Business Days of receipt thereof (or within fifteen (15) Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received) by any Borrower Party; provided, that only the amount of Net Cash Proceeds in excess of the threshold set forth above shall be subject to prepayment pursuant to this Section 2.05(b)(ii) and, in such case, the required prepayment shall be only the amount in excess thereof. Notwithstanding anything herein to the contrary, the Borrower Parties may reinvest the Net Cash Proceeds of any Relevant Transaction in assets which constitute Collateral and, so long as such Net Cash Proceeds are so reinvested within 12 months (or committed to be so reinvested within 12 months and actually reinvested within 18 months) of the date such Net Cash Proceeds are received, no mandatory prepayment shall be required pursuant to this Section 2.05(b)(ii) with respect to such Net Cash Proceeds.

(iii) Other Indebtedness. Upon the incurrence or issuance by any Borrower Party of any Indebtedness (other than Indebtedness permitted pursuant to Section 7.01), the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100.0% of all Net Cash Proceeds received therefrom within one Business Day following receipt thereof by such Borrower Party.

(iv) Amazon Break Fee. In the event that both the Amazon Acquisition is not consummated and the Amazon Acquisition Agreement is terminated in accordance with its terms (after giving effect to applicable extensions), upon payment, and receipt by the Borrower or any of its Subsidiaries, thereof in cash, the Amazon Break Fee shall be applied by the Borrower or such Subsidiary (on behalf of the Borrower) as follows (the “Break Fee Sweep”), or instead, at the option of the Lender, the Lender may irrevocably elect to decline to receive any such amounts:

(A) $35,000,000 (or such lesser total amount of the Amazon Break Fee paid to, and received by, the Borrower or any of its Subsidiaries in cash as of such time) to prepay outstanding Term Loans (the “Initial Break Fee Payment”) (which prepayment, shall include (up to such total amount of the Amazon Break Fee paid to, and received by, the Borrower or any of its Subsidiaries in cash), for the avoidance of doubt, but without duplication, any additional amounts required to be paid pursuant to Section 2.09(a) and accrued, but unpaid interest thereon);

(B) The remaining portion (if any) of the Amazon Break Fee paid to, and received by, the Borrower or any of its Subsidiaries in cash at such time, shall be deposited by the Borrower or such Subsidiary (on behalf of the Borrower) in the Break Fee Account (the “Applicable Remaining Amazon Break Fee Portion”), and shall only be withdrawn therefrom, at the election of the Borrower, for one or more of the following purposes (and, on the day of such election of the Borrower, subject solely to, with respect to clauses (2) and (3) below, the conditions expressly set forth therein, the Collateral Agent shall authorize and instruct the Break Fee Account Institution to permit the Borrower or such Subsidiary to withdraw such amount(s) from the Break Fee Account on the day thereof):

(1) To repay the Term Loans (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Applicable Remaining Amazon Break Fee Portion (for the avoidance of doubt, that remains of the Applicable Remaining Amazon Break Fee Portion at such time on or prior to September 30,

2025 and after giving effect to any prior or concurrent repayments, payments and prepayments) on or before September 30, 2025, and, in such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document, and for the avoidance of doubt, no Break Fee Premium and no Break Fee Account Holding Without Use Fee shall be applicable, owed, due, payable or paid on (or with respect to) such repayment, payment or prepayment.

(2) From time to time, during the fiscal quarter of the Borrower ending in September of 2024, to purchase inventory (including related costs, expenses and taxes paid in connection therewith) of (or for) the Borrower or any of its Subsidiaries so long as (i) the Consolidated Core Assets of the Borrower Parties is equal to or greater than $275,000,000 on a Pro Forma Basis, (ii) no Default or Event of Default has occurred and is continuing or will immediately result therefrom, and (iii) the Administrative Agent shall have received a Withdrawal Notice and Certificate (signed by a Responsible Officer of the Borrower) certifying solely as to compliance with clauses (i) and (ii) immediately above; provided that, within five months following any withdrawal of any amounts from the Break Fee Account, the Borrower shall, at its sole election, either:

(w) return any such withdrawn amounts to the Break Fee Account to be used solely for the purposes set forth in this clause (2) and/or clause (3) below, or

(x) prepay the Term Loans (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Applicable Remaining Amazon Break Fee Portion (for the avoidance of doubt, that remains of the Applicable Remaining Amazon Break Fee Portion inclusive of any such withdrawn amounts at such time and after giving effect to any prior or concurrent repayments, payments and prepayments), and, in such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, no Break Fee Account Holding Without Use Fee shall be applicable, owed, due, payable or paid on (or with respect to) such prepayment, payment or repayment;

(3) From time to time, during the fiscal quarter of the Borrower ending in September of 2025 (and regardless of whether such amounts were used for clause (1) or clause (2) directly above), to purchase inventory (including related costs, expenses and taxes paid in connection therewith) of (or for) the Borrower or any of its Subsidiaries subject to the prior written consent of the Required Lenders, in their sole discretion; provided that within five months following any withdrawal of any amounts from the Break Fee Account pursuant to this clause (3), the Borrower shall repay the Term Loans together with (but without duplication) the applicable Break Fee Premium (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Applicable Remaining Amazon Break Fee Portion (for the avoidance of doubt, that remains of the Applicable Remaining Amazon Break Fee Portion inclusive of any such withdrawn amounts at such time and after giving effect to any prior or concurrent repayments, payments and prepayments);

provided, further, that if amounts are withdrawn from the Break Fee Account as provided in clauses (2) or (3) above, without duplication, the Borrower shall pay (I) with respect to amounts withdrawn from the Break Fee Account during the fiscal quarter of the Borrower ending in September of 2024, on the last Business Day of the Amendment No. ~~1~~3 Period (for avoidance of doubt, after giving effect to any extension of the Amendment No. ~~1~~3 Period consented to by the Required Lenders~~)~~ or such later date agreed to in writing by the Required Lenders, and (II) with respect to amounts withdrawn from the Break Fee Account as provided in clause (3) above, within three (3) Business Days of the return of such amounts to the Break Fee Account or the prepayment of the Term Loans, as applicable, in each case, to the Administrative Agent, for the ratable account of each Lender, a premium equal (the “Break Fee Premium”) to either (but not both) and without duplication:

i.

5% of the aggregate amount (if any) withdrawn from the Break Fee Account, if such amounts are either returned to the Break Fee Account or applied to the repayment of outstanding Term Loans, as applicable, on or prior to the three month anniversary of the date such amounts were withdrawn from the Break Fee Account; or

ii.

10% of the aggregate amount (if any) withdrawn from the Break Fee Account, if such amounts are either returned to the Break Fee Account or applied to the repayment of outstanding Term Loans, as applicable, after the three month anniversary of the date such amounts were withdrawn from the Break Fee Account.

Notwithstanding anything to the contrary in this Agreement or any Loan Document, and for the avoidance of doubt, (I) any applicable Break Fee Premium shall be a lump sum payment and shall not accrue as a percentage of the Term Loans or Obligations like interest and (II) no Break Fee Account Holding Without Use Fee shall be applicable, owed, due, payable or paid by the Borrower or any of its Subsidiaries when a Break Fee Premium is applicable, owed, due, payable or paid.

Notwithstanding anything to the contrary, on the Amendment No. 3 Effective Date, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to $4,000,000 (the “Amendment No. 3 Prepayment”) of the funds remaining the Break Fee Account as of such Amendment No. 3 Effective Date (and, on the Amendment No. 3 Effective Date, the Collateral Agent shall have authorized and instructed the Break Fee Account Institution to transfer such amount from the Break Fee Account to the deposit account designated by the Administrative Agent for such prepayment). Notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, no Break Fee Account Holding Without Use Fee shall be applicable, owed, due, payable or paid on (or with respect to) the Amendment No. 3 Prepayment.

(C) Without duplication and not in addition of the foregoing in this Section 2.04(b)(iv), in the event that the cash proceeds in the Break Fee Account (other than any interest accrued or earned thereon, which may, at Borrower’s option, be kept in the Break Fee Account or disbursed from the Break Fee Account in accordance with the following paragraph) are not withdrawn as permitted under clauses (2) or (3) above (without giving effect to any replenishment or return thereof) from the Break Fee Account on or before September 30, 2025, the Borrower shall prepay the Term Loans subject to all amounts required to be paid pursuant to Section 2.09(a) in an amount equal to the Applicable Remaining Amazon Break Fee Portion that remains in the Break Fee Account at such time (less any amounts previously applied pursuant to clause (B)(1) above and less any other amounts in the Break Fee Account that were used to pay, repay or prepay any of the Term Loans or other Obligations, in each case, together with any interest or other amounts related thereto that were paid, including, without limitation, pursuant to Section 2.09(a)) (and, in such instance, on September 30, 2025, the Collateral Agent shall have (i) authorized and instructed the Break Fee Account Institution to transfer such amount(s) from the Break Fee Account to the deposit account designated by the Administrative Agent for such repayment, which receipt of funds shall satisfy the prepayment, payment and repayment requirements set forth herein, or (ii) authorized and instructed the Break Fee Account Institution to permit the Borrower or such Subsidiary to release such amount(s) from the Break Fee Account for purposes of making the repayment set forth herein, and so long as the Borrower shall have made such repayment within one (1) Business Day after the written authorization of the Break Fee Account Institution and the Collateral Agent to use such amount(s) in the Break Fee Account for such purpose, such repayment shall satisfy the prepayment, payment and repayments requirements set forth herein), plus an amount equal to 4% of the aggregate amount so paid (such 4% fee amount, the “Break Fee Account Holding Without Use Fee”) (regardless of the amount then held in the Break Fee Account); provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, and for the avoidance of doubt, no Break Fee Premium shall be applicable, owed, due, payable or paid in connection with such prepayment, payment or repayment. The prepayments of the outstanding Term Loans made pursuant to clause (B) and this clause (C) are referred to collectively herein as the “Second Break Fee Payment”. To the extent the provisions in this Section 2.05(b)(iv) apply or the Initial Break Fee Payment or the Second Break Fee Payment has been made or has occurred, then, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the provisions in Section 2.05(b)(v) below shall not apply and shall be null and void.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (I) the Administrative Agent agrees, within one (1) Business Day of a written request from the Borrower, to instruct the Break Fee Account Institution to disburse any interest accrued or earned on the amounts deposited in the Break Fee Account to the account specified by the Borrower in such written notice, (II) any delays in the release of the amounts from the Break Fee Account shall not cause a Default or Event of Default to occur, continue or exist; and (III) no interest shall accrue in favor of any Secured Party or be owed, due, payable or paid at any time by any Borrower Party on any amounts in the Break Fee Account or that are withdrawn from the Break Fee Account, including, without limitation, any amounts withdrawn for any of purposes permitted by this Section 2.05(b)(iv).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) after all Amazon Break Fee payments that are required to be made under this Section 2.05(b)(iv) have been made (such date, the “Purpose End Date of the Break Fee Account”), the Collateral Agent and the Administrative Agent shall on the same date of request by the Borrower or any of its Subsidiaries, deliver written notice to the Break Fee Account Institution requesting termination of the Control Agreement over such Break Fee Account and taking any such other actions reasonably requested by the Borrower or any of its Subsidiaries to effectuate such termination and any termination of the Break Fee Account, (y) there shall be no requirement of the Borrower or any of its Subsidiaries to keep open or maintain the Break Fee Account after the Purpose End Date of the Break Fee Account, and (z) any prepayments, payments or repayments made (or deemed made) under (I) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (II) any clause or provision of Section 2.05(b)(v) (unless such amount is specifically referenced in Section 2.05(b)(v) to be required therein without any such reduction), in each case of clause (z)(I) or clause (z)(~~ii~~II), shall be a dollar-for-dollar reduction of any deposit, return or redeposit of any withdrawn amount, prepayment, payment or repayment required by this Section 2.05(b)(iv).

(v) Alternative Account. Notwithstanding the foregoing, in the event that both (I) the Amazon Break Fee has not been received by the Borrower or any of its Subsidiaries on or prior to the date that is three months following the termination of the Amazon Acquisition Agreement (after giving effect to any applicable extensions) in which the termination thereof has not occurred due to the consummation of the Amazon Acquisition and (II) the Borrower can no longer represent that Amazon intends to pay the Amazon Break Fee (the occurrence of both of the immediately preceding clause (I) and clause (II), an “Alternative Outcome”) (in which case, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, the provisions in Section 2.05(b)(iv) shall (1) not apply if the Second Break Fee Payment in an amount of $40,000,000 is made and shall be null and void in such instance, (2) only apply at most up to $50,000,000 (and only in the instance that any Amazon Break Fee is actually paid to, and received by, the Borrower or any of its Subsidiaries in cash after an Alternative Outcome has occurred but prior to the Termination Date and the Alternative Account Amount has been (or was expressly required by the below terms of this introductory paragraph of this Section 2.05(b)(v) to have been) deposited (or is) in the Alternative Account and only as expressly set forth per the mechanics and provisions of the last paragraph of this Section 2.05(b)(v) and otherwise Section 2.05(b)(iv) shall be null and void and no other prepayments, payments or repayments shall be required to be made) and (3) be overridden and replaced by this parenthetical and the mechanics and provisions of the last paragraph of this Section 2.05(b)(v))), then, the Borrower or a Subsidiary thereof shall deposit unrestricted cash and/or Cash Equivalents (subject to Permitted Liens) in the amount of $25,000,000 (the “Base Alternative Account Amount” and, together with any applicable Supplemental Alternative Account Amount (if any), the “Alternative Account Amount”) in the Alternative Account, which amounts shall only be drawn, at the election of the Borrower, for one or more of the following purposes (and, on the day of such election of the Borrower, subject solely to, with respect to clauses (B) and (C) below, the conditions expressly set forth therein, the Collateral Agent shall authorize and instruct the Alternative Account Institution to permit the Borrower or such Subsidiary to withdraw such amount(s) from the Alternative Account on the day thereof):

(A) To repay the Term Loans (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Alternative Account Amount (for the avoidance of doubt, (I) that remains of the Alternative Account Amount after giving effect to any prior or concurrent repayments, payments and prepayments and (b) which shall only be applicable to the Alternative Account Amount that is in the Alternative Account at the applicable time on or prior to September 30, 2025) on or before September 30, 2025, and in such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, no Alternative Premium and no Alternative Account Holding Without Use Fee shall be applicable, owed, due, payable or paid on (or with respect to) such repayment, payment or prepayment.

(B) From time to time, during the fiscal quarter of the Borrower ending in September of 2024, to purchase inventory (including related costs, expenses and taxes paid in connection therewith) of (or for) the Borrower or any of its Subsidiaries so long as (i) the Consolidated Core Assets of the Borrower Parties is equal to or greater than $275,000,000 on a Pro Forma Basis, (ii) no Default or Event of Default has occurred and is continuing or will immediately result therefrom, and (iii) the Administrative Agent shall have received a Withdrawal Notice and Certificate (signed by a Responsible Officer of the Borrower) certifying solely as to compliance with clauses (i) and (ii) immediately above; provided that, within five months following any withdrawal of any amounts from the Alternative Account, the Borrower shall, at its sole election, either:

(1) return any such withdrawn amounts to the Alternative Account to be used solely for the purposes set forth in this clause (B) and/or clause (C) below, or

(2) prepay the Term Loans (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Alternative Account Amount (for the avoidance of doubt, (I) that remains of the Alternative Account Amount inclusive of any such withdrawn amounts and after giving effect to any prior or concurrent repayments, payments and prepayments and (II) which shall only be applicable to the Alternative Account Amount that is in the Alternative Account inclusive of any such withdrawn amounts at such time), and, in such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, no Alternative Account Holding Without Use Fee shall be applicable, owed, due, payable or paid on (or with respect to) such prepayment, payment or repayment;

provided, further, that if amounts are withdrawn from the Alternative Account as provided in this clause (B) and/or clause (C) below, without duplication, the Borrower shall pay, in each case, within three (3) Business Days of the return of such amounts to the Alternative Account or the prepayment of the Term Loans, as applicable, to the Administrative Agent, for the ratable account of each Lender, a premium equal (the “Alternative Premium”) to either (but not both) and without duplication:

i.

5% of the aggregate amount (if any) withdrawn from the Alternative Account, if such amounts are either returned to the Alternative Account or applied to the prepayment of outstanding Term Loans, as applicable, on or prior to the three month anniversary of the date such amounts were withdrawn from the Alternative Account; or

ii.

10% of the aggregate amount (if any) withdrawn from the Alternative Account, if such amounts are either returned to the Alternative Account or applied to the prepayment of outstanding Term Loans, as applicable, after the three month anniversary of the date such amounts were withdrawn from the Alternative Account.

Notwithstanding anything to the contrary in this Agreement or any Loan Document, and for the avoidance of doubt, (I) any applicable Alternative Premium shall be a lump sum payment and shall not accrue as a percentage of the Term Loans or Obligations like interest, and (II) no Alternative Account Holding Without Use Fee shall be applicable, owed, due, payable or paid by the Borrower or any of its Subsidiaries when an Alternative Premium is applicable, owed, due, payable or paid.

(C) From time to time, during the fiscal quarter of the Borrower ending in September of 2025 (and regardless of whether such amounts were used for clause (A) or clause (B) directly above), to purchase inventory (including related costs, expenses and taxes paid in connection therewith) of (or for) the Borrower or any of its Subsidiaries so long as (i) the Consolidated Core Assets of the Borrower Parties is equal to or greater than $275,000,000 on a Pro Forma Basis, (ii) no Default or Event of Default has occurred and is continuing or will immediately result therefrom, and (iii) the Administrative Agent shall have received a Withdrawal Notice and Certificate (signed by a Responsible Officer of the Borrower) certifying solely as to compliance with clauses (i) and (ii) immediately above; provided that within five months following the withdrawal of any amounts from the Alternative Account, the Borrower shall prepay the Term Loans, together with (but without duplication) the applicable Alternative Premium (which prepayment, shall include, for the avoidance of doubt, any additional amounts required to be paid pursuant to Section 2.09(a)) in the amount (after taking into account any amounts in the immediately preceding parenthetical) of the Alternative Account Amount (for the avoidance of doubt, that remains of the Alternative Account Amount inclusive of any such withdrawn amounts at such time and after giving effect to any prior or concurrent repayments, payments and prepayments).

(D) Without duplication and not in addition of the foregoing in this Section 2.04(b)(i), in the event that the cash proceeds in the Alternative Account (other than any interest accrued or earned thereon, which may, at the election of the Borrower, be kept in the Alternative Account or disbursed from the Alternative Account in accordance with the following paragraph) are not withdrawn as permitted under clauses (B) or (C) above (without giving effect to any replenishment or return thereof) from the Alternative Account on or before September 30, 2025, the Borrower shall prepay the Term Loans subject to the amounts required to be paid pursuant to Section 2.09(a) in an amount equal to the Alternative Account Amount that remains in the Alternative Account at such time (less any amounts previously applied to the prepayment of the Term Loans in accordance with clause (A) above and less any other amounts in the Alternative Account that were used to pay, repay or prepay any of the Term Loans or other Obligations, in each case, together with any interest or other amounts related thereto that were paid, including, without limitation, pursuant to Section 2.09(a)) (and, in such instance, on September 30, 2025, the Collateral Agent shall have (i) authorized and instructed the Alternative Account Institution to transfer such amount(s) from the Alternative Account to the deposit account designated by the Administrative Agent for such repayment, which receipt of funds shall satisfy the prepayment, payment and repayment requirements set forth herein, or (ii) authorized and instructed the Alternative Account Institution to permit the Borrower or such Subsidiary to release such amount(s) from the Alternative Account for purposes of making the repayment set forth herein, and so long as the Borrower shall have made such repayment within one (1) Business Day after the written authorization of the Alternative Account Institution and the Collateral Agent to use such amounts in the Alternative Account for such purpose, such repayment shall satisfy the prepayment, payment and repayment requirements set forth herein), plus an amount equal to 4% of the aggregate amount so paid (such 4% fee amount, the “Alternative Account Holding Without Use Fee”) (regardless of the amount then held in the Alternative Account); provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, no Alternative Premium shall be applicable, owed, due, payable or paid in connection with such prepayment, payment or repayment. The prepayments of the outstanding Term Loans made pursuant to clauses (A), (B) and (C) and this clause (D) are referred to collectively herein as the “Alternative Account Payment”.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (I) the Administrative Agent agrees, within one (1) Business Day of a written request from the Borrower, to instruct the Administrative Account Institution to disburse any interest accrued or earned on the amounts deposited in the Alternative Account to the account specified by the Borrower in such written notice, (II) any delays in the release of the amounts from the Alternative Account shall not cause a Default or Event of Default to occur, continue or exist; and (III) no interest shall accrue in favor of any Secured Party or be owed, due, payable or paid at any time by any Borrower Party on any amounts in the Alternative Account or that are withdrawn from the Alternative Account, including, without limitation, any amounts withdrawn for any of purposes permitted by this Section 2.05(b)(v).

If any Amazon Break Fee is actually paid to, and received by, the Borrower or any of its Subsidiaries in cash after an Alternative Outcome has occurred but prior to the Termination Date, then solely with respect to any such Amazon Break Fee that is so paid to, and received by, the Borrower or such Subsidiary in a cash amount of $50,000,000 or less (such amount, the “Actually Received Alternative Account Amount”), (1) the lesser of $35,000,000 and the full amount of the Actually Received Alternative Account Amount (the “Alternative Initial Break Fee Payment Amount”) shall be deemed the “Initial Break Fee Payment” for the purpose hereof and shall be applied, without duplication, in accordance with Section 2.05(b)(iv)(A), and (2) the lesser of $15,000,000 and the remaining amount of the Actually Received Alternative Account Amount (after giving effect to the use and/or application of the Alternative Initial Break Fee Payment Amount in clause (1) directly above in accordance with such clause (1) above) (such amount covered by this clause (2), the “Supplemental Alternative Account Amount”) shall be deposited by the Borrower or such Subsidiary (on behalf of the Borrower) in the Alternative Account and shall be used for the purposes, withdrawn and/or applied, in accordance with the above paragraphs of this Section 2.05(b)(v). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (I) there is no requirement for the Borrower or any of its Subsidiaries to keep open or maintain the Alternative Account after the Base Alternative Account Amount has been used or applied in accordance with the above paragraphs of this Section 2.05(b)(v) if any Supplemental Alternative Account Amount has been paid to, and received by, the Borrower or any of its Subsidiaries in cash as of such date, and the Borrower shall only be required to open a new (or reestablish the former, at the Borrower’s sole option) Alternative Account again after (if ever) any of the Supplemental Alternative Account Amount is paid to, and received by, the Borrower or any of its Subsidiaries in cash, (II) upon any required payments being made or applied as set forth in this paragraph, the provisions of this Section 2.05(b)(v) appearing above this sentence and the provisions of Section 2.05(b)(iv) shall be null and void and no longer applicable, (III) any amount of the Amazon Break Fee in excess of $50,000,000 this is paid to, and received by, the Borrower or any of its Subsidiaries in cash after the occurrence of an Alternative Outcome may be used or applied by the Borrower and its Subsidiaries for any use or purpose that is not expressly prohibited by the terms of this Agreement, IV) at no time shall the Borrower or any of its Subsidiaries be required to apply to (or repay) Obligations of more than a potential maximum amount of $75,000,000 between Section 2.05(b)(iv) and Section 2.05(b)(v) (which, for the avoidance of doubt, the amount that may ultimately be required to be applied to (or used to repay) the Obligations may be as little as $25,000,000 under Section 2.05(b)(iv) and Section 2.05(b)(v)), and (V) any prepayments, payments or repayments made (or deemed made) under (1) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (2) any clause or provision of Section 2.05(b)(iv) (unless such amount is specifically referenced in Section 2.05(b)(iv) to be required therein without any such reduction), in each case of clause (v)(1) or clause (v)(2), shall be a dollar-for-dollar reduction of any deposit, return or redeposit of any withdrawn amount, prepayment, payment or repayment required by this Section 2.05(b)(v).

(vi) Application of Prepayments. Subject to Section 2.17, the aggregate amount of any prepayment of outstanding Term Loans pursuant to this Section 2.05 shall be made to each Term Loan Lender in accordance with such Term Loan Lender’s Pro Rata Share, together with any applicable premium, MOIC and interest owed or accrued thereon.

(vii) Other Requirements and Considerations. All prepayments under this Section 2.05 shall be subject to Section 2.09(a). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any prepayments, payments or repayments of the Obligations made pursuant to (A) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (B) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v), in each case of clause (vii)(A) and clause (vii)(B), shall result in an adjustment to the Minimum Core Assets Test in the manner set forth in Section 7.07.

(viii) Payment Blocks.

(A) Notwithstanding any other provisions of this Section 2.05 or anything else to the contrary in this Agreement or any other Loan Document, to the extent that the Borrower has determined in good faith that any or all of the Net Cash Proceeds of any Asset Sale by a Non-U.S. Subsidiary (or a U.S. Subsidiary of a Non-U.S. Subsidiary) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Non-U.S. Subsidiary (or a U.S. Subsidiary of a Non-U.S. Subsidiary) (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii) are or is prohibited, restricted or delayed by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any director or officer of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a risk of breach of fiduciary or statutory duties by any director or officer) (any such circumstance, a “Payment Block”), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary and may be used for purposes not prohibited by this Agreement (it being understood that the Borrower shall not be required to monitor any such prohibition, restriction or delay or other circumstance or condition or to reserve cash for any future repatriation after it has notified the Administrative Agent hereof).

(B) Notwithstanding any other provisions of this Section 2.05 or anything else to the contrary in this Agreement or any other Loan Document, to the extent that the Borrower has determined in good faith that repatriation to the United States of any or all of the Net Cash Proceeds of any Foreign Disposition or Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii) would reasonably be expected to result in material adverse tax consequences (including withholding tax), the Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Subsidiary and may be used for purposes not prohibited by this Agreement (it being understood that the Borrower shall not be required to monitor any such adverse tax consequences or to reserve cash for any future repatriation after it has notified the Administrative Agent hereof) and such amount of the Net Cash Proceeds shall, without duplication of any taxes already taken into account in the determination of Net Cash Proceeds, be net of any withholdings or taxes paid or payable in connection with such event (or the repatriation of any such proceeds to the Borrower or any U.S. Subsidiary thereof).

(C) The Borrower shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after the Borrower has notified the Administrative Agent of the existence of such Payment Block.

(c) Term Lender Opt Out. With respect to any mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(ii), any Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment), may elect not to accept such prepayment as provided below. To the extent commercially practicable, the Borrower may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(ii) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Lender does not give a notice to the Administrative Agent on or prior to such third (3rd) Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans owing to the Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the Borrower and may be used for any purpose not prohibited by this Agreement (any Net Cash Proceeds retained by the Borrower in accordance with this Section 2.05(c), shall constitute “Retained Declined Proceeds”).

Section 2.06 Termination or Reduction of Commitments. The Term Commitments shall be automatically and permanently reduced to zero on the Funding Date after giving effect to the funding of the Initial Term Borrowing.

Section 2.07 Repayment of Loans. The Borrower hereby unconditionally promises to pay in full in cash to the Administrative Agent, for the ratable account of the Term Lenders, on the Maturity Date, the aggregate principal amount of the Term Loans then outstanding, together, for the avoidance of doubt, with any additional amounts required to be paid pursuant to Section 2.09(a).

Section 2.08 Interest.

(a) Subject to the provisions of the following sentence, (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date, as the case may be, for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Term SOFR Rate for such Interest Period plus (B) the Applicable Rate for SOFR Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans (clauses (i) and (ii), the “Interest Rate”).

(b) During the continuance of (x) a Specified Event of Default or (y) an Event of Default with respect to which the Required Lenders have given written notice to the Borrower of their intent to charge interest at the Default Rate, the Borrower shall pay interest on all Obligations arising under the Loan Documents at the Default Rate; provided that this clause (b) shall not apply to amounts owing to Defaulting Lenders. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than the Amendment No. 3 Prepayment which shall be applied solely to the repayment of principal of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest shall be payable (i) in an amount equal to the portion of the Interest Rate constituting the PIK Interest Rate, in-kind on the applicable Interest Payment Date, with such amounts paid constituting principal of Term Loans for all purposes hereafter and shall incur interest at the Interest Rate thereafter and (ii) in an amount equal to the portion of the Interest Rate constituting the Cash Interest Rate, in cash in Dollars on the applicable Interest Payment Date. Notwithstanding the foregoing, the Borrower may elect (at its sole option) to pay any interest accrued at the PIK Interest Rate in cash on or prior to the applicable Interest Payment Date on which such amount is due; provided that, to the extent the Borrower desires to make such an election, the Borrower shall notify the Administrative Agent no later than the Business Day prior to the Interest Payment Date (or such shorter period as the Administrative Agent shall so agree in its reasonable discretion) of the dollar amount of interest accrued at the PIK Interest Rate that the Borrower so desires to instead pay in cash on such Interest Payment Date.

(e) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09 Fees and Call Protection.

(a) Multiple on Invested Capital. In the event that all or any portion of the principal amount of the Term Loans is repaid (or prepaid) at any time for any reason (including on or after the Maturity Date or upon or after acceleration, but excluding the Amendment No. 3 Prepayment) or an acceleration occurs in connection with all or any portion of the Term Loans (any such amount (for avoidance of doubt, other than any amount in connection with the

Amendment No. 3 Prepayment), a “Subject Amount”, and such Subject Amount less any portion of the principal so prepaid which previously consisted of interest paid in-kind, an “Initial Principal Subject Amount”), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, an amount equal to but without duplication (such amount, the “MOIC Amount”):

(i) the product of (x) the Initial Principal Subject Amount multiplied by (y) the MOIC minus

(ii) all amounts previously, substantially concurrently or concurrently paid (directly or indirectly) in cash to the Administrative Agent, the Collateral Agent, the Lenders, any other Secured Party or their designees in respect of the portion of the Initial Principal Subject Amount then being repaid, prepaid or paid (including, without limitation, all principal, interest (including, without limitation, interest that has been added to the principal of the Term Loans and then been paid in cash including concurrently as part of the Subject Amount), fees (but excluding the Amendment No. 1 Fee), original issue discount, prepayment or other payment premiums (including, without limitation, the Break Fee Premium and the Alternative Premium) and other amounts that have been earned, owed, accrued and paid on such portion of the Initial Principal Subject Amount then being repaid, other than (x) amounts paid under Sections 2.09(d), 3.01, 10.04 and 10.05 and (y) for the avoidance of doubt, any amounts or returns paid with respect to, or under, the Warrants. Notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, the amounts paid under Section 2.09(c) shall be included in this clause (ii) as a dollar-for-dollar deduction to clause (i) above.

(b) The “MOIC” shall be as follows:

(i) If the Amazon Acquisition has not been consummated concurrently with or prior to the payment, repayment or prepayment of such Subject Amount, the MOIC with respect to the Initial Principal Subject Amount corresponding to such Subject Amount shall be the ratio set forth below with respect to the period in which such Subject Amount is paid, repaid or prepaid or required to be paid, repaid or prepaid:

Applicable Period	MOIC
On or prior to the first anniversary of the Closing Date	1.40x

After the first anniversary of the Closing Date until (and including) the date that is the eighteen months of the Closing Date	1.45x

After the date that is the eighteen months of the Closing Date until (and including) the second-anniversary of the Closing Date	1.50x

After the second-anniversary of the Closing Date	1.70x, or, in the event that both (i) the Amazon Break Fee has not been received by the Borrower or any of its Subsidiaries on or prior to the date that is three months following the termination of the Amazon Acquisition Agreement (after giving effect to any applicable extensions) in which the termination thereof has not occurred due to the consummation of the Amazon Acquisition and (ii) the Borrower can no longer represent in good faith that Amazon intends to pay the Amazon Break Fee, 1.75x.

(ii) If the Amazon Acquisition is consummated concurrently with or prior to the payment, repayment or prepayment of such Subject Amount, the MOIC with respect to such Initial Principal Subject Amount corresponding to such Subject Amount shall be the ratio set forth below with respect to the period in which such Subject Amount is paid, repaid or prepaid or required to be paid, repaid or prepaid:

Applicable Period	MOIC
On or prior to the first anniversary of the Closing Date	1.30x

After the first anniversary of the Closing Date until (and including) the date that is the eighteen months of the Closing Date	1.35x

After the date that is the eighteen months of the Closing Date until (and including) the second-anniversary of the Closing Date	1.40x

After the second-anniversary of the Closing Date	1.60x

It is understood and agreed that if the Obligations are accelerated or otherwise become due prior to the Maturity Date, in each case, in respect of the occurrence and continuance of any Event of Default (including, but not limited to, upon the occurrence and continuance of a Specified Event of Default (including the acceleration of claims by operation of law)), the MOIC Amount that would have applied if, at the time of such acceleration, Borrower had prepaid any or all of the Term Loans as contemplated in Section 2.05 (any such event, a “Term Loan MOIC Event”), will also be due and payable without any further action (including, without limitation, any notice requirements otherwise applicable to Term Loan MOIC Events, if any) as though a Term Loan MOIC Event had occurred and such MOIC Amount shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any MOIC Amount payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The MOIC Amount shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO), ON BEHALF OF ITSELF AND THE OTHER LOAN PARTIES, THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MOIC AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. Each Loan Party expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the MOIC Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the MOIC Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the MOIC Amount; and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that its agreement to pay the MOIC Amount to Lenders as herein described is a material inducement to Lenders to provide the Term Commitments and make the Term Loans.

(c) Other Fees. As consideration for TCG’s agreement to act as Administrative Agent under this Agreement, you agree to pay, or cause to be paid, to the Administrative Agent, an annual administration fee in an amount equal to $45,000 per year, which fee will be payable on the Funding Date and annually in advance on each anniversary thereof prior to the earlier of (i) the Maturity Date and (ii) the Termination Date; provided that, with respect to any portion of the particular year of the Facilities that had not been completed when the Termination Date occurs prior to the Maturity Date, the Administrative Agent agrees to pay to the Borrower on such Termination Date an amount in Dollars equal to (A) the product of (1) the number of days remaining in the applicable year of the Facilities, divided by (2) the amount of days in the applicable year of the Facilities, multiplied by (B) 45,000.

(d) Amendment No. 1 Fee. As consideration for Lenders’ agreements under the Amendment No. 1 to Credit Agreement, you agree to pay, or cause to be paid, to the Administrative Agent, for the ratable account of each Lender party thereto, an amount equal to 2.00% of the aggregate principal amount of Term Loans outstanding on the Amendment No. 1 Effective Date (the “Amendment No. 1 Fee”), which Amendment No. 1 Fee shall be paid in-kind on the Amendment No. 1 Effective Date with such amount paid constituting principal of Term Loans for all purposes hereafter and shall incur interest at the Interest Rate thereafter.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans based on clause (a), (b) or (d) in the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 or 366-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence thereof for all purposes, absent demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Treasury Regulations Section 5f.103-1(c) and Proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its accounts or records pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00

p.m. (New York City time) on the date specified herein, except as set forth in Section 2.08(a) with respect interest accrued at the PIK Interest Rate which shall be paid-in-kind (other than to the extent the Borrower elects to pay such PIK Interest Rate in cash in accordance with the last sentence of Section 2.08(d)). The Administrative Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of any such cash payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. With respect to any amounts paid-in-kind, the Administrative Agent shall apply such amounts to increase the principal amounts owed to each Term Lender on a Pro Rata Basis. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive absent demonstrable error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. At any time that payments are not required to be applied in the manner required by Section 8.04, if insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share the Outstanding Amount of all Loans outstanding at such time.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, , any payment (whether voluntary, involuntary or through the exercise of any right of setoff) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the assignments and participations described in Section 10.07, or (B) any applicable circumstances contemplated by Section 2.05(b), 2.17, or 3.08.

Section 2.14 Tax Treatment. The Borrower and each Lender agree that it is their intention, for U.S. federal (and applicable state and local) income tax purposes, that, prior to the Amendment No. 1 Effective Date: (i) the Loans be treated as debt instruments that are “contingent payment debt instruments” subject to the regulations set forth in Treasury Regulation Section 1.1275-4(b); (ii) payments and accruals of interest (including paid in-kind interest) on the Term Loans be treated as interest and (iii) no payment or accrual of interest or payment or delivery of any amount upon the sale, exchange, redemption or payment at maturity of the Term Loans be treated as “contingent interest” described under section 871(h)(4) or 881(c)(4) of the Code other than (a) if and to the extent that any amount paid on a sale, exchange, redemption or payment at maturity of the Term Loans in which the MOIC Amount is calculated pursuant to Section 2.09(b)(i) exceeds the amount that would have been paid on such sale, exchange, redemption or payment at maturity of the Term Loans if the MOIC Amount had been calculated pursuant to Section 2.09(b)(ii) and (b) without duplication of any such amounts included in the preceding clause (a), any Break Fee Premium or Alternative Premium (clauses (i) through (iii) above, the “Intended Tax Treatment”). The Borrower and each Lender agree to reasonably cooperate regarding the determination of the U.S. federal income tax treatment of the transactions contemplated by ~~the~~ Amendment No. 1 and Amendment No. 3.

The Borrower and the Administrative Agent shall cooperate to prepare the “comparable yield” and the “projected payment schedule” of the Term Loans as in effect prior to the Amendment No. 1 Effective Date, as determined pursuant to Treasury Regulation Sections 1.1275-4(b)(4)(i) and 1.1275-4(b)(4)(ii) (collectively, the “CPDI Schedule”), which CPDI Schedule shall be subject to the reasonable approval of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). In the event that any adjustments are required pursuant to applicable Law to be made to the CPDI Schedule, the Borrower and the Administrative Agent shall cooperate to make such adjustments and such adjustments shall be subject to the prior reasonable approval of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

The Borrower and each Lender agree to file, and to cause their Affiliates to file, all Tax returns consistent with the Intended Tax Treatment and the CPDI Schedule, except, in each case, as otherwise required by a determination within the meaning of Section 1313(a) of the Internal Revenue Code or a change in applicable Law that is binding on the Borrower or Lender, as applicable.

Section 2.15 [Reserved].

Section 2.16 [Reserved].

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this

Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(b) If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their ratable shares in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Withholding

Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the Administrative Agent (for amounts paid to the Administrative Agent in its own right) or Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Without duplication of amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) [Reserved].

(h) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(h)(ii)(B), (ii)(D), and (ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) copies of executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) copies of executed IRS Form W-8ECI (or any successor form);

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(4) to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) each Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (i) comply with their obligations under FATCA and (ii) determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account).

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(h).

(i) The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(j) For the avoidance of doubt, the term “applicable Law” includes FATCA.

Section 3.02 Alternate Rate of Interest.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark, with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders (and the Administrative Agent shall provide prompt written notice to the Borrower of any such objection by the Required Lenders). No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.02(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to mutually make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify in writing the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.02(d) and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Lenders, pursuant to this Section 3.02 (in each case, subject to any reasonableness requirements or qualifiers or Borrower consent, approval or consultation rights set forth in this Section 3.02), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in consultation with the Borrower or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of SOFR Loans, conversion to or continuation SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 3.03 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Adjusted Term SOFR Rate, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Adjusted Term SOFR Rate, the Term SOFR Reference Rate or Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such written notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) prepay or convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”) or (B) on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.04 [Reserved].

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender (for purposes of this Section 3.05, the term “Lender” shall include the Administrative Agent or any Lender and any corporation or bank controlling the Administrative Agent or any Lender and the office or branch where the Administrative Agent and any Lender (as so defined) makes or maintains any Loans) reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, (i) there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to Term SOFR or (as the case may be) issuing, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing or (ii) any Lender shall be subject to any Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes of the type in clauses (b) through (d) of such definition of “Excluded Taxes”) on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then within fifteen (15) days after written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent, unless disputed in good faith by the Borrower), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within fifteen (15) days after written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent, unless disputed in good faith by the Borrower), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term SOFR or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such written notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

Section 3.06 [Reserved].

Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any additional amount to any Lender, , or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender, as applicable, will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender, be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Sections 3.01 and 3.05.

(c) If any Lender requests compensation by the Borrower under Section 3.05, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d) If the obligation of any Lender to make or continue any SOFR Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 3.07(c) hereof, (i) such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law), and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 or 3.05 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) (x) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans in an equivalent Dollar Amount as such SOFR Loans, and (y) all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans or shall remain as Base Rate Loans.

(e) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted in an equivalent Dollar Amount, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.08 Replacement of Lenders Under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans as a result of any condition described in Section 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on three Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to the Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) so long as no Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender, and (1) in the case of a Lender, repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) Reserved; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender.

(b) [Reserved].

(c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders or Majority Lenders of the applicable class (or, in the case of any amendment or modification that requires the consent of all affected Lenders, in lieu of the Required Lenders or Majority Lenders, as applicable, a majority (in principal amount) of such affected Lenders), as applicable, have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”.

(d) Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to the Occurrence of the Closing Date. The occurrence of the Closing Date and the effectiveness of this Agreement is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received all of the following (subject to Section 6.16), each of which shall be originals or facsimiles or “pdf” files (and which signatures may be by DocuSign) (followed promptly by originals to the extent requested in writing) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent:

(i) Executed counterparts of (A) this Agreement from the Borrower, (B) the Guaranty from the Borrower and each Subsidiary Guarantor and (C) the Intercompany Subordination Agreement.

(ii) The Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with:

(A) to the extent required to be pledged under the terms of the Security Agreement, certificates, if any, representing the Pledged Interests, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable);

(B) copies of proper UCC-1 financing statements, duly prepared for filing in the state of organization or formation of each Loan Party (and each Loan Party hereby authorizes the filing of each such UCC-1 financing statements) that the Collateral Agent may deem reasonably necessary in order to perfect the Liens on the Collateral of each Loan Party created under the Security Agreement, covering the Collateral described in the Security Agreement; and

(C) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary in order to perfect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent but only to the extent required for such action to be taken pursuant to the Security Agreement (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements).

(iii) An Intellectual Property Security Agreement, duly executed by the Administrative Agent and each Loan Party that owns intellectual property that is Collateral and that is required to be pledged in accordance with the Security Agreement.

(iv) A Term Note executed by the Borrower in favor of each Lender, to the extent such Lender requested a Term Note at least one (1) Business Day prior to the Closing Date.

(v) A Solvency Certificate executed by a Responsible Officer of the Borrower (immediately after giving effect to the Transactions occurring on the Closing Date) substantially in the form attached hereto as Exhibit K.

(vi) The Board Observer Agreement, duly executed by the Borrower and the Administrative Agent.

(vii) the UK Collateral Documents duly executed by the Borrower and the UK Guarantor, as applicable

(b) [Reserved].

(c) Legal Opinions. The Administrative Agent shall have received a customary legal opinion, dated as of the Closing Date (addressed to the Administrative Agent, the Collateral Agent, and the Lenders as of the Closing Date) of (i) Goodwin Procter LLP, as New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) Latham & Watkins LLP, as English counsel for the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(d) Secretary’s Certificate. The Administrative Agent shall have received:

(i) (A) a certificate from the Borrower and each Loan Party that is a U.S. Subsidiary, signed by an Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, together with (x) copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (y) the resolutions of such Loan Party referred to in such certificate, and (z) a signature and incumbency certificate to the officers of such persons executing the Loan Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and (B) certificates of good standing or status (to the extent that such concept or similar concept exists in the relevant jurisdiction) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization or formation of each Loan Party (in each case, to the extent applicable); and

(ii) in the case of UK Guarantors, a certificate of each such UK Guarantor, executed by a Responsible Officer thereof, which shall (x) certify that attached thereto are (A) a true and complete copy of the Organizational Documents of such UK Guarantor, which Organizational Documents have not been amended (except as attached thereto) since the date reflected thereon and (B) a true and complete copy of (1) the resolutions of its board of directors and (2) the resolution of the shareholders or equivalent body of each such UK Guarantor, in each case, authorizing the execution and delivery of the Loan Documents to which it is party to, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (Y) identify by name and title and bear the signatures of the directors and/or other Responsible Officers of such UK Guarantor authorized to sign the Loan Documents to which such UK Guarantor is a party to and (Z) subject to any limitations set out in the Loan Documents, confirming that, borrowing or guaranteeing or securing (as appropriate) the total Commitments hereunder would not cause any borrowing, guarantee, security or other similar limit binding on it to be exceeded.

(e) Material Adverse Effect. Since December 31, 2022, there shall not have been a Material Adverse Effect with respect to the Borrower Parties (taken as a whole).

(f) KYC; PATRIOT Act. The Borrower shall have provided, or caused to be provided, the documentation and other information relating to the Loan Parties reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and in relation to each Loan Party or any Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case at least three Business Days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(g) Representations and Warranties and No Default or Event of Default. (i) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) on and as of the date of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (including by “Material Adverse Effect”)) as of such earlier date and (ii) no Default or Event of Default shall be existing immediately after giving effect to the proposed Credit Extension or the application of the proceeds therefrom on the Closing Date.

(h) Existing Credit Agreement. The Existing Credit Agreement shall have been terminated (other than terms thereof that expressly survive the termination thereof), all outstanding obligations thereunder paid in full (other than unasserted indemnification and expense reimbursement obligations in accordance with the terms thereof and other than any obligations that have been cash collateralized or backstopped, including letter of credit and similar credit support obligations and guarantees of such obligations) and all guarantees of such obligations (other than guarantees of letters of credit and similar credit support obligations that have been cash collateralized or backstopped) shall have been released, and the Liens securing such obligations shall have been released (other than any Liens on any such cash collateral); provided that, notwithstanding anything to the contrary in the foregoing in this clause (c), letters of credit, other credit support obligations and guarantees of such obligations, and obligations with respect to Cash Management Services, hedges and Swap Contracts that may be related to the Existing Credit Agreement and any Liens securing such amounts and obligations may remain outstanding and are not required to be repaid, terminated or released to the extent any such Indebtedness and Liens are permitted to be incurred or granted in accordance with Sections 7.01 and 7.02.

(i) Amazon Consent. The Borrower shall have delivered to the Administrative Agent (to its reasonable satisfaction) a copy of the consent or amendment to the Amazon Acquisition Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to permit the execution of this Agreement and the other Loan Documents, the making of the Loans provided hereunder, the consummation of the Transactions contemplated hereby and the performance of the Obligations by the Borrower Parties in accordance with the terms set forth in this Agreement and the other Loan Documents (the “Amazon Acquisition Consent”).

(j) Officer Certification. A certificate of a Responsible Officer of the Borrower certifying that, as of the Closing Date, the conditions set forth in Section 4.01(e) and Section 4.01(g) have been satisfied.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, the Administrative Agent and each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.02 Conditions to the Initial Extension of Credit on the Funding Date. The obligation of each Lender to make the Credit Extension hereunder on the Funding Date is subject only to

(a) the occurrence of the Closing Date,

(b) the Administrative Agent shall have received a Committed Loan Notice, if applicable, in each case relating to the Credit Extension on or prior to the Funding Date, and

(c) without duplication, all fees and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date or Funding Date pursuant to this Agreement, to the extent invoiced at least two Business Days prior to the Funding Date (or such later date as the Borrower may reasonably agree) shall have been paid.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants, in each case after giving effect to the Transactions, to the Administrative Agent, Collateral Agent and the Lenders on the Closing Date that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Subsidiaries (a) is a Person duly organized, formed or incorporated, amalgamated or continued, validly existing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is in good standing (or such similar concept in the relevant jurisdiction, if such a concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, and is duly qualified and authorized to do business under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case referred to in (b)(i) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with, or result in any breach or contravention of (i) the Amazon Acquisition Agreement or (ii) any material contract that such Person is a party to except to the extent that any such conflict under this clause (b)(ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (c) result in the creation or imposition of any Lien (other than Permitted Liens) on any Collateral of such Person or (d) violate any Law or any writ, judgment, order, decree or arbitral award of any Governmental Authority except to the extent that any such violation under this clause (d) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, or for the consummation of the Transactions on the Closing Date, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection of the Liens created under the Collateral Documents (including the first priority (subject to Permitted Liens) nature thereof) required to be perfected hereunder, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings which are not material, to the Loan Parties’ business, assets, financial condition or results of operations (in each case, taken as a whole) or their respective ability (taken as a whole) to perform their respective payment obligations under the Loan Documents, or for the Agents or Lenders to exercise their respective rights or remedies hereunder or under the Loan Documents, taken as a whole (in each case, other than as a result of (I) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it, or the failure of the Administrative Agent to file UCC financing statements, continuation statements or amendments (or any equivalent thereof) to the extent that the Loan Parties have not breached their representations and warranties or covenants, as applicable, under Sections 6(a) and 8(a) of the Security Agreement (in each case, without giving effect to Schedule 8.01), or the failure of the Administrative Agent to file copyright security agreements with the United States Copyright Office to the extent that such copyright security agreements have been executed and delivered by a Loan Party when and as required by the terms of the Loan Documents, (II) a release of Collateral in accordance with the terms hereof or thereof or (III) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms hereof or thereof).

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders on or prior to the Closing Date and those audited consolidated financial statements most recently delivered pursuant to Section 6.01(a) (i) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof, (ii) their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material Indebtedness of the Borrower and its Subsidiaries as of the date thereof; provided, that the Borrower and the Subsidiaries make no representation or warranty with respect to any historical financial statements delivered in connection with any permitted acquisition or acquisitions of intellectual property from third parties.

(b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders on or prior to the Closing Date and those unaudited consolidated financial statements most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to year-end audit adjustments; provided, that the Borrower and the Subsidiaries make no representation or warranty with respect to any historical financial statements delivered in connection with any permitted acquisition or acquisitions of intellectual property from third parties.

(c) [Reserved].

(d) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower Party, or against any of their properties or revenues, as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The proceeds of the Loans will be used in accordance with Section 6.11.

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of the Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for (i) minor defects in title that do not materially interfere with its ability to conduct its business, taken as a whole, or to utilize such property for its intended purposes, and (ii) Permitted Liens, and except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.

(b) As of the Closing Date, no Loan Party or any of their respective Subsidiaries owns any Material Real Property.

Section 5.09 Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Borrower Parties and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits;

(b) Hazardous Materials have not been Released on any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Borrower Party, except for such Releases that were in compliance with, or would not reasonably be expected to give rise to liability of any Borrower Party under, any Environmental Law;

(c) none of the Borrower Parties is undertaking, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d) all Hazardous Materials Released, generated, used, treated, handled or stored by any Borrower Party at, or transported by any Borrower Party to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by any Borrower Party have been disposed of in a manner not reasonably expected to result in liability to any Borrower Party; and

(e) none of the Borrower Parties has received written notice of or is subject to any claim, action, proceeding or suit with respect to any actual or alleged Environmental Liability.

Section 5.10 Taxes. The Borrower Parties have filed or have caused to be filed all material Tax returns and reports required to be filed, and have paid all material Taxes (including in their capacity as withholding agents) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11 ERISA Compliance.

(a) (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal and state Laws; (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax- qualified status; and (iii) each Loan Party and each ERISA Affiliate has made all required contributions to each Plan, and no application for a funding waiver or extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and, to the knowledge of any Loan Party, each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80.0% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred and is continuing that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan.

Section 5.12 Subsidiaries; Capital Stock. As of the Closing Date, after giving effect to the Transactions, there are no Subsidiaries, joint ventures or partnerships or other equity investments in any Person that are owned by the Borrower other than those disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.

Section 5.13 Margin Regulations; Investment Company Act.

(a) None of the Loan Parties is engaged, nor will any such Loan Party engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB. No proceeds of any Borrowings will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; provided that this sentence shall not be included in any representation or warranty in connection with the establishment of any New Loan Commitments unless otherwise agreed by the Borrower and the applicable lenders under any such facility.

(b) None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. As of the Closing Date, no Information Memorandum nor any other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood and agreed that (i) that actual results may differ significantly from such forecasts and that such variances may be material, (ii) any financial or business projections furnished by the Borrower or the Subsidiaries are not to be viewed as facts and subject to significant uncertainties and contingencies, many of which are beyond the control of such Loan Parties and their Subsidiaries, and (iii) no assurance is given by the Borrower or any of its Subsidiaries that the results or forecast in any such projections will be realized.

Section 5.15 Compliance with Laws and Amazon Acquisition Agreement.

(a) The Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. It is understood and agreed that this Section 5.15 shall not limit Section 5.19.

(b) As to the matters set forth on Schedule 5.15 hereof as of the date of this Agreement.

(c) Subject to the Legal Reservations, the Amazon Acquisition Agreement (i) has been duly authorized, executed and delivered by each party thereto, (ii) is in full force and effect, and is enforceable against each party thereto in accordance with its terms. As of the Closing Date, the Borrower has not, and to the Borrower’s knowledge, Amazon has not, materially breached or defaulted on the Amazon Acquisition Agreement.

Section 5.16 Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and each Subsidiary Guarantor has the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to have the right to use, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not be deemed to constitute a representation that the Borrower and the Subsidiary Guarantors do not infringe or violate the intellectual property rights held by any other Person. Except as set forth on Schedule 5.16, to the knowledge of the Borrower, the conduct of the business of the Borrower or Subsidiary Guarantors as currently conducted does not infringe upon or violate any intellectual property rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no claim or litigation alleging any such infringement or violation is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18 Validity, Priority and Perfection of Security Interests in the Collateral. Subject to the Perfection Exceptions, the Legal Reservations, Section 5.03 and Section 6.15, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements, restructuring or restructuring plan or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and (a) when financing statements and other filings in the appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office (or registration of particulars of any applicable UK Collateral Document at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees and registration of particulars of any applicable UK Collateral Document at the public register of the Intellectual Property Office of the United Kingdom (the “UK IPO”) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document), the Liens created by the Collateral Documents shall constitute fully perfected Liens and, solely with respect to Equity Interests (other than with respect to Equity Interests of any Person that is a non-U.S. Subsidiary or which constitute Excluded Property), fully perfected Liens, in each case, so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

Section 5.19 Sanctions; OFAC.

(a) Sanctions Laws and Regulations. Each of the Borrower and each of its respective Subsidiaries is (i) in compliance in all material respects with applicable Sanctions Laws and Regulations and (ii) in compliance, in all material respects, with applicable anti-money laundering laws and regulations. No Borrowing, or use of proceeds therefrom, will violate or result in the violation of any applicable Sanctions Laws and Regulations, the PATRIOT Act, or any applicable anti-money laundering laws and regulations by any party hereto.

(b) OFAC. None of (I) the Borrower or any other Loan Party and (II) the Non-Loan Party Subsidiaries or any director, officer or, to the knowledge of the Borrower, manager, agent or employee of the Borrower or any of their respective Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order, (iii) is a Sanctioned Person or (iv) is located, organized or resident in a Sanctioned Country. The Borrower will not directly or knowingly indirectly use the proceeds of the Loans, or otherwise make available such proceeds to any Person, (x) for the purpose of financing activities or transactions of or with any Sanctioned Person, or dealings or investments in or with any Sanctioned Country, or otherwise in violation of applicable Sanctions Laws and Regulations, or (y) in any manner that would constitute or give rise to a violation of applicable Sanctions Laws and Regulations by any party hereto.

(c) Anti-Terrorism Laws, Etc. Without limiting the foregoing, no Loan Party nor any of its Subsidiaries (i) is in violation of any Anti-Terrorism Laws, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, or (iii) is a Blocked Person. No Loan Party or any of its Subsidiaries (x) unlawfully conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (y) unlawfully deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order or other Anti-Terrorism Laws.

Section 5.20 Anti-Corruption Laws. No part of the proceeds of any Loan will, directly or, to the knowledge of Borrower, indirectly, be used for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, as amended, or any other similar law relating to corruption or bribery that applies to any Loan Party or any of its Subsidiaries (the “Anti-Corruption Laws”). The Borrower has implemented and maintained in effect policies and procedures reasonably designed to promote compliance by the Borrower, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower, its respective Subsidiaries and their respective officers, directors and, to the knowledge of the Borrower, employees and agents are in compliance in all material respects with Anti-Corruption Laws.

Section 5.21 Labor Matters. No Loan Party nor any Subsidiary is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Loan Party or any Subsidiary, or to the knowledge of the Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding that is so pending against any Loan Party or any Subsidiary or, to the knowledge of the Borrower, threatened in writing against any of them, (b) no strike or work stoppage, or other material labor dispute in existence or, to the knowledge of the Borrower, threatened in writing involving any Loan Party or any of the Subsidiaries and (c) to the knowledge of the Borrower, no union representation question existing with respect to the employees of any Loan Party or any of the Subsidiaries and, to the knowledge of the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect

Section 5.22 No Default or Event of Default. No Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the transactions contemplated to occur on the Closing Date by this Agreement or any other Loan Document.

Section 5.23 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 5.24 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

Section 5.25 People with Significant Control Regime. Each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the UK Companies Act 2006 and no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the UK Companies Act 2006) has been issued in respect of any Capital Stock which forms part of the Collateral.

Section 5.26 Centre of Main Interest and Establishment. With respect to each Loan Party incorporated, organized or established under the laws of a jurisdiction in the EU or the United Kingdom, for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (as amended, the “Regulation”) or any equivalent legislation or regulation in the United Kingdom (“Equivalent Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation or as that term or any analogous term is used in any Equivalent Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt distribution by the Administrative Agent to each Lender:

(a) Annual Financial Statements. On or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, within 120 days after the end of each fiscal year of the Borrower) (which period for delivery may be extended by the Administrative Agent in its sole discretion by up to 30 days), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case, starting with the fiscal year ending December 30, 2022, in unaudited comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing or other independent certified public accountant reasonably acceptable to the Administrative Agent (it being agreed that any “big four” accounting firm are deemed reasonably acceptable to the Administrative Agent) which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards and (y) shall not be subject to any “going concern” exception and without exception as to the scope of such audit (other than any such exception that is expressly solely with respect to, or expressly resulting from, (i) an upcoming maturity date under the Facilities or (ii) any actual or potential inability to satisfy a financial maintenance covenant, including the Minimum Core Assets Test) (it being understood and agreed that such report and opinion may include an explanatory note or emphasis of the matter paragraph) (this clause (y), the “No Going Concern Requirement”), together with a customary management’s discussion and analysis of financial information.

(b) Quarterly Financial Statements. On or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower) (commencing with the fiscal quarter ending September 30, 2023), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (except as noted therein), subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information.

(c) Budget. Promptly after the same has been submitted to and reviewed by the Board of Directors of the Borrower in each fiscal year, a detailed consolidated budget of the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget).

Notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” exception and without exception as to the scope of such audit (other than any such qualification, exception, explanatory note or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) (but which may contain an explanatory note or emphasis of matter paragraph) and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section 6.01 with respect to such fiscal quarter to the extent that it contains the information required by such clause (b).

(d) Cash Flow Projections. Following the Amendment 1 Effective Date, on the fourth Business Day of each week, cash flow projections for the following three (3) months and a report comparing the Borrower’s actual cash receipts and disbursements, both for the immediately preceding week and on a cumulative basis since the Amendment No.1 Effective Date, to projected cash receipts and disbursements for such week or cumulatively since the Amendment No.1 Effective Date, on a line-by-line basis, in each case, in substantially the form provided to the Administrative Agent prior to the Amendment No.1 Effective Date (the “Cash Flow Report”).

(e) Lender Calls. Following the Amendment 1 Effective Date, and following the delivery of each Cash Flow Report, the Borrower shall hold a conference call with all the Lenders during which the Borrower shall discuss the Cash Flow Report, provide an update on Borrower’s liquidity and working capital position, operational updates, financial trends, any update on any acquisition, sale or accretive transactions and other strategic initiatives, and other business, legal, financial and corporate affairs of the Loan Parties; provided that the Borrower shall not be required to provide or discuss any information or materials (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (provided such binding agreement was not entered into in contemplation of the requirements of this clause (e)), (iii) that is subject to attorney client or similar privilege or constitutes attorney work product, or (iv) that involves a conflict of interest with the Administrative Agent, the Lenders or any other Secured Party on one hand and any of the Loan Parties or its Affiliates on the other; provided that, solely in the case of clauses (i) through (iii) of this sentence, in the event the Borrower does not provide information in reliance on this sentence, the Borrower shall provide notice to the Administrative Agent that such information is being withheld to the extent the Borrower is able to do so without violating the applicable obligation or waiving privilege and the Loan Parties shall use their commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution by the Administrative Agent to each Lender:

(a) Fiscal Month Financial Related Deliverables. Commencing with the fiscal month of the Borrower ending August 26, 2023, ten Business Days after the end of each fiscal month,

(i) unaudited balance sheets as of the close of such fiscal month and the related statements of income for such fiscal month, which, for avoidance of doubt, shall not be required to be certified and which shall not constitute a representation or warranty with respect to the contents thereof (and, notwithstanding anything to the contrary in this Agreement or any other Loan Document, any representations, warranties or certifications that apply to any financial statements or components thereof shall be deemed to not apply to any of the balance sheets or related statements of income provided pursuant to this Section 6.02(a)(i)), together with

(ii) a Compliance Certificate signed by the Chief Financial Officer or other Responsible Officer of the Borrower showing in reasonable detail the calculation of the Consolidated Core Assets and a certification of Borrower’s compliance or failure to comply with the Minimum Core Assets Test.

(b) Reports. Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(c) SEC Correspondence. Promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website, another publicly available reporting service or the applicable regulator’s website.

(d) Other Information. Promptly (i) such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. Notwithstanding anything to the contrary in this Section 6.02, none of the Borrower Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (provided such binding agreement was not entered into in contemplation of the requirements of this clause (d)) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event the Borrower does not provide information in reliance on this sentence, the Borrower shall provide notice to the Administrative Agent that such information is being withheld to the extent the Borrower is able to do so without violating the applicable obligation or waiving privilege and the Loan Parties shall use their commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(b), (c) or (d) (or to the extent any such documents are included in materials (including any forecast or forward-looking statements in lieu of the budget in Section 6.01(c)) otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for timely accessing posted documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive information that (i) is publicly available, (ii) is not material with respect to the Borrower Parties or their respective securities for purposes of applicable foreign, United States federal and state securities laws with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities or (iii) constitutes information of a type that would be publicly available if the Borrower Parties were public reporting companies (as determined by the Borrower in good faith) (such information, “Public Side Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as only containing Public Side Information (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information”. Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information”.

Section 6.03 Notices. Promptly, after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default (it being understood that, unless such notice of Default or Events of Default was intentionally withheld, any delivery of a notice of Default or Event of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice);

(b) of the institution of any material litigation, investigation or proceeding not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation, investigation or proceeding, in either case as to which there is a reasonable probability of an adverse determination and that would, if adversely determined, be reasonably expected to have a Material Adverse Effect;

(c) (i) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and (ii) of (A) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate has received with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would reasonably be expected to have a Material Adverse Effect or (B) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate has received with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would reasonably be expected to have a Material Adverse Effect; provided, however, that, in the case of (A) and (B), if the Borrower has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan with respect to which there is a reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect, the Borrower shall, promptly after any reasonable request therefor by the Administrative Agent or any Lender, make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(d) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Upon receipt of any such notice, the Administrative Agent shall promptly distribute the same to each Lender.

Section 6.04 Payment of Taxes. File all material Tax returns and reports required to be filed and pay, discharge or otherwise satisfy as the same shall become due and payable, all material Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Borrower Party.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04,

(b) take all commercially reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and

(c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by any Borrower Party of, any registered copyrights, patents, trademarks, trade names and service marks that any Borrower Party reasonably determines are not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties. Except as otherwise permitted by Section 7.03 or Section 7.04, or if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance. Maintain in all material respects in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower Parties (for the avoidance of doubt, such coverage shall not include flood insurance except to the extent required by applicable law). Subject to Section 6.15, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the property insurance maintained by the Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and/or its Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.

Section 6.08 Compliance with Laws and Amazon Acquisition Agreement.

(a) Comply with all applicable Laws (including, without limitation, ERISA) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case of the foregoing, if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Comply in all material respects with all of the PATRIOT Act, Anti-Corruption Laws, Anti-Terrorism Laws, OFAC and Sanctions Laws and Regulations, in each case, that are applicable to it or to its business or property.

(c) Comply in all material respects with the provisions of the Amazon Acquisition Agreement, unless prohibited or restricted by any Law, legal requirement, Governmental Authority, regulatory authority or commission (including, without limitation, any antitrust authority or commission), court, arbitrator, settlement, order or proceeding in any jurisdiction.

Section 6.09 Maintenance of Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, the Borrower or such Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any Borrower Party is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided, further, that when an Event of Default is continuing the Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of the Borrower, at any time during normal business hours and upon reasonable advance written notice, and without limitation as to frequency. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (provided such binding agreement was not entered into in contemplation of the requirements of this Section 6.10) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event the Borrower does not provide any document information in reliance on this sentence, the Borrower shall provide notice to the Administrative Agent that such document or information is being withheld to the extent the Borrower is able to do so without violating the applicable obligation or waiving privilege and the Loan Parties shall use their commercially reasonable efforts to communicate the applicable documents or information in a way that would not violate the applicable obligation or risk waiver of such privilege.

Section 6.11 Use of Proceeds. The proceeds of the Loans on the Closing Date shall be used (a) to (i) repay and cancel all existing Indebtedness of the Borrower, including under the Existing Credit Agreement, other than Permitted Debt (it being understood and agreed that, letters of credit and other similar credit support obligations and guarantees thereof and obligations with respect to Cash Management Services, hedges and Swap Contracts that may be related to the Existing Credit Agreement and any Liens securing such amounts and obligations may remain outstanding and are not required to be repaid, terminated or released to the extent any such Indebtedness and Liens are permitted to be incurred or granted in accordance with Sections 7.01 and 7.02), (ii) pay Transaction Costs, (iii) provide cash to the balance sheet of the Borrower and its Subsidiaries, and (b) for working capital and other general corporate purposes (including, without limitation, the financing of Permitted Investments), including at least $1 of the proceeds of the Loans will be sent to the UK Guarantor; provided that promptly upon the receipt of $1 of the proceeds of the Loans by the UK Guarantor, a Responsible Officer of the UK Guarantor shall send a notice (which may be by electronic mail) to the Administrative Agent or Carlyle stating that such $1 of such proceeds has been received by the UK Guarantor.

Section 6.12 Covenant to Guarantee Obligations and Give Security. Subject to Section 6.15, upon the formation or acquisition of any new Subsidiary that is organized in an Applicable Jurisdiction (including, without limitation, pursuant to an LLC Division or LP Division, or the creation of new Series LLC or Series LP) by any Loan Party (other than Excluded Subsidiaries), and upon the acquisition of any property (other than Excluded Property) by any Loan Party (including, with respect to intellectual property, the filing of an application for the registration or issuance of such intellectual property, or the filing of a statement of use or an amendment to allege use with respect to any intent-to-use trademark or service mark applications that had previously been Excluded Property but no longer constitutes Excluded Property), which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense:

(a) in connection with such formation or acquisition of such Subsidiary organized in an Applicable Jurisdiction, within 60 days (or 90 days in the case of a Subsidiary organized in an Applicable Jurisdiction which is not the United States) after such formation or acquisition or as otherwise set forth in Section 6.15 (or such longer period as the Collateral Agent may agree in its reasonable discretion), (A) cause each such Subsidiary organized in an Applicable Jurisdiction that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent and the Administrative Agent a guaranty or guaranty supplement, in customary form or such other form reasonably satisfactory to the Administrative Agent, and a joinder or supplement to the applicable Collateral Documents (or additional Collateral Documents, substantially in the form of existing Collateral Documents in such Applicable Jurisdiction), in customary form or such other form reasonably satisfactory to the Administrative Agent (it being understood that forms of Collateral Documents previously used in any Applicable Jurisdiction to secure the Obligations shall be deemed reasonably satisfactory to the Administrative Agent with respect to subsequent Collateral Documents concerning Collateral of the same or similar type or which may be secured with the same form of documentation), and (B) to the extent such action is effective to provide a perfected (or similar concept, if any) Lien in such Pledged Interests in such Applicable Jurisdiction, (if not already so delivered) deliver certificates representing the Pledged Interests of each such Subsidiary organized in an Applicable Jurisdiction (if any) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer in customary form or such other form reasonably satisfactory to the Administrative Agent, executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary organized in an Applicable Jurisdiction to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,

(b) within 60 days (or 90 days in the case of property located in an Applicable Jurisdiction which is not the United States) after such formation or acquisition of any such property that constitutes Collateral or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary organized in an Applicable Jurisdiction that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages with respect to any Material Real Property located in the United States (and other documentation and instruments referred to in Section 6.14 below) (provided that the Borrower shall have 120 days after any such formation, acquisition or request to execute, deliver or record Mortgages and only the Loan Party acquiring interests in such property shall be required to deliver any Mortgage), Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property (as of the date of the acquisition of such property) subject thereto and shall not secure the Obligations in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Loan Party, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements or other Collateral Documents shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,

(c) within 60 days (or 90 days in the case of property located in an Applicable Jurisdiction which is not the United States) after such request, formation or acquisition (or such longer period as the Collateral Agent may agree in its reasonable discretion), take, and cause such Subsidiary organized in an Applicable Jurisdiction that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages with respect to any Material Real Property (solely with respect to the Loan Party acquiring such Material Real Property)); provided that the Borrower shall have 120 days after any such request to record Mortgages or file fixture UCC financing statements and give notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and enforceable Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms,

(d) to the extent customary in the Applicable Jurisdiction for such Loan Party to provide such an opinion, within 60 days (or 90 days in the case of an Applicable Jurisdiction which is not the United States) after the request of the Collateral Agent (or such longer period as the Collateral Agent may agree in its reasonable discretion), deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent for the benefit of the Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions,

(e) within 120 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request and subject to a Mortgage, the following:

(1) an ALTA policy or policies of title insurance (or marked up unconditional commitments or pro formas for such insurance) in an amount equal to the then Fair Market Value of such Mortgaged Property and fixtures at the time of acquisition of such Mortgaged Property, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such endorsements as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates,

(2) American Land Title Association/National Society of Professional Surveyors form surveys (or such other survey customary in the applicable jurisdiction), for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the title insurance policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available or if the applicable title company agrees to accept a customary “no change survey affidavit” with respect to such existing survey and survey coverage is available for the title insurance policies without the need for such new or updated surveys,

(3) to the extent applicable, a completed standard “life of loan” flood hazard determination form,

(4) together with each Mortgage, evidence that each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized representative of each party thereto on or before such date in a form suitable for filing and recording in the applicable recording office, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property (as of the date of the acquisition of such property) subject thereto and shall not secure the Obligations in those states that impose a mortgage tax on pay-downs or re-advances applicable thereto, and

(5) evidence of payment of title insurance premiums and expenses and any fixture filings (which shall only be required if the applicable Mortgage cannot serve as a fixture filing in the applicable jurisdiction) in appropriate county land office(s),

(f) within 60 days of opening or acquiring any deposit account, securities account or commodities account located in the United States (except to the extent such account constitutes Excluded Accounts or Excluded Property), enter into a Control Agreement with respect to such account; provided that (except, for the avoidance of doubt, with respect to the Break Fee Account and the Alternative Account, which are blocked accounts) the Collateral Agent agrees and acknowledges that it shall only have the right to provide a notice of exclusive control or comparable instrument under any such springing account control agreement upon the occurrence and during the continuance of an Event of Default,

(g) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements, in each case, with respect to guaranteeing and/or securing Obligations consistent with the terms hereof, in each case (i) to the extent required under the Loan Documents and (ii) subject to the Perfection Exceptions.

For the avoidance of doubt, nothing in this Section 6.12 or in Section 6.14 shall be deemed to require any Borrower Party to grant security interests in any Excluded Property or take steps with respect to perfection thereof to the extent such steps are not required pursuant to the Perfection Exceptions.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) comply, and take commercially reasonable efforts to cause all lessees operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; (b) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and (c) to the extent required of Borrower or any Subsidiary under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of applicable Environmental Laws; provided, however, that no Borrower Party shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12 and the Perfection Exceptions, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document, in each case, that are related to the Collateral, or (iii) grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. Notwithstanding anything to the contrary in any Loan Documents, (a) neither the Borrower nor any other Loan Party shall be required to make any filings or take any other actions to perfect, evidence or create the Lien on and security interest in any intellectual property except for filings in the United States Patent and Trademark Office or the United States Copyright Office, the filing of UCC financing statement and, to the extent applicable, any filings required by Collateral Documents in such Applicable Jurisdiction, and (b) neither the Borrower nor any other Loan Party shall be required to reimburse the Administrative Agent or the Collateral Agent for any costs incurred in connection with any filings or actions to perfect, evidence or create the Lien on and security interest in any intellectual property other than in connection with such filings in the United States Patent and Trademark Office or in the United States Copyright Office, the filing of such UCC financing statements and, to the extent applicable, any filings required by Collateral Documents in such Applicable Jurisdiction Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 6.15 Post-Closing Undertakings. Within the time periods specified on Schedule 6.15 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.15 hereto.

Section 6.16 Centre of Main Interest. For purposes of the Regulation, each Loan Party incorporated, organized or established under the laws of a jurisdiction in the EU or the United Kingdom shall ensure that, for the purposes of the Regulation or any Equivalent Regulation, its centre of main interest (as that term is used in Article 3(1) of the Regulation or any analogous term is used in any Equivalent Regulation) is situated in its jurisdiction of incorporation.

Section 6.17 People with Significant Control Regime. Each Loan Party shall (and the Borrower shall ensure that each of its Subsidiaries will) (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the UK Companies Act 2006 from any company incorporated in the United Kingdom whose shares form part of the Collateral; and (b) promptly provide the Administrative Agent with a copy of that notice.

ARTICLE VII

NEGATIVE COVENANTS

Until the Termination Date the Borrower shall not, and the Borrower shall not permit any Subsidiary to:

Section 7.01 Indebtedness. Incur any Indebtedness or issue any shares of Disqualified Stock or Preferred Stock.

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(a) Indebtedness and Obligations arising under the Loan Documents, the Secured Cash Management Agreements (up to the Secured Cash Management Cap Amount) and the Secured Hedge Agreements;

(b) intercompany Indebtedness of the Borrower Parties not prohibited by the definition of “Permitted Investments”;

(c) Indebtedness and Disqualified Stock of the Borrower Parties and Preferred Stock of its Subsidiaries (other than Indebtedness described in clause (a) above) that is existing (which, for the avoidance of doubt, shall not be required to be documented) on the Closing Date and, solely to the extent in excess of $250,000, listed on Schedule 7.01 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Closing Date listed on Schedule 7.01 and Permitted Refinancings thereof;

(d) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by any Borrower Party, Disqualified Stock issued by any Borrower Party and Preferred Stock issued by any of its Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of any Borrower Party under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of any Borrower Party, in an aggregate principal amount or maximum fixed repurchase price not to exceed $1,000,000 at any time outstanding, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d);

(e) Indebtedness Incurred by any Borrower Party constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f) [reserved];

(g) [reserved];

(h) [reserved];

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary or the Borrower owing to the Borrower or another Subsidiary; provided that (x) if the Borrower or a Subsidiary Guarantor Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party Subsidiary, such Indebtedness, Disqualified Stock or Preferred Stock shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement, (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Borrower or another Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i); and (z) any such Indebtedness provided by a Loan Party to a Non-Loan Party Subsidiary must be permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18)(w) and (20)(y)(i) of the definition of “Permitted Investments”);

(j) (i) Swap Contracts, other than Incurred for speculative purposes, (ii) Cash Management Services and (iii) letters of credit and related obligations or similar credit support obligations, and guaranty obligations relating to letters of credit and other similar credit support obligations;

(k) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by any Borrower Party;

(l) Indebtedness or Disqualified Stock of any Loan Party and Preferred Stock of any Loan Party in an aggregate principal amount or maximum fixed repurchase price that, when aggregated with the principal amount or maximum fixed repurchase price of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed, at any one time outstanding, $1,000,000;

(m) any guarantee by any Borrower Party of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of any Borrower Party so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by any Borrower Party is permitted under the terms of this Agreement; provided that any such guarantee provided by a Loan Party with respect to a Non-Loan Party Subsidiary must be permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18)(w) and (20)(y)(i) of the definition of “Permitted Investments”);

(n) the Incurrence by any Borrower Party of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount or maximum fixed repurchase price (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or permitted under clause (c), clause (d), clause (l), this clause (n), clause (o), clause (t) or clause (ii) of this paragraph, or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Obligations and the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;

(2) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(3) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor;

(4) to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired; and

(5) in the event any such Refinancing Indebtedness is secured by Collateral, such Liens shall rank junior in priority to the Liens on the Collateral securing the Obligations and, in any case, the beneficiaries thereof (or an agent on their behalf) shall have entered into a subordination agreement with the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent.

(o) unsecured Subordinated Indebtedness of the Loan Parties that does not permit payments of principal until a date no later than 91 days after the Maturity Date (with exceptions for change of control and acceleration upon event of default) or permit payments of interest in cash, subject to a subordination agreement in form and substance acceptable to the Collateral Agent in its sole discretion, and in an aggregate principal amount not to exceed $7,500,000 at any time outstanding;

(p) Indebtedness of any Borrower Party arising from netting services, overdraft protection or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) [reserved];

(r) [reserved];

(s) Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Party Subsidiaries in an aggregate principal amount or maximum fixed repurchase price, as applicable, no to exceed $2,000,000 at any time outstanding;

(u) Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to any Borrower Party and to the other holders of Equity Interests or participants of such joint venture, so long as (i) the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture and (ii) the Indebtedness, Disqualified Stock or Preferred Stock of such joint venture to a Borrower Party constitutes an Investment that is permitted by, and made in compliance with, Section 7.05 (or shall otherwise constitute a Permitted Investment) (in each case, without giving effect to clauses (18) and (20) of the definition of “Permitted Investments”);

(v) [reserved];

(w) Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower Parties with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) unsecured Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by any Borrower Party to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted under Section 7.05;

(y) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(z) Indebtedness Incurred by any Borrower Party in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(aa) [reserved];

(bb) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by any Borrower Party as a result of leases entered into by any Borrower Party or any direct or indirect parent of the Borrower in the ordinary course of business;

(cc) [reserved];

(dd) [reserved];

(ee) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of any Borrower Party under deferred compensation or other similar arrangements incurred in the ordinary course of business by such Person in connection with any Permitted Investment or other Investment permitted under Section 7.05;

(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(gg) [reserved]; and

(hh) Indebtedness Incurred by any Borrower Party with respect to trade letters of credit.

For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt, the Borrower shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.01; provided that (A) all Indebtedness under this Agreement and the other Loan Documents Incurred on or after the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of maximum fixed repurchase price and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.

For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar-equivalent principal amount or maximum fixed repurchase price, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock.

Section 7.02 Limitations on Liens. Create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any Borrower Party, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness or Cash Management Services unless:

(a) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

(b) in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

No reference herein to Liens permitted hereunder (including Permitted Liens), including any statement or provision as to the acceptability of any Liens (including Permitted Liens), shall in any way constitute or be construed as to provide for an implied subordination of any rights of the Agents, the Lenders or other Secured Parties hereunder or arising under any of the other Loan Documents in favor of such Liens.

Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to an LLC Division or LP Division, or an allocation of assets to a Series LLC or Series LP), except that so long as no Event of Default would result therefrom:

(a) any Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (A) the Borrower shall be a person organized under the laws of the United States, any state thereof or the District of Columbia, and the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and (B) the surviving person shall provide any documentation and other information about such person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the PATRIOT Act, or (ii) any one or more other Subsidiaries; provided that when any Subsidiary Guarantor is merging, amalgamating or consolidating with another Subsidiary that is not a Subsidiary Guarantor either (A) the Subsidiary Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, as elected by the Borrower, and such Investment must be a Permitted Investment, other Investment permitted under Section 7.05 or Indebtedness of a Subsidiary which is not a Subsidiary Guarantor in accordance with Section 7.01, respectively or such Disposition must be a Disposition permitted hereunder;

(b) (i) any Subsidiary that is not a Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Subsidiary Guarantor and (ii) any Subsidiary may liquidate or dissolve, or any Borrower Party may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Subsidiary that is a Loan Party, such Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to the Borrower or another Subsidiary that is a Loan Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must either be the Borrower or a Subsidiary Guarantor or (ii) to the extent such Disposition of assets is to a Non-Loan Party Subsidiary, (1) such Disposition shall be deemed to constitute either an Investment or Disposition to a Non-Loan Party Subsidiary, and (2) either (I) such Investment must be either (y) a Permitted Investment or (z) permitted Indebtedness in accordance with Section 7.01, in the case of this clause (ii)(2)(I), to a Non-Loan Party Subsidiary, or (II) such Disposition must be a Disposition permitted hereunder;

(d) any Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect a Permitted Investment or other Investment permitted under Section 7.05; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or other Investment permitted under Section 7.05 and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e) any Subsidiary may enter into an Intercompany License Agreement;

(f) [reserved];

(g) any Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03 and other than Dispositions that constitute all or substantially all of the assets of the Borrower Parties on a consolidated basis); and

(h) any Permitted Investment may be structured as a merger, consolidation or amalgamation; provided that, to the extent such merger, consolidation or amalgamation is between the Borrower and any other Person, the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent and shall otherwise satisfy the requirements set forth in clauses (A) and (B) in the first proviso in Section 7.03(a); provided further that this clause (h) shall not limit clause (d) above.

For the avoidance of doubt, notwithstanding anything else contained herein, any LLC Conversion shall be permitted under this Agreement and each other Loan Document so long as (i) the resulting entity shall as a matter of law have assumed and become liable for all obligations and liabilities of the Person which is the subject thereof and (ii) with respect to any Loan Party, (x) concurrently therewith, the resulting entity shall have executed and delivered all necessary documentation as reasonably required by the Administrative Agent to be joined hereto and to the other Loan Documents as party in the same capacity as was the converted entity and to continue and evidence the grant, enforceability, perfection and like priority of the Administrative Agent’s Liens on the Collateral, none of which shall be impaired by such transaction and (y) the Borrower shall have caused to be prepared and delivered to the Administrative Agent an opinion of counsel to be in form and substance reasonably acceptable to the Administrative Agent regarding the execution, delivery, performance and enforceability of the Loan Documents and the validity, enforceability, perfection and priority of the Collateral Agent’s Liens on the Collateral.

Section 7.04 Asset Sales.

(a) Cause or make any Asset Sale, unless (w) such Asset Sales do not exceed $1,000,000 in the aggregate after the Closing Date, (x) any Borrower Party, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale by the Borrower in good faith) of the assets sold or otherwise disposed of (y) no less than 75% of such consideration shall be paid in cash and (z) no Event of Default shall have occurred and be continuing at the time of, or would immediately result from, such Asset Sale.

(b) Notwithstanding anything herein to the contrary, the Borrower Parties shall not be permitted to transfer, sell or otherwise Dispose of any Material Intellectual Property, accounts receivable or inventory (other than, with respect to accounts receivable or inventory, as expressly permitted under the definition of Asset Sale or as permitted under Section 7.04(a)) or Capital Stock of Subsidiaries that own Material Intellectual Property, accounts receivable or inventory in reliance on this Section 7.04.

Section 7.05 Restricted Payments. Directly or indirectly

(1) declare or pay any dividend or make any payment or distribution (in each case, whether in cash, securities or other property) on account of the Borrower’s or any of its Subsidiaries’ Equity Interests, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, and including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, any Borrower Party receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any unsecured Indebtedness, junior lien Indebtedness or Subordinated Indebtedness of the Borrower or any Guarantor (other than any payments in-kind) (collectively, the “Junior Financing”); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

Notwithstanding anything to the contrary, this Section 7.05 will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 15 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(5) [reserved]

(6) [reserved];

(7) any issuance, sale, grant, or transfer of Capital Stock or cash in settlement of outstanding time-based restricted Capital Stock unit awards;

(8) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (5) shall not exceed $1,000,000 in any calendar year;

(9) [reserved];

(10) [reserved];

(11) [reserved];

(12) [reserved];

(13) [reserved];

(14) [reserved];

(15) [reserved];

(16) [reserved];

(17) [reserved]

(18) (i) repurchases or redemptions of Equity Interests of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by any Borrower Party in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of the Borrower or any direct or indirect parent of the Borrower and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(19) [reserved];

(20) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a Permitted Acquisition or Permitted Investment;

(21) [reserved];

(22) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with a Permitted Acquisition or Permitted Investment, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower;

(23) [reserved];

(24) [reserved].

For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05.

Section 7.06 Burdensome Agreements. Create or otherwise cause to suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or consensual restriction on the ability of the Borrower (solely with respect to clause (c)) or any Subsidiary (with respect to clauses (a) – (c)) to:

(a) (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock; or (ii) pay any Indebtedness owed to any Loan Party;

(b) make loans or advances to, or any Investments in, any Loan Party; or

(c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents, or any other of its properties or revenues, whether now owned or hereafter acquired, to secure the Obligation.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of any Borrower Party in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2) contractual agreements entered into in connection with any contemplated sale or disposition of Equity Interests or assets of the Borrower Parties that are not permitted under this Agreement or that would cause a Change of Control to occur, but solely in the instance the consummation of such sale or disposition will only occur on or after the Termination Date;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into any Borrower Party, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than any Borrower Party is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by any Borrower Party, as the case may be, at the time of such merger, amalgamation or consolidation;

(5) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Subsidiary, in each case, to the extent such sale or disposition is permitted by Section 7.04;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clause (c) in the first paragraph of this Section 7.06 on the property so acquired;

(9) customary provisions contained in leases, sub-leases, licenses, sublicenses, cross-licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) in the first paragraph of this Section 7.06 on the property subject to such lease, sub-lease, license, sublicense, cross-license, contract or other similar agreement;

(10) [reserved];

(11) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party that is Incurred subsequent to the Closing Date pursuant to Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower or a direct or indirect parent of the Borrower in good faith) or would materially and adversely affect any Agents’ or Lenders’ rights and remedies with respect to the Collateral or the proceeds thereof or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

(12) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of any Borrower Party in any manner material to any Borrower Party or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;

(14) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements permitted under Section 7.05 relating solely to the applicable joint venture;

(15) customary encumbrances or restrictions under any agreements evidencing letters of credit, Cash Management Services, Swap Contracts or hedging arrangements, including, without limitation, related to any cash, Cash Equivalents, deposit accounts, securities accounts, other accounts and other assets securing any such obligations and arrangements; and

(16) any encumbrances or restrictions of the type referred to in Section 7.06(a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the immediately preceding clauses (1) through (15) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to any Borrower Party to other Indebtedness Incurred by the Borrower or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07 Minimum Core Assets Test. Permit the Consolidated Core Assets of the Borrower and its Subsidiaries, tested on the last day of each fiscal month (as reflected on the most recent Compliance Certificate of the Borrower delivered to the Administrative Agent and Lenders in accordance with Section 6.02(a)), to be less than $250,000,000 (the “Minimum Core Assets Test”); provided, that the Minimum Core Assets Test amount shall be reduced to:

(i) following the receipt (or deemed receipt) of any prepayment, payment or repayment of any Obligations pursuant to (1) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (2) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v), in each case of clause (1) or clause (2), in an aggregate amount of at least $24,000,000 (for the avoidance of doubt, including the payment of any applicable premium or MOIC Amount that is required by Section 2.09(a) to be paid therewith) by the Lenders (or the Administrative Agent on behalf of the Lenders), the amount set forth in the “New Minimum Core Assets Test Amount” column based on the aggregate amount of at least $24,000,000 so received, prepaid, paid or repaid (and set forth in the “Amount Paid” column (rounded to the nearest $1,000,000, and, in the instance of $500,000, rounded upward to the nearest $1,000,000)), in each case, in Schedule 7.07; provided, further that, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, in connection with any one or more additional prepayments, payments or repayments of any Obligations pursuant to (I) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (II) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v), in each case of clause (I) or clause (II), that causes (or results in) the aggregate amount received (or deemed received) by the Lenders (or the Administrative Agent on behalf of the Lenders) to increase (or further increase) above $24,000,000, the Minimum Core Assets Test amount shall be reduced (or further reduced) to the amount set forth in the “New Minimum Core Assets Test Amount” column based on the aggregate amount of at least $24,000,000 so received, prepaid, paid or repaid (and set forth in the “Amount Paid” column (rounded to the nearest $1,000,000, and, in the instance of $500,000, rounded upward to the nearest $1,000,000)), in each case, in Schedule 7.07; provided, further that, on and following the second anniversary of the Closing Date, notwithstanding the foregoing proviso, in the event that both:

(A) both (1) less than $24,000,000 of the Amazon Break Fee has been received by the Borrower or any of its Subsidiaries and (2) no prepayments, payments or repayments of any Obligations pursuant to (y) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (z) any clause or provision of Section 2.05(b) or Section 2.05(b)(v), in each case of clause (y) or clause (z), in an aggregate amount of at least $24,000000 has been received (or deemed received) by the Lenders (or the Administrative Agent on behalf of the Lenders), in each case of clause (1) and clause (2), on or prior to the date that is three months following the termination of the Amazon Acquisition Agreement (after giving effect to any applicable extensions) in which the termination thereof has not occurred due to the consummation of the Amazon Acquisition; abd

(B) the Borrower can no longer represent in good faith that Amazon intends to pay at least $24,000,000 of the Amazon Break Fee,

then the Minimum Core Assets Test shall step up to the amount set forth in the “New Minimum Core Assets Test Amount” column (after taking into account any prepayments, payments or repayments of any Obligations pursuant to (Y) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (Z) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v) (in each case, including the payment of any applicable premium or MOIC Amount that is required by Section 2.09(a) to be paid therewith), in each case of clause (Y) or clause (Z), in an aggregate amount that is less than $24,000,000 that have been received (or deemed received) by the Lenders (or the Administrative Agent on behalf of the Lenders)) (and set forth in the “Amount Paid” column (rounded to the nearest $1,000,000, and, in the instance of $500,000, rounded upward to the nearest $1,000,000)), in each case, in Schedule 7.07 (or if no such prepayment, payment or repayment of any amount has been so received (or deemed received), then the Minimum Core Assets Test shall step up to $350,000,000) (such applicable new Minimum Core Assets Test amount, the “Applicable Stepped-Up Minimum Core Assets Test Amount”); provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement or any other Loan Document, in an instance or a situation where either (1) a settlement amount, an amount received in litigation or a proceeding or other amount in lieu of any portion of the Amazon Break Fee (and/or any portion of any Alternative Initial Break Fee Payment Amount or Supplemental Alternative Account Amount) is received by the Borrower or any of its Subsidiaries or is otherwise applicable (or with respect to any of the Alternative Account Amount) or (2) any prepayment, payment or repayment of any Obligations pursuant to (I) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (II) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v), in each case of clause (1) or clause (2), that causes (or results in) the aggregate amount paid (or deemed paid) to or received (or deemed received) by the Lenders (or the Administrative Agent on behalf of the Lenders) based on the applicable amount on Schedule 7.07 pursuant to the below provisions of this paragraph to result in the Minimum Core Assets Test to be lesser than the Applicable Stepped-Up Minimum Core Asset Test Amount, the Minimum Core Assets Test shall step down to the amount set forth in the “New Minimum Core Assets Test Amount” column based on the amount applied to the prepayment, payment or repayment of the Term Loans and other Obligations (and set forth in the “Amount Paid” column (rounded to the nearest $1,000,000, and, in the instance of $500,000, rounded upward to the nearest $1,000,000)), in each case, in Schedule 7.07; provided, further that, notwithstanding anything to the contrary in this Agreement or any other Loan Document and for the avoidance of doubt, in connection with any one or more additional prepayments, payments or repayments of any Obligations pursuant to (i) any clause or provision of Section 2.05(a) from Non-Internally Generated Cash or (ii) any clause or provision of Section 2.05(b)(iv) or Section 2.05(b)(v) (in each case, including the payment of any applicable premium or MOIC Amount that is required by Section 2.09(a) to be paid therewith), in each case of clause (i) or clause (ii), received (or deemed received) by the Lenders (or the Administrative Agent on behalf of the Lenders), the Minimum Core Assets Test amount shall step down (or further step down) to the amount set forth in the “New Minimum Core Assets Test Amount” column based on the aggregate amount so received, prepaid, paid or repaid (and set forth in the “Amount Paid” column (rounded to the nearest $1,000,000, and, in the instance of $500,000, rounded upward to the nearest $1,000,000)), in each case, in Schedule 7.07.

Section 7.08 Amendments to Organization Documents and Amazon Acquisition Agreement. Amend or otherwise modify without the consent of the Administrative Agent (a) any of the Organization Documents of any Loan Party or (b) the Amazon Acquisition Agreement (other than the Amazon First Amendment), other than, in each case of clause (a) and clause (b), any such amendments or modifications which (i) would not be materially adverse to the interests of the Lenders (in the understanding that any amendment, modification or waiver which has the effect of decreasing the amount of the Amazon Break Fee shall be deemed materially adverse to the interests of the Lenders), or (ii) are required by (A) any Law, legal requirement, Governmental Authority, regulatory authority or commission (including, without limitation, any antitrust authority or commission), court, arbitrator, settlement, order or proceeding in any jurisdiction in order to consummate (or prepare for the consummation of) the Amazon Acquisition or the direct or indirect acquisition of the Borrower by Amazon, or (B) the Amazon Acquisition Agreement or any related documents.

Section 7.09 Transactions with Affiliates.

(a) Not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate consideration in excess of, or if the Fair Market Value of the applicable transaction is in excess of the lesser of (x) $120,000 and (y) any other Dollar amount required by the SEC for such transaction to be publicly disclosed (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms (taken as a whole) that are not less favorable to the relevant Borrower Party than those that could have been obtained in a comparable transaction by such Borrower Party with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower ).

(b) The foregoing provisions will not apply to the following:

(1) (a) transactions between or among the Borrower and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Borrower; provided that in the case of a merger, amalgamation or consolidation of the Borrower, such entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(2) (a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);

(3) [reserved];

(4) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes;

(5) any agreement or arrangement as in effect as of the Closing Date and scheduled in Schedule 7.09, or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;

(6) [reserved];

(7) the existence of, or the performance by any Borrower Party of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and scheduled in Schedule 7.09, or any acquisition, Investment, similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Borrower Party of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;

(8) [reserved];

(9) [reserved];

(10) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;

(11) [reserved];

(12) [reserved];

(13) any transaction with a Person that would constitute an Affiliate Transaction solely because any Borrower Party owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its Subsidiaries (other than any Borrower Party) shall have a beneficial interest or otherwise participate in such Person;

(14) [reserved];

(15) [reserved];

(16) [reserved];

(17) [reserved];

(18) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or of a Subsidiary, as appropriate, in good faith;

(19) (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by any Borrower Party with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for any Borrower Party), (ii) any subscription agreement or similar agreement pertaining to the repurchase or redemption of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors (or their respective Affiliates, estates or immediate family members) of any Borrower Party or any direct or indirect parent of the Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Borrower or of a Subsidiary or any direct or indirect parent of the Borrower;

(20) [reserved];

(21) the existence of, or the performance by any Borrower Party of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;

(22) [reserved];

(23) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(24) [reserved];

(25) [reserved];

(26) transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 7.09(a)) or Section 7.03; or

(27) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Borrower Parties and not for the purpose of circumventing any covenant set forth herein.

Section 7.10 Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding, is a Sanctioned Person, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Collateral Agent or otherwise) of Sanctions Laws and Regulations.

Section 7.11 Anti-Corruption Laws. Directly or indirectly, use the proceeds of any Loan for any purpose which would breach the Anti-Corruption Laws.

Section 7.12 No Change in Line of Business; Changes in Fiscal Periods.

(a) Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related, complementary, synergistic or incidental thereto.

(b) Change the Borrower’s method of determining fiscal quarters or fiscal years.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when due and as required to be paid herein, any amount of principal of any Loan, or return any amounts to the Break Fee Account or Alternative Account, as applicable, in accordance with Section 2.05(b)(iv)(B)(2)(w) or Section 2.05(b)(v)(B)(1), respectively or (ii) pay within three Business Days after the same becomes due and payable, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Default or Event of Default shall occur for failure to make the mandatory prepayments, payments or repayments described in Section 2.05(b)(iv) and (v), if failure to make such prepayments, payments or repayments is caused solely as a result of (A) the Amazon Break Fee not being received by or paid to the Borrower or any of its Subsidiaries, (B) the Break Fee Account Institution or the Alternative Account Institution, as applicable, failing to permit the Borrower (or, as applicable, the Collateral Agent or the Administrative Agent) to withdraw or receive amounts from the Break Fee Account or the Alternative Account or disbursing the applicable amounts from the Break Fee Account Institution or the Alternative Account Institution, for the purposes set forth in Section

2.05(b)(iv) and Section 2.05(b)(v), as applicable, or (C) the Collateral Agent and/or the Administrative Agent fails to authorize and instruct the Break Fee Account Institution or the Alternative Account Institution, as applicable, to permit the Borrower (or, as applicable, the Collateral Agent or the Administrative Agent) to withdraw or receive amounts from the Break Fee Account or the Alternative Account, as applicable; or

(b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a), 6.01(b), 6.02(a), 6.03(a) (subject to the cure mechanics and procedures set forth therein), 6.05(a) (solely with respect to the existence of the Borrower), 6.11 or 6.15, or in any Section of Article VII; provided that, notwithstanding the foregoing, during the Amendment No. ~~1~~3 Period, no Event of Default shall be deemed to have occurred for failure to perform or observe (i) the Minimum Core Assets Test set forth in Section 7.07 (ii) the No Going Concern Requirement set forth in Section 6.01(a) or (iii) any failure to provide notice under Section 6.03(a) with respect to any Default or Event of Default with respect to the foregoing clauses (i) and (ii); provided further, for the avoidance of doubt, in the event that (x) the Borrower failed to satisfy, perform or observe the Minimum Core Assets Test set forth in Section 7.07 with respect to the periods required to be tested during the Amendment No. ~~1~~3 Period, an Event of Default shall occur on the date immediately following the Amendment No. ~~1~~3 Period or (y) the Borrower fails to satisfy, perform or observe the No Going Concern Requirement set forth in Section 6.01(a) with respect to the report and opinion delivered in connection with the financial statements for the fiscal year ending December 31, 2024, an Event of Default shall occur on the date immediately following the Amendment No. ~~1~~3 Period; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) written notice thereof by the Administrative Agent to the Borrower or (ii) the date any Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of material fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made after the earlier of (i) written notice thereof by the Administrative Agent to the Borrower or (ii) the date any Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof; provided that, notwithstanding the foregoing, during the Amendment No. ~~1~~3 Period, no Event of Default shall be deemed to have occurred for a representation, warranty, certification or statement of material fact which is inaccurate solely as a result of a failure to perform or observe (i) the Minimum Core Assets Test set forth in Section 7.07 (ii) the No Going Concern Requirement set forth in Section 6.01(a) or (iii) any failure to provide notice under Section 6.03(a) with respect to any Default or Event of Default with respect to the foregoing clauses (i) and (ii); or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the $1,500,000; or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness, if such sale, transfer or Disposition (including a Casualty Event) is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts (or the same remedy of the holders of such Indebtedness is to convert) into Equity Interests (other than Disqualified Stock or, in the case of a Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided, further, that, such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to the acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes, resolves to institute or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a moratorium of any indebtedness for borrowed money, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise); or appoints, resolves to appoint, applies for or consents to the appointment of any receiver, administrator, administrative receiver, compulsory manager, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, compulsory manager, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law (including, without limitation, for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, compulsory manager, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary admits in writing its inability to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than $7,000,000 (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which ERISA Event or ERISA Events or Unfunded Pension Liability results or would reasonably be expected to result in liability to any Loan Party which would reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability to a Loan party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of any Collateral Document and/or any Guaranty (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or the occurrence of the Termination Date, ceases to be in full force and effect (in each case, other than as a result of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it, or the failure of the Administrative Agent to file UCC financing statements, continuation statements or amendments (or any equivalent thereof) to the extent that the Loan Parties have not breached their representations and warranties or covenants, as applicable, under Sections 6(a) and 8(a) of the Security Agreement (in each case, without giving effect to Schedule 8.01), or the failure of the Administrative Agent to file copyright security agreements with the United States Copyright Office to the extent that such copyright security agreements have been executed and delivered by a Loan Party when and as required by the terms of the Loan Documents, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms hereof or thereof)); or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document and/or any Guaranty; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document or Guaranty (other than as a result of the occurrence of the Termination Date), or purports in writing to revoke or rescind any Collateral Document or Guaranty or the perfected Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or

(k) Change of Control. There occurs any Change of Control.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (I) the Loan Parties and the Secured Parties (including, without limitation, those Secured Parties who are not party to this Agreement but who receive any benefits or rights under this Agreement or any other Loan Document) hereby agree to (and shall be bound by) those agreements and provisions set forth in Schedule 8.01 to this Agreement, which, for the avoidance of doubt, shall be applicable at all times to this Agreement, the other Loan Documents and otherwise, and (II) with respect to any conflict between any provisions set forth in Schedule 8.01 of this Agreement and any other provisions set forth in any Loan Document, the provisions set forth in Schedule 8.01 of this Agreement shall govern and control.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including any MOIC Amount which shall be due and payable as a result of the acceleration of such principal amounts as specified in Section 2.09(a)), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of any Event of Default under Section 8.01(f) or (g) with respect to the Borrower or any other Loan Party, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid (including any MOIC Amount which shall be due and payable as a result of the acceleration of such principal amounts as specified in Section 2.09(a)) shall automatically become due and payable without further act of the Administrative Agent or any Lender.

Section 8.03 [Reserved].

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.17, be applied by the Administrative Agent in the following order (it being agreed that during the occurrence and continuance of an Event of Default, amounts received on account of the Obligations may, in the Administrative Agent’s discretion, also be applied as follows):

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04, Section 10.05 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them;

(d) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, that portion of the Obligations of the Borrower Parties then owing in respect of regularly scheduled payments or termination payments (whether as a result of the occurrence of any event of default or other termination event) under the Secured Hedge Agreements and that portion of the Obligations of the Borrower Parties then owing under the Secured Cash Management Agreements up to the Secured Cash Management Cap Amount, ratably among the Secured Parties in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or the Borrower Parties under Secured Hedge Agreements and the Secured Cash Management Agreements that are then due and payable to the Administrative Agent and the other Secured Parties, and not otherwise paid pursuant to clause (e) above, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(f) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing and expense reimbursement obligations for which no claim has been made by the Person entitled thereto), to the Borrower or as otherwise required by Law; provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints TCG and its successors and permitted assigns to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Furthermore, the Administrative Agent and the Collateral Agent are irrevocably authorized by the Lenders and other Secured Parties to (i) enter into any Collateral Document, or (ii) make or consent to any filings or take any other actions in connection therewith. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions, in each case, other than Section 9.05, Section 9.09, Section 9.11, Section 9.13, and this sentence of this Section 9.01(a). Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.

(b) Reserved.

(c) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender (if applicable)

and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent and Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).

Section 9.02 Delegation of Duties. The Administrative Agent may execute and/or perform any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through one or more agents, sub agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such agent, sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03 Liability of Agents.

(a) No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Lender.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to take any action that (i) the Administrative Agent or the Collateral Agent, as applicable, in good faith believes exposes it to liability unless the Administrative Agent or the Collateral Agent, as applicable, receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of

Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent or the Collateral Agent, as applicable, may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Neither the Administrative Agent nor the Collateral Agent, as applicable, shall have any duty to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent, as applicable, to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, or any Exchange Rate or Dollar-equivalent in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person ; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08 Agents in Their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09 Successor Agents.

(a) The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower and the Lenders; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and the Borrower, each, in its sole discretion, then the resigning Agent, the incoming Agent and the Borrower may agree to waive or shorten the 30 day notice period. If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower may remove such Agent from such role upon ten days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Lender), as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.

(b) Reserved.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.

Section 9.11 Collateral and Guaranty Matters. Except with respect to the exercise of setoff rights in accordance with Section 10.09 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party agrees that it shall not, and hereby waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any such right or remedy under any Loan Document against any Loan Party or any past, present, or future Subsidiary of any Loan Party concerning any Collateral, or any other property of any Loan Party or any past, present or future Loan Party other than through the Administrative Agent or the Collateral Agent, as applicable; provided, that, for the avoidance of doubt, this sentence may be enforced against any Secured Party by the Required Lenders, any Agent or the Borrower (or any of its Affiliates) and each Secured Party expressly acknowledges that this sentence shall be available as a defense of the Borrower (or any of its Affiliates) in any such action, proceeding or remedial procedure. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations, to have agreed to the foregoing provisions. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement:

(a) release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (and following such release shall execute any appropriate release documentation to document or evidence such release at the Borrower’s reasonable request and sole expense) (i) upon the Termination Date, (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction or series of related transactions not prohibited hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes or becomes Excluded Property as a result of an occurrence not prohibited hereunder or (v) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty or hereunder, as applicable, pursuant to (and subject to) clause (c) below;

(b) subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (6) (only with regard to Section 7.01(d)), (17) (other than with respect to self-insurance arrangements), (29) (solely with respect to cash deposits), (45) and (46) of the definition thereof; and

(c) release any Guarantor from its obligations under the applicable Guaranty or hereunder, as applicable, if such Person ceases to be a Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, upon the Collateral Agent’s reasonable request, the Borrower shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is not prohibited hereby; provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Collateral Agent in such circumstances.

Section 9.12 Other Agents; Managers. None of the Lenders shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Section 9.14 [Reserved].

Section 9.15 [Reserved].

Section 9.16 Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Section 9.17 Credit Bidding. Each Lender hereby irrevocably authorizes the Administrative Agent (and the Collateral Agent at the direction of the Administrative Agent), at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any other Debtor Relief Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 9.18 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto, for the benefit of, the Agents and not for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agents, in their sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agents are not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.19 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent in its sole discretion) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

Without limiting the immediately preceding paragraph, each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other Payment Recipient to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.19(a).

(b) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement solely with respect to any such Erroneous Payments Deficiency Assignment (and not to any other assignment, transfer or participation), and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion and subject to the Borrower’s consent rights as set forth in Section 10.07, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment).

(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party, or realized as proceeds of the Collateral and applied, for the purpose of making a payment of any Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 9.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Notwithstanding anything herein or in any other Loan Document, the Borrower and the other Loan Parties (and their respective Subsidiaries) shall have no liabilities or obligations directly or indirectly arising out of this Section 9.19 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 9.19(c) above); provided, that the foregoing shall not limit the terms of Sections 10.04 and 10.05 (but for the avoidance of doubt, it is understood and agreed that, if a Loan Party has paid principal, interest or any other amounts owed to a Secured Party, Section 10.04 and Section 10.05 shall not require any such Loan Party to pay additional amounts that are, by way of Section 10.04 and Section 10.05, effectively duplicative of such previously paid amounts).

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (or signed by the Administrative Agent on behalf of and with the written consent of the Required Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase any Commitment of any Lender, without the written consent of each such Lender;

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of any obligation to pay interest at the Default Rate shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on (except as contemplated by the penultimate paragraph of this Section 10.01), or change the currency of, any Loan (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) postpone any date fixed by this Agreement or any other Loan Document or any payment of principal, interest, fees or other amounts due to the Lenders, without the written consent of each Lender affected thereby;

(e) change any provision of this Section 10.01, or the definition of Required Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e)), without the written consent of each Lender;

(f) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) (i) unless in writing and signed by the Administrative Agent and the Collateral Agent in their respective capacities as such, in addition to the Borrower and the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (ii) amend, waive or otherwise modify Section 10.07(g) without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;

(i) amend or otherwise modify the provisions of Section 2.12(a), 2.13 or 8.04, in each case, in a manner that would by its terms alter the pro rata sharing or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby; or

(j) contractually subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien on all or substantially all of the Collateral, as the case may be, except Indebtedness that is expressly permitted by this Agreement (as this Agreement is in effect as of the Closing Date) to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations, without the written consent of each Lender.

This Section 10.01 shall be subject to any contrary provision of Section 3.02. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender; (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Loan Party, the Administrative Agent, the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); provided that notices to the Administrative Agent or the Collateral Agent may not be telephonic; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent may (in its discretion) or the Borrower may (in its discretion) agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY,

FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Guarantors, the Administrative Agent and the Collateral Agent may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent, and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent, Collateral Agent, or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower solely to the extent required by Section 10.05 (and subject to the limitations and exclusions set forth therein). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them, and the right to realize upon any of the Collateral or to enforce any Guarantee of the Obligations shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (ii) Reserved, or (iii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) and Section 9.11; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, in each case, in accordance with Section 9.17.

Notwithstanding anything to the contrary herein, each Lender agrees that it shall not, and hereby expressly and irrevocably waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any right or remedy or assert any other Cause of Action against any Loan Party (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings or any other Cause of Action, or otherwise commence any remedial procedures, against the Borrower and/or any of their respective Subsidiaries or parent companies with respect to any Collateral or any other property of any such Person, without the prior written consent of the Required Lenders.

Section 10.04 Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the other Agents and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence (including with respect to the Amazon Acquisition Agreement, the approvals required in connection with the Amazon Acquisition and the transactions contemplated thereby) and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, the consummation and administration of the transactions contemplated hereby and thereby (including with respect to the Amazon Acquisition Agreement, the approvals required in connection with the Amazon Acquisition and the transactions contemplated thereby) and the monitoring of the obligations of the Loan Parties set forth in this Agreement and the Loan Documents, including the review of the financial performance of the Loan Parties, in each case, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of legal fees, to the reasonable, documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Agents and the Lenders taken as a whole and one local counsel to the Agents and the Lenders taken as a whole in each relevant material jurisdiction (which shall include each Applicable Jurisdiction) (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders (which shall include the Applicable Jurisdictions)) and, solely with respect to reasonable and documented expenses incurred after the Amendment No.1 Effective Date, a single financial advisor to the Lenders taken as a whole, and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable and documented out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of legal fees, to the reasonable fees, documented out-of-pocket disbursements and other charges of one primary counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if reasonably necessary, of one local counsel to such Persons take as a whole in each relevant material jurisdiction (which shall include each Applicable Jurisdiction) (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders (which, for the avoidance of doubt, shall include each Applicable Jurisdiction) and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel in each reasonably relevant material jurisdiction (which shall include each Applicable Jurisdiction) for each Lender or group of similarly affected Lenders or Agents taken as a whole subject to such conflict) and, solely with respect to reasonable and documented expenses incurred after the Amendment No.1 Effective Date, a single financial advisor to the Lenders taken as a whole, but excluding the fees and expenses of any other third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, subject to the other limitations and qualifiers set forth in this Section 10.04, if any such third-party advisor is retained during the continuance of an Event of Default, no such prior written consent of the Borrower shall be required and the Borrower shall be required to reimburse the Administrative Agent for such reasonable and documented out-of-pocket fees and expenses of such third-party advisor. Subject in all respects to the limitations set forth in Section 6.12 and elsewhere in this Agreement, the foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses reasonably and actually incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 15 days (or such longer period as the Administrative Agent may agree to in its sole discretion) after invoiced and written demand therefor (except for (x) any such costs and expenses incurred on or prior to the Funding Date, which shall be paid on the Funding Date to the extent invoiced at least two Business Days prior to the Funding Date (or such later date as the Borrower may reasonably agree) ~~and~~, (y) any such costs and expenses incurred on or prior to the Amendment No. 1 Effective Date required to be reimbursed by the terms hereunder (without giving effect to the Amendment No. 1) which fees, costs and expenses have been set forth in the invoice delivered on or prior to the Amendment No. 1 Effective Date, which shall be paid on the Amendment No. 1 Effective Date to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date (or such later date as the Borrower may reasonably agree), and (z) any such costs and expenses incurred on or prior to the Amendment No. 3 Effective Date required to be reimbursed by the terms hereunder (without giving effect to the Amendment No. 3) which fees, costs and expenses have been set forth in the invoice delivered on or prior to the Amendment No. 3 Effective Date, which shall be paid on the Amendment No. 3 Effective Date to the extent invoiced at least one Business Day prior to the Amendment No. 3 Effective Date (or such later date as the Borrower may reasonably agree)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.

Section 10.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each of their respective Affiliates and each partner, director, officer, employee, advisor (other than third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed)), counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (but (x) limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one primary counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Indemnitees (which shall include each Applicable Jurisdiction), and (iii) one local counsel in each relevant jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions (which shall include each Applicable Jurisdiction)) and (y) excluding the fees and expenses of any other third-party advisors retained without the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, subject to the other limitations and qualifiers set forth in this Section 10.05, if any such third-party advisor is retained during the continuance of an Event of Default, no such prior written consent of the Borrower shall be required and the Borrower shall be required to reimburse the Administrative Agent for such reasonable and documented out-of-pocket fees and expenses of such third-party advisor) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (y) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or its Subsidiaries and any other Environmental Liability of Borrower or any of its Subsidiaries ((x) and (y), collectively, the “Indemnified Liabilities”), in all cases; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or related expenses resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (B) a material breach of the Loan Documents by such Agent- Related Person, Lender (or any of their respective Affiliates, partners, directors, officers, employees, counsel, agents and representatives), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (C) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, or any other Agent, in each case in their respective capacities as such) that did not involve actions or omissions of the Borrower or its Subsidiaries or any of their respective Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by or against any Loan Party, its directors, shareholders or creditors, an Indemnitee, any third party or any other Person, and whether or not any Indemnitee is otherwise a party thereto. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity has been sought hereunder by such Indemnitee, unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such indemnity and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days (or such longer period as any Agent may agree to in its sole discretion) after invoiced and written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 10.05 to such person for any losses, claims, damages, liabilities and expenses to the extent such person is not entitled to payment of such amounts in accordance with this Section 10.05 as determined in a final, non-appealable judgment of a court of competent jurisdiction.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any Lender, in each case in their capacities as such, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Lender or Natural Person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees and ther Related Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it and in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or equivalent) (or such lesser amount or multiple as is acceptable to the Administrative Agent and the Borrower), unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (in each case, which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Borrower shall have absolute consent rights at all times with regards to any proposed assignment to a Disqualified Lender (and any withholding of consent by the Borrower in such instance shall be deemed reasonable), and (y) it shall be reasonable for Borrower to withhold consent to any Person (including any Person that manages or advises funds) that invests primarily (directly or indirectly, including through Affiliates) in distressed debt or “loan-to-own” investments (or, other than with respect to any Affiliates of Carlyle, “special situations” or “opportunities”) or that is not a “Disqualified Lender” but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such Person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name or otherwise)) shall be required for any assignment unless (1) a

Specified Event of Default has occurred and is continuing at the time of such assignment (in each case, other than in the case of a proposed assignment to any Disqualified Lender) or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, in each case, that is not (I) a Disqualified Lender or (II) any Person that (X) manages or advises funds) that invests primarily (directly or indirectly, including through Affiliates) in distressed debt or “loan-to-own” investments (or, other than with respect to any Affiliates or Approved Funds of Carlyle, “special situations” or “opportunities”) or (Y) is not a “Disqualified Lender” but is known by the Borrower and such Lender, Affiliate of a Lender or an Approved Fund (as applicable) to be an Affiliate of a Disqualified Lender regardless of whether such Person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name or otherwise; provided that, except with respect to any Disqualified Lender (or with respect to any Person covered in clause (II) directly above), the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after receiving written notice of such proposed assignment;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 for each assignment (or group of affiliated or related assignments), which, for the avoidance of doubt, no such fee shall be owed or due by any Loan Party or any of its Subsidiaries and shall instead be owed by the assignee (except (w) such fee shall be payable by the Borrower to the extent set forth in Section 3.08, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) no processing and recordation fee shall be payable for assignments among Approved Funds or among any Lender and any of its Approved Funds and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire and all “know your customer” documents reasonably requested by the Administrative Agent or the Borrower pursuant to anti-money laundering rules and regulations;

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any Natural Person, (C) to any Disqualified Lender, or (D) to the Borrower or any their Subsidiaries and any such assignment in violation of this clause (v) shall be, at the Borrower’s option, declared (and shall thereafter automatically be) null and void; provided, that in connection with such assignments, each Lender shall make an inquiry to the Administrative Agent as to whether a potential assignee or prospective participant is a Disqualified Lender and upon such inquiry by any Lender to the Administrative Agent, the Administrative Agent shall be permitted to disclose to such inquiring Lender the list of Disqualified Lender s; provided further that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Lender; provided, further, that the Administrative Agent shall only disclose (verbally or in writing) the list of entities that are Disqualified Lenders to any any Lender upon written demand (provided, that, such Lender agrees to keep such information confidential and each Lender party to this Agreement (on or after the Closing Date) expressly acknowledges that the Disqualified Lenders list shall be treated as “Information” subject to the restrictions of Section 10.08 except to the extent disclosure thereof a is required in connection with a potential assignment);

(vi) [reserved];

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including the obligation to provide documentation under Section 3.01(h)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Lender) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). In connection with obtaining the Borrower’s consent to assignments in accordance with this clause (b), the Borrower shall be permitted to designate up to three additional individuals who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c), Section 10.07(m) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).

(d) Any Lender may at any time, without the consent of, or (subject to clause (iv) below) notice to, the Borrower, the Administrative Agent, sell participations to any Person (other than a Natural Person, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document unless otherwise agreed by the Borrower; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Borrower agrees that each

Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(h) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.02 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Lender or a Natural Person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a FRB or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.02 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.02 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such

Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any Rating Agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) [Reserved].

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent demonstrable error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no obligation to maintain the Participant Register.

(n) [reserved].

(o) Notwithstanding anything to the contrary herein, if any Loans are assigned or any participations are purchased or otherwise acquired by a Disqualified Lender in violation of Section 10.07(b) or (d)), then: (i) the Borrower may, at its sole option, expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent (provided that the Administrative Agent shall provide appropriate cooperation to effect this Section 10.07(o)), (I) (x) terminate any commitment of such Disqualified Lender and repay any applicable outstanding Loans (in the case of Loans, at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Lender paid to acquire such Loans or participation and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or accrued interest, and/or (y) require such Disqualified Lender to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)) or (II) (x) force the termination of any participation with respect to any Participant which is a Disqualified Lender or terminate any commitment of a Lender which has sold a participation to a Participant which is a Disqualified Lender and repay any applicable outstanding Loans of such Lender (in the case of Loans, at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Lender paid to acquire such participation in such Loans and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or accrued interest, and/or (y) require such Participant which is a Disqualified Lender to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)), (ii) no such Disqualified Lender shall (x) receive any information or reporting provided by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (iii) for purposes of voting, any Loans, Commitments or participations held by such Disqualified Lender shall be deemed not to be outstanding and such Disqualified Lender shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, in each case notwithstanding Section 10.01, (iv) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Disqualified Lender shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class so approves and (v) such Disqualified Lender shall not be entitled to any expense reimbursement or indemnification rights ordinarily afforded to Lenders or Participants hereunder or in any Loan Document and such Disqualified Lender shall be treated in all other respects as a Defaulting Lender. For the sake of clarity, the provisions in this Section 10.07(o) shall not apply to any Person that is an assignee of any Disqualified Lender so long as such assignee is not a Disqualified Lender.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, limited partners, managed accounts, investors, lenders, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority or self-regulatory authorities exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower in writing prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower) or if the Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) is advised of the confidential nature of such information and agrees to be bound by the terms of this Section (including as may be customarily and reasonably agreed in any confidential information memorandum or other marketing material), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made to any such Person that is a Disqualified Lender by (i) the Administrative Agent, Collateral Agent, TGC (in its capacity as a Lender) or their respective Affiliates or (ii) any Lender (or its Affiliates) who has knowledge that such Person is on the list of Disqualified Lenders (it being understood that prior to disclosing such information to a prospective Eligible Assignee or Participant, such Lender shall first ask the Administrative Agent if such Person is on the list of Disqualified Lenders) or, except as permitted in clause (f) above, any Person which the Borrower has declined to consent to the assignment of any Loans or Commitments; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); (k) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower) or if the contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor is advised of the confidential nature of such information and agrees to be bound by the terms of this Section), to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Lender); (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process; or (m) to the extent such Information becomes available to such Person on a non-confidential basis from a source other than the Borrower or on the Borrower’s behalf and not in violation of this Agreement or, to the knowledge of the applicable disclosing Agent or Lender, any confidentiality agreement or obligation owed to the Borrower. In addition, after the Borrower has filed its Form 8-K (or other filing with the SEC) publicly disclosing the Loans hereunder, customary tombstones used in pitchbooks (or similar lists) by the Administrative Agent or its Affiliates (as opposed to public announcements) providing the Borrower’s name, the size of the credit facility hereunder, and the Agents shall not require prior notice thereof to, or approval by, the Borrower.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender acknowledges that (i) the Information may include material non-public information concerning the Borrower or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information, (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws, and (iv) with respect to any Information provided by, or on behalf of, the Borrower, its Affiliates or any of its or their respective officers, directors, employees, attorneys, accountants, auditors, agents, representatives, consultants or advisors, promptly upon the request of the Borrower, it will (and it will make its Affiliates and its and their respective officers, directors, employees, attorneys, accountants, auditors, agents, representatives, consultants and advisors) return or destroy all such Information; provided that it may keep one copy for archival purposes as may be required by applicable Law but only for so long as such retention is required by such applicable Law.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders or the Administrative Agent (acting at the written direction of the Required Lenders), without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll, tax withholding or trust fund accounts, or other Excluded Accounts at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document (or Security Agreement), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Security Agreement) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.

Section 10.13 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Loans hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of funding of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or been terminated. The provisions of Sections 3.01, 3.05, 10.04, 10.05, 10.06 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE

WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower and its Subsidiaries and any Agent or Lender (or their respective Affiliates) is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Lender (or their respective Affiliates) has advised or is advising the Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Agents on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and Lenders and/or their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests and transactions to the Borrower or their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities . The Borrower acknowledges that each Agent and its Affiliates are full service securities firms engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the transactions contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower and its Affiliates or (iii) have other relationships with the Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation.

Section 10.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum of the Obligations due to any party hereunder or any or any holder of the Obligations owing hereunder (the “Applicable Creditor”) in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Creditor could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum of Obligations due from it to the Applicable Creditor hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the

“Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor to whom such Obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum of Obligations originally due to the Applicable Creditor in such currency, the Applicable Creditor agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”)

in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.25, the following terms have the following meanings:

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.26 Parallel Debt.

(a) Notwithstanding any other provision of this Agreement and solely for the purpose of ensuring and preserving the validity and continuity of certain of the Collateral Documents and subject, as provided below, each of the Loan Parties hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent or the Collateral Agent (aas applicable), as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each and any of the Secured Parties under any of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Guarantor, to preserve its entitlement to be paid that amount (the “Parallel Debt”).

(b) The Administrative Agent or the Collateral Agent (as applicable) shall have its own independent right to demand payment of the amounts payable by each Guarantor under the Loan Documents, irrespective of any discharge of such Guarantor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by a Loan Party to the Administrative Agent or the Collateral Agent (as applicable) under this Section 10.26 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent or the Collateral Agent (as applicable) has received (and is able to retain) payment in full of the corresponding amount thereunder.

(d) The rights of the Secured Parties (other than the Administrative Agent or the Collateral Agent, as applicable) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, but without duplication of, the rights of the Administrative Agent and the Collateral Agent (as applicable) to receive payment under this Section 10.26.

[Signatures Intentionally Omitted.]

EXHIBIT B

Warrants

(attached hereto)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [•]

(subject to adjustment)

Warrant No. [•]	Original Issue Date: June 5, 2025

iRobot Corporation, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 p.m. (New York City time) on June 5, 2035 (the “Termination Date”) but not thereafter, subject to the following terms and conditions.

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then an independent appraiser selected in good faith by the Holders representing a majority of the Warrant Shares underlying the Warrants then outstanding shall determine the fair market value of such security, and the fees and expenses of such independent appraiser shall be paid by the Company. The determination of the independent appraiser shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be The Nasdaq Global Select Market.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Trust Company, N.A., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

“Warrant Agent” means the Company and any successor appointed in such capacity pursuant to Section 14.

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2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause the Warrant Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, together with a written assignment of this Warrant substantially in the form attached hereto as Schedule 2 duly executed by the Holder, and payment for all applicable transfer taxes (if any) accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause the Warrant Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and on or before the Termination Date.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

(c) The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to issue such Warrant Shares shall terminate or (2) promptly honor its obligation to deliver to the Holder or its designee such Warrant Shares or credit the Holder’s or its designee’s balance account with DTC for such Warrant Shares and pay cash to the Holder in an amount equal to Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, and (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

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(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Except to the extent the Company has fully performed its obligations under the provisions of Section 5(b) with respect to a particular delivery failure, nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(d) The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the Holder’s submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status

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as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 5(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder in its sole discretion and at its option, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(d). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant and with respect to any Successor Entity (as defined in Section 9(d)), if applicable. For the avoidance of doubt, nothing in this Section 5(d) shall in any manner restrict or limit the Alternate Consideration that a Holder shall be entitled to receive pursuant to Section 9(d) upon the occurrence of a Fundamental Transaction, it being understood that if the Holder’s right to receive securities upon exercise of this Warrant in a Fundamental Transaction would result in the Holder exceeding the Beneficial Ownership Limitation (with respect to either the Company or any Successor Entity (as defined in Section 9(d)), then the Holder shall not be entitled to receive such securities in such Fundamental Transaction to such extent (or in the beneficial ownership of any shares of Common Stock (or other securities of a Successor Entity) as a result of such Fundamental Transaction to such extent) and the portion of such securities shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

6. Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. The Company shall pay all Transfer Agent fees required for same-day processing of any Exercise Notice and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity, if requested by the Company, but without any requirement that a surety bond be procured, provided or posted unless requested by a third-party transfer agent. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock or any other equity or equity equivalent securities, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines (including by way of reverse stock split) its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

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(b) Pro Rata Distributions. If, on or after the Original Issue Date and at any time while this Warrant is outstanding, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to receive such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Purchase Rights. If at any time on or after the Original Issue Date and at any time while this Warrant is outstanding, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then in each such case, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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Notwithstanding the foregoing provisions of Section 9(c), unless and until the Requisite Stockholder Approval is obtained, no adjustment pursuant to the foregoing paragraph will be made to the extent, but only to the extent, such adjustment would result in a violation of the Company of the stockholder approval contemplated by Nasdaq Listing Standard 5635(d) with respect to the issuance of shares of Common Stock upon exercise of the Warrants in excess of the limitations imposed by such rule. Unless and until the Requisite Stockholder Approval is obtained, the Company will not, without the prior written consent of Holders of a majority of the Warrant Shares underlying the Warrants then outstanding, effect any grant, issuance or sale of Purchase Rights, if the adjustment on account of any such grant, issuance or sale pursuant to the foregoing paragraph would be limited by the immediately preceding sentence. If the Requisite Stockholder Approval is obtained at any time after any adjustment is limited pursuant to the first sentence of this paragraph, then, effective as of the time such Requisite Stockholder Approval is obtained, the adjustment that would then be in effect assuming that the first sentence of this paragraph had not applied shall be permitted. “Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon exercise of the Warrants in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Stock Market LLC, such stockholder approval is no longer required for the Company to effect any adjustment pursuant to Section 9(c).

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly effects any sale, lease, license, assignment, transfer, conveyance or other disposition to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person), is completed pursuant to which holders of capital stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the outstanding voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires (i) more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (ii) more than 50% of the outstanding capital stock of the Company or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of

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Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (x) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (y) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) (the “Successor Entity”) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. In addition, the Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(d) pursuant to written agreements in connection with such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately prior to such Fundamental Transaction, and with an exercise price that applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. For purposes of any such exercise in connection with a Fundamental Transaction, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

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(e) Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated; provided, that the Company shall use its reasonable best efforts to inform the Holder of any Fundamental Transaction at least sixty (60) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

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X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock as of the Trading Day immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issuance Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares shall take on the characteristics of the Warrants being exercised and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 5(b) (with respect to the Buy-In remedy), Section 9(d) (Fundamental Transactions) and Section 11 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

12. Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(a) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

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(b) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

13. Notices. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, and will be delivered and addressed as follows:

(i) If to the Company, to:

iRobot Corporation

8 Crosby Drive

Bedford, MA 01730

Attention: Kevin Lanouette, General Counsel

Email: legal@irobot.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Gregg L. Katz

Email: GKatz@goodwinlaw.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

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14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant (including the enumeration herein of the rights or privileges of the Holder) shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Further Assurances.

(i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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(ii) The Company represents and warrants that, as of the date hereof, (i) the issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on a Trading Market; (ii) there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by any Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on any Trading Market, except as disclosed in the Company’s reports under the Exchange Act; and (iii) the Company has taken no action that is designed to terminate the registration of Common Stock under the Exchange Act.

(c) The Company has provided the Holder with a true and correct record of the number of: (i) issued and outstanding shares of Common Stock; (ii) issued and outstanding shares of preferred stock of the Company; and (iii) warrants, in each case as of June 4, 2025.

(d) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(e) Amendment and Waiver. The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(f) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(g) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY

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MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(h) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

(j) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable external attorneys’ fees of one counsel, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the Original Issue Date.

IROBOT CORPORATION

By:
Name:
Title:

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SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by iRobot Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder (i) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) will not beneficially own in excess of the number of shares of Common Stock permitted to be owned under Section 5(d) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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SCHEDULE 2

ASSIGNMENT FORM

[To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

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